FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-05

BANK 2026-BNK52

Free Writing Prospectus

Structural and Collateral Term Sheet

$749,750,703

(Approximate Total Mortgage Pool Balance)

$645,488,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

National Cooperative Bank, N.A.

Wells Fargo Bank, National Association

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-BNK52

June 9, 2026

MORGAN STANLEY	WELLS FARGO SECURITIES	BofA SECURITIES	J.P. MORGAN
Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
Academy Securities Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

BANK 2026-BNK52

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the Securities Investor Protection Corporation (“SIPC”) and the New York Stock Exchange (“NYSE”).

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the NYSE, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-2

BANK 2026-BNK52	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$12,080,000		30.000%	(7)	2.72	1 – 60	31.3%	33.0%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$18,255,000		30.000%	(7)	7.43	60 – 114	31.3%	33.0%
Class A-4(8)	AAAsf/AAA(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	31.3%	33.0%
Class A-5(8)	AAAsf/AAA(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	31.3%	33.0%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$498,584,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/A(high)(sf)	$146,904,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/AAA(sf)	$91,704,000	(8)	17.125%	(7)(8)	9.94	119 – 119	26.4%	39.1%
Class B(8)	AA-sf/AAA(sf)/AA(sf)	$31,161,000	(8)	12.750%	(7)(8)	9.94	119 – 119	25.1%	41.2%
Class C(8)	A-sf/NR/A(sf)	$24,039,000	(8)	9.375%	(7)(8)	9.94	119 – 119	24.2%	42.8%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(high)(sf)	$18,697,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BBB(low)(sf)	$14,245,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	B-sf/NR/BB(sf)	$8,013,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$25,820,167	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(sf)	$18,697,000		6.750%	(7)	9.94	119 – 119	23.5%	44.0%
Class E	BB-sf/NR/BB(high)(sf)	$14,245,000		4.750%	(7)	9.94	119 – 119	23.0%	45.0%
Class F	B-sf/NR/BB(low)(sf)	$8,013,000		3.625%	(7)	9.99	119 – 120	22.7%	45.5%
Class G	NR/NR/NR	$25,820,167		0.000%	(7)	10.02	120 – 120	21.9%	47.2%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$29,867,535.15	N/A	(14)	9.62	1 – 120	N/A	N/A
RR Interest(13)	NR/NR/NR	$7,620,000.00	N/A	(14)	9.62	1 – 120	N/A	N/A
(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). The Morningstar DBRS ratings shown in the table above may be issued by DBRS Limited, an NRSRO affiliated with DBRS, Inc. and part of the Morningstar DBRS group. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-3

BANK 2026-BNK52	Structural Overview

Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F and Class G certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $468,249,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $468,249,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4 trust component	$0 – $200,000,000	N/A – 9.65	N/A / 114 – 117
Class A-5 trust component	$268,249,000 – $468,249,000	9.74 – 9.80	114 – 119 / 117 – 119

(10)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

BANK 2026-BNK52	Structural Overview
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

BANK 2026-BNK52	Structural Overview

Issue Characteristics

Offered Certificates:	$645,488,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 17 principal balance classes (Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, National Cooperative Bank, N.A., Wells Fargo Bank, National Association and Bank of America, National Association
Rating Agencies:	Fitch, S&P and Morningstar DBRS
Master Servicers:	Trimont LLC and National Cooperative Bank, N.A.
Special Servicers:	CWCapital Asset Management LLC and National Cooperative Bank, N.A.
Trustee:	Deutsche Bank National Trust Company
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	An affiliate of Blackstone Real Estate Services LLC
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirement of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2026 (or, in the case of any mortgage loan that has its first due date after July 2026, the date that would have been its due date in July 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of June 8, 2026
Expected Closing Date:	July 7, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2026.
Rated Final Distribution Date:	The distribution date in May 2069
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2026-BNK52<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-6

BANK 2026-BNK52	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then up to an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

BANK 2026-BNK52	Structural Overview

Seventh, to the Class D, Class E, Class F and Class G certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-8

BANK 2026-BNK52	Structural Overview
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$91,704,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$31,161,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$24,039,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-9

BANK 2026-BNK52	Structural Overview

A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a)other than with respect to mortgage loans sold by National Cooperative Bank, N.A., the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500, and (b) with respect to mortgage loans sold by National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $2,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers, and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-10

BANK 2026-BNK52	Structural Overview

which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-11

BANK 2026-BNK52	Structural Overview

Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest) its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1, Class A-SB and Class D certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class E, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: One Dag and The Falls (prior to the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-12

BANK 2026-BNK52	Structural Overview

Passu Companion Loans” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to The Falls whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Marriott Anchorage Downtown, The Falls (following the securitization of the related lead servicing note), NOVA Retail 2-Pack and Sheraton Denver Downtown Hotel. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class F certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-13

BANK 2026-BNK52	Structural Overview

that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-14

BANK 2026-BNK52	Structural Overview

related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-15

BANK 2026-BNK52	Structural Overview

of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2026-BNK52 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by Wells Fargo Bank, National Association and (iii) a party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint each initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-16

BANK 2026-BNK52	Structural Overview

allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related pari passu companion loan

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2026-BNK52 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing within 30 days of notice of such resignation, upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

BANK 2026-BNK52	Structural Overview
servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated
Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

BANK 2026-BNK52	Structural Overview
Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK 2026-BNK52	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	19	27	$309,452,621	41.3%
JPMorgan Chase Bank, National Association	3	4	$152,400,000	20.3%
National Cooperative Bank, N.A.(2)	41	41	$137,150,852	18.3%
Wells Fargo Bank, National Association	4	4	$97,047,230	12.9%
Bank of America, National Association	3	3	$53,700,000	7.2%
Total:	70	79	$749,750,703	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$749,750,703
Number of Mortgage Loans:	70
Average Cut-off Date Balance per Mortgage Loan:	$10,710,724
Number of Mortgaged Properties:	79
Average Cut-off Date Balance per Mortgaged Property:	$9,490,515
Weighted Average Mortgage Rate:	6.2187%
% of Pool Secured by 5 Largest Mortgage Loans:	37.0%
% of Pool Secured by 10 Largest Mortgage Loans:	57.1%
% of Pool Secured by ARD Loans(3):	0.0%
Weighted Average Original Term to Maturity (months)(3):	120
Weighted Average Remaining Term to Maturity (months)(3):	117
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	6.3%
% of Pool Secured by Refinance Loans:	75.9%
% of Pool Secured by Acquisition Loans:	15.7%
% of Pool Secured by Acquisition/Refinance Loans:	5.1%
% of Pool Secured by Recapitalization Loans:	3.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	30.3%
% of Pool with Mezzanine Mortgage Debt:	10.0%
% of Pool with Subordinate Debt(4):	0.0%

Credit Statistics(5)(6)
Weighted Average UW NOI DSCR:	3.28x
Weighted Average UW NOI Debt Yield:	21.9%
Weighted Average UW NCF DSCR:	3.16x
Weighted Average UW NCF Debt Yield:	21.1%
Weighted Average Cut-off Date LTV Ratio(7):	47.2%
Weighted Average Maturity Date LTV Ratio(3)(7):	45.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK 2026-BNK52	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(8):	364
Weighted Average Remaining Amortization Term (months)(8):	361
% of Pool Interest Only through Maturity:	63.9%
% of Pool Amortizing Balloon:	25.7%
% of Pool Interest Only, Amortizing Balloon:	10.4%

Lockboxes
% of Pool with Hard Lockboxes:	47.1%
% of Pool with No Lockboxes:	26.8%
% of Pool with Springing Lockboxes:	23.6%
% of Pool with Soft Lockboxes:	2.5%

Reserves
% of Pool Requiring Tax Reserves:	79.0%
% of Pool Requiring Insurance Reserves:	24.1%
% of Pool Requiring Replacement Reserves:	62.8%
% of Pool Requiring TI/LC Reserves(9):	71.3%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	62.8%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	18.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	14.7%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.3%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2026.
(2)	Thirty-seven (37) of the forty-one (41) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.
(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(4)	Thirty-three (33) of the mortgage loans, each of which is secured by a residential cooperative property, currently have either (i) subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) or (ii) a subordinate wraparound mortgage to the related mortgage borrower that is currently held by the cooperative sponsor (such loan, the “Subordinate Wrap Mortgage”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs, Subordinate Wrap Mortgage and/or future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of the Ansley South Cooperative, Inc. Mortgage Loan. In the case of the residential cooperative properties securing the Ansley South Cooperative, Inc. Mortgage Loan, the LTV ratio calculations for such mortgage loan are determined as if such residential cooperative property is operated as a market rate multifamily rental property.
(7)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(8)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(9)	Excludes multifamily, self storage, manufactured housing, and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK 2026-BNK52	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	One Dag	New York	NY	Office	$74,900,000	9.99%	817,136	$214.16	1.59x	13.6%	60.5%	57.1%
2	MSMCH	Courtyard by Marriott Seattle Bellevue Downtown	Bellevue	WA	Hospitality	$54,000,000	7.2%	253	$213,438.74	1.97x	14.5%	54.5%	54.5%
3	MSMCH	10 Union Square East	New York	NY	Retail	$53,500,000	7.1%	58,049	$921.64	2.01x	11.5%	38.8%	38.8%
4	WFB	Marriott Anchorage Downtown	Anchorage	AK	Hospitality	$49,747,230	6.6%	392	$317,265.49	1.77x	15.9%	57.3%	45.4%
5	JPMCB	The Falls	Miami	FL	Retail	$45,500,000	6.1%	711,447	$182.73	1.83x	13.6%	62.1%	62.1%
6	MSMCH	The Offices at Park Lane	Dallas	TX	Office	$38,000,000	5.1%	354,682	$107.14	2.34x	17.0%	54.9%	54.9%
7	BANA	St. Vincent Jewelry Center	Los Angeles	CA	Mixed Use	$32,000,000	4.3%	356,174	$89.84	4.71x	29.8%	28.4%	28.4%
8	JPMCB	NOVA Retail 2-Pack	Various	VA	Retail	$32,000,000	4.3%	840,643	$196.28	1.39x	9.2%	70.3%	70.3%
9	WFB	Sheraton Denver Downtown Hotel	Denver	CO	Leased Fee	$25,000,000	3.3%	191,437	$940.26	1.29x	8.2%	76.6%	76.6%
10	MSMCH	SoCal Self Storage Hollywood	Los Angeles	CA	Self Storage	$23,700,000	3.2%	90,568	$261.68	2.57x	14.3%	39.5%	39.5%
		Total/Wtd. Avg.				$428,347,230	57.1%			2.06x	14.6%	54.4%	52.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK 2026-BNK52	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	One Dag	$74,900,000	$100,100,000	$175,000,000	BANK 2026-BNK52	Trimont LLC	CWCapital	Blackstone	1.59x	13.6%	60.5%
4	WFB	Marriott Anchorage Downtown	$49,747,230	$74,620,844	$124,368,074	WFCM 2026-C66	Trimont LLC	LNR	Prime	1.77x	15.9%	57.3%
5	JPMCB	The Falls	$45,500,000	$84,500,000	$130,000,000	(2)	(2)	(2)	(2)	1.83x	13.6%	62.1%
8	JPMCB	NOVA Retail 2-Pack	$32,000,000	$133,000,000	$165,000,000	WFCM 2026-C66	Trimont LLC	LNR	Prime	1.39x	9.2%	70.3%
9	WFB	Sheraton Denver Downtown Hotel	$25,000,000	$155,000,000	$180,000,000	BANK 2025-BNK51	Trimont LLC	Rialto	Rialto	1.29x	8.2%	76.6%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Falls controlling companion loan is currently held by Deutsche Bank AG, New York Branch. The Falls whole loan will be serviced pursuant to the BANK 2026-BNK52 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1	JPMCB	One Dag	$74,900,000	$214.16	$40,000,000	1.59x	13.6%	60.5%	1.20x	11.1%	74.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK 2026-BNK52	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
4	WFB	Marriott Anchorage Downtown	Anchorage	AK	Hospitality	$49,747,230	6.6%	392	$317,265.49	1.77x	15.9%	57.3%	45.4%	WFCM 2015-P2, CGCMT 2015-GC35
5	JPMCB	The Falls	Miami	FL	Retail	$45,500,000	6.1%	711,447	$182.73	1.83x	13.6%	62.1%	62.1%	MSC 2016-UB12, WFCM 2016-NXS6, GSMS 2016-GS3
9	WFB	Sheraton Denver Downtown Hotel	Denver	CO	Leased Fee	$25,000,000	3.3%	191,437	$940.26	1.29x	8.2%	76.6%	76.6%	CGCMT 2016-GC37 / CGCMT 2016-GC36
10	MSMCH	SoCal Self Storage Hollywood	Los Angeles	CA	Self Storage	$23,700,000	3.2%	90,568	$261.68	2.57x	14.3%	39.5%	39.5%	WFCM 2016-LC4
12	BANA	Targhee Place	Alpine	WY	Multifamily	$18,450,000	2.5%	77	$239,610.39	1.41x	8.9%	66.8%	66.8%	BMARK 2019-B12
16	WFB	Ward's Crossing	Lynchburg	VA	Retail	$14,800,000	2.0%	80,898	$182.95	1.32x	9.5%	72.5%	72.5%	WFCM 2016-C34
17	MSMCH	SoCal Self Storage Pasadena	Pasadena	CA	Self Storage	$12,000,000	1.6%	81,560	$147.13	2.83x	15.3%	39.9%	39.9%	WFCM 2016-C35
18	MSMCH	SoCal Self Storage Northridge	Los Angeles	CA	Self Storage	$11,700,000	1.6%	76,894	$152.16	2.60x	14.5%	43.7%	43.7%	WFCM 2016-BNK1
19	MSMCH	SoCal Self Storage Rancho Santa Margarita	Rancho Santa Margarita	CA	Self Storage	$10,000,000	1.3%	59,269	$168.72	2.87x	15.8%	37.5%	37.5%	WFCM 2016-BNK1
20	NCB	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	Bronx	NY	Multifamily	$8,500,000	1.1%	107	$79,439.25	4.34x	26.8%	22.0%	22.0%	WFCM 2016-C35
21	WFB	East Street Trading Center	Frederick	MD	Industrial	$7,500,000	1.0%	165,926	$45.20	1.57x	11.9%	50.3%	50.3%	WFCM 2016-C35
26	MSMCH	SoCal Self Storage Camarillo	Camarillo	CA	Self Storage	$6,700,000	0.9%	45,925	$145.89	2.32x	13.7%	46.5%	46.5%	WFCM 2016-BNK1
39	NCB	College Gardens Cooperative, Inc.	Bronx	NY	Multifamily	$3,989,527	0.5%	119	$33,525.43	8.36x	63.6%	15.3%	13.2%	BANK 2018-BNK13
53	NCB	Ridge Apartments Owners Corp.	Flushing	NY	Multifamily	$2,246,338	0.3%	64	$35,099.03	6.18x	47.7%	9.9%	8.5%	WFCM 2016-C35
54	NCB	Stewart Franklin Owners Corp.	Garden City	NY	Multifamily	$2,142,080	0.3%	38	$56,370.52	7.45x	54.1%	9.8%	8.3%	WFCM 2016-C33
57	NCB	Ipswich House, Inc.	Great Neck	NY	Multifamily	$1,695,038	0.2%	49	$34,592.61	11.17x	80.3%	6.8%	5.8%	WFCM 2016-C35
64	NCB	River Road Apartment Corp.	Yonkers	NY	Multifamily	$1,195,658	0.2%	59	$20,265.38	8.93x	66.1%	11.5%	9.8%	WFCM 2016-C33
65	NCB	Ansley South Cooperative, Inc.	Atlanta	GA	Multifamily	$1,048,283	0.1%	54	$19,412.65	6.93x	53.9%	10.9%	9.4%	WFCM 2016-C33
						$245,914,152	32.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of the Ansley South Cooperative, Inc. Mortgage Loan. In the case of the residential cooperative properties securing the Ansley South Cooperative, Inc. Mortgage Loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK 2026-BNK52	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	44	$184,000,852	24.5%	6.0674%	6.70x	45.9%	24.4%	23.5%
Cooperative	42	$144,350,852	19.3%	6.0701%	8.11x	55.8%	13.7%	12.5%
Mid Rise	1	$21,200,000	2.8%	5.9500%	1.72x	10.6%	60.6%	60.6%
Garden	1	$18,450,000	2.5%	6.1810%	1.41x	8.9%	66.8%	66.8%
Retail	5	$145,800,000	19.4%	6.2403%	1.75x	11.4%	56.4%	56.4%
Anchored	5	$145,800,000	19.4%	6.2403%	1.75x	11.4%	56.4%	56.4%
Office	4	$128,345,469	17.1%	6.5947%	1.81x	14.6%	58.5%	55.5%
CBD	1	$74,900,000	10.0%	6.7607%	1.59x	13.6%	60.5%	57.1%
Suburban	3	$53,445,469	7.1%	6.3621%	2.13x	16.0%	55.7%	53.4%
Hospitality	2	$103,747,230	13.8%	6.5333%	1.87x	15.2%	55.8%	50.1%
Select Service	1	$54,000,000	7.2%	6.6000%	1.97x	14.5%	54.5%	54.5%
Full Service	1	$49,747,230	6.6%	6.4610%	1.77x	15.9%	57.3%	45.4%
Self Storage	13	$82,100,000	11.0%	5.5262%	2.43x	13.7%	42.6%	42.6%
Self Storage	13	$82,100,000	11.0%	5.5262%	2.43x	13.7%	42.6%	42.6%
Mixed Use	1	$32,000,000	4.3%	5.9580%	4.71x	29.8%	28.4%	28.4%
Office/Retail	1	$32,000,000	4.3%	5.9580%	4.71x	29.8%	28.4%	28.4%
Industrial	2	$25,932,153	3.5%	6.1910%	1.54x	11.8%	60.0%	53.3%
Flex	2	$25,932,153	3.5%	6.1910%	1.54x	11.8%	60.0%	53.3%
Leased Fee	1	$25,000,000	3.3%	6.2760%	1.29x	8.2%	76.6%	76.6%
Leased Fee	1	$25,000,000	3.3%	6.2760%	1.29x	8.2%	76.6%	76.6%
Manufactured Housing	7	$22,825,000	3.0%	6.5819%	1.52x	10.4%	65.2%	64.7%
Manufactured Housing	5	$17,825,000	2.4%	6.5684%	1.52x	10.4%	64.2%	63.6%
Manufactured Housing/RV Park	2	$5,000,000	0.7%	6.6300%	1.51x	10.2%	68.6%	68.6%
Total/Wtd. Avg.	79	$749,750,703	100.0%	6.2187%	3.16x	21.9%	47.2%	45.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of the Ansley South Cooperative, Inc. Mortgage Loan. In the case of the residential cooperative properties securing the Ansley South Cooperative, Inc. Mortgage Loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK 2026-BNK52	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	43	$271,702,569	36.2%	6.1643%	5.12x	35.5%	31.5%	30.0%
California	10	$105,950,000	14.1%	5.7144%	3.17x	18.9%	39.2%	39.2%
California – Southern(2)	7	$98,200,000	13.1%	5.6421%	3.30x	19.5%	37.3%	37.3%
California – Northern(2)	3	$7,750,000	1.0%	6.6300%	1.62x	11.0%	64.1%	64.1%
Washington	1	$54,000,000	7.2%	6.6000%	1.97x	14.5%	54.5%	54.5%
Alaska	1	$49,747,230	6.6%	6.4610%	1.77x	15.9%	57.3%	45.4%
Virginia	3	$46,800,000	6.2%	6.2638%	1.37x	9.3%	71.0%	71.0%
Florida	1	$45,500,000	6.1%	6.9809%	1.83x	13.6%	62.1%	62.1%
Texas	2	$38,000,000	5.1%	6.4300%	2.34x	17.0%	54.9%	54.9%
Maryland	2	$28,700,000	3.8%	6.1293%	1.68x	10.9%	57.9%	57.9%
Colorado	2	$27,900,000	3.7%	6.3128%	1.31x	8.4%	76.0%	76.0%
Indiana	9	$24,825,000	3.3%	5.9742%	1.64x	10.2%	54.3%	54.3%
Wyoming	1	$18,450,000	2.5%	6.1810%	1.41x	8.9%	66.8%	66.8%
North Carolina	1	$18,432,153	2.5%	6.0100%	1.53x	11.8%	63.9%	54.5%
Missouri	1	$15,445,469	2.1%	6.1950%	1.60x	13.4%	57.8%	49.6%
Mississippi	1	$3,250,000	0.4%	6.6490%	1.18x	9.2%	57.5%	54.3%
Georgia	1	$1,048,283	0.1%	6.4900%	6.93x	53.9%	10.9%	9.4%
Total/Wtd. Avg.	79	$749,750,703	100.0%	6.2187%	3.16x	21.9%	47.2%	45.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of the Ansley South Cooperative, Inc. Mortgage Loan. In the case of the residential cooperative properties securing the Ansley South Cooperative, Inc. Mortgage Loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK 2026-BNK52	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
996,486 - 5,000,000	40	107,932,871	14.4
5,000,001 - 10,000,000	12	83,442,982	11.1
10,000,001 - 20,000,000	7	108,827,621	14.5
20,000,001 - 40,000,000	6	171,900,000	22.9
40,000,001 - 50,000,000	2	95,247,230	12.7
50,000,001 - 74,900,000	3	182,400,000	24.3
Total:	70	$749,750,703	100.0%
Min: $996,486 Max: $74,900,000 Avg: $10,710,724

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	43	271,702,569	36.2
California	10	105,950,000	14.1
California – Southern(3)	7	98,200,000	13.1
California – Northern(3)	3	7,750,000	1.0
Washington	1	54,000,000	7.2
Alaska	1	49,747,230	6.6
Virginia	3	46,800,000	6.2
Florida	1	45,500,000	6.1
Texas	2	38,000,000	5.1
Maryland	2	28,700,000	3.8
Colorado	2	27,900,000	3.7
Indiana	9	24,825,000	3.3
Wyoming	1	18,450,000	2.5
North Carolina	1	18,432,153	2.5
Missouri	1	15,445,469	2.1
Mississippi	1	3,250,000	0.4
Georgia	1	1,048,283	0.1
Total:	79	$749,750,703	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	44	184,000,852	24.5
Cooperative	42	144,350,852	19.3
Mid Rise	1	21,200,000	2.8
Garden	1	18,450,000	2.5
Retail	5	145,800,000	19.4
Anchored	5	145,800,000	19.4
Office	4	128,345,469	17.1
CBD	1	74,900,000	10.0
Suburban	3	53,445,469	7.1
Hospitality	2	103,747,230	13.8
Select Service	1	54,000,000	7.2
Full Service	1	49,747,230	6.6
Self Storage	13	82,100,000	11.0
Self Storage	13	82,100,000	11.0
Mixed Use	1	32,000,000	4.3
Office/Retail	1	32,000,000	4.3
Industrial	2	25,932,153	3.5
Flex	2	25,932,153	3.5
Leased Fee	1	25,000,000	3.3
Leased Fee	1	25,000,000	3.3
Manufactured Housing	7	22,825,000	3.0
Manufactured Housing	5	17825000	2.4
Manufactured Housing/RV Park	2	5,000,000	0.7
Total:	79	$749,750,703	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.2900 - 5.9999	17	229,171,421	30.6
6.0000 - 6.2499	24	148,896,988	19.9
6.2500 - 6.4999	17	156,735,956	20.9
6.5000 - 6.9809	12	214,946,338	28.7
Total:	70	$749,750,703	100.0%
Min: 5.2900% Max: 6.9809% Wtd Avg: 6.2187%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	69	724,750,703	96.7
121	1	25,000,000	3.3
Total:	70	$749,750,703	100.0%
Min: 120 mos. Max: 121 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
114	6	37,750,000	5.0
115	1	21,200,000	2.8
116	15	164,196,753	21.9
117	19	209,559,947	28.0
118	14	73,858,324	9.9
119	14	211,185,679	28.2
120	1	32,000,000	4.3
Total:	70	$749,750,703	100.0%
Min: 114 mos. Max: 120 mos. Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	478,875,000	63.9
300	1	49,747,230	6.6
360	28	188,161,946	25.1
480	10	32,966,527	4.4
Total:	70	$749,750,703	100.0%
Min: 300 mos. Max: 480 mos. Wtd Avg: 364 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	478,875,000	63.9
296	1	49,747,230	6.6
356 – 359	26	110,011,946	14.7
360	2	78,150,000	10.4
476 - 479	10	32,966,527	4.4
Total:	70	$749,750,703	100.0%
Min: 296 mos. Max: 479 mos. Wtd Avg: 361 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	19	309,452,621	41.3
JPMCB	3	152,400,000	20.3
NCB	41	137,150,852	18.3
WFB	4	97,047,230	12.9
BANA	3	53,700,000	7.2
Total:	70	$749,750,703	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	478,875,000	63.9
Amortizing Balloon	37	192,725,703	25.7
Interest Only, Amortizing Balloon	2	78,150,000	10.4
Total:	70	$749,750,703	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.5 - 20.0	34	101,994,915	13.6
20.1 - 40.0	13	173,555,937	23.1
40.1 - 60.0	9	204,342,698	27.3
60.1 - 70.0	10	195,157,153	26.0
70.1 - 76.6	4	74,700,000	10.0
Total:	70	$749,750,703	100.0%
Min: 2.5% Max: 76.6% Wtd Avg: 47.2%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.3 - 20.0	36	114,977,921	15.3
20.1 - 40.0	11	160,572,931	21.4
40.1 - 60.0	11	297,674,851	39.7
60.1 - 70.0	8	101,825,000	13.6
70.1 - 76.6	4	74,700,000	10.0
Total:	70	$749,750,703	100.0%
Min: 2.3% Max: 76.6% Wtd Avg: 45.4%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.18 - 1.39	4	75,050,000	10.0
1.40 - 1.74	13	193,502,621	25.8
1.75 - 1.99	3	149,247,230	19.9
2.00 - 2.99	7	155,600,000	20.8
3.00 - 4.99	14	94,844,543	12.7
5.00 - 32.21	29	81,506,309	10.9
Total:	70	$749,750,703	100.0%
Min: 1.18x Max: 32.21x Wtd Avg: 3.16x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.2 - 10.0	6	96,400,000	12.9
10.1 - 12.0	10	135,307,153	18.0
12.1 - 14.0	4	142,545,469	19.0
14.1 - 15.0	3	89,400,000	11.9
15.1 - 20.0	4	109,747,230	14.6
20.1 - 233.6	43	176,350,852	23.5
Total:	70	$749,750,703	100.0%
Min: 8.2% Max: 233.6% Wtd Avg: 21.9%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of the Ansley South Cooperative, Inc. Mortgage Loan. In the case of the residential cooperative properties securing the Ansley South Cooperative, Inc. Mortgage Loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Upper East Side
Lenox Hill
MANHATTAN
East Side
Murray Hill
One Dag
885 Second Avenue
New York, NY 10017
East River
Roosevelt Island
Queens-Midtown Tunnel
Queensboro Bridge
FDR Drive
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
Four Seasons Hotel
432 Park Avenue
150 East 57th St
Concorde Hotel NY
The Bristol
Citigroup Center
Lever House
399 Park
Lipstick Building
The Sutton
599 Lexington Avenue
875 Third
Consulate General of Hungary
345 Park
Beekman Hill
Lotte NY Palace
The Kimberly Hotel
Consulate General of South Africa
Pod 51
The Benjamin
Royal Sonesta New York
ITT Building
Waldorf Astoria
Consulate General of Germany
The Beekman Tower
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
British Consulate General NY
Consulate of the Republic of Singapore
860 UN Plaza
270 Park Avenue
The Lexington Hotel
Roger Smith Hotel
Japan Society
Consulate General of Estonia
383 Madison
245 Park Avenue
485 Lexington
United Nations Visitor Centre
Hotel Boutique at Grand Central
2 Grand Central Tower
EVEN Hotel New York
Millennium Hilton NY One UN Plaza
UNITED NATIONS
MetLife Building
450 Lexington Avenue
Fitzpatrick Grand Central
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Hampton Inn Manhattan Grand Central
Grand Central Terminal
Hyatt Grand Central NY
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
The Chemists' Club Hotel
Consulate General of Australia
The Westin NY Grand Central
Daily News
Westgate NY Grand Central
Consulate General of Switzerland
The William Hotel
Pod 39
Consulate General of Poland
The Shelburne Sonesta New York
Consulate General of Romania
The Kitano New York
The Morgan Library & Museum
Yeshiva Univ. Stern College for Women
Consulate General of El Salvador
St. Vartan's Park
LEXINGTON/ 59TH ST
53RD ST
51ST ST/ LEXINGTON
495
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Williamsburg
Hoboken
Greenwich Village
Hudson River
Little Italy
SoHo
NEW JERSEY
Chelsea
Lower East Side
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Mortgage Loan No. 1 – One Dag

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	New York, NY 10017
Original Balance(1):	$74,900,000			General Property Type:	Office
Cut-off Date Balance(1):	$74,900,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.99%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1972/2005
Borrower Sponsor:	601W Companies LLC			Size:	817,136 SF
Guarantor:	Mark Karasick and Michael Silberberg			Cut-off Date Balance PSF(1)(7):	$214
Mortgage Rate:	6.7607%			Maturity Date Balance PSF(1)(7):	$202
Note Date:	6/5/2026			Property Manager(8):	Rockhill Management, L.L.C.
Maturity Date:	6/6/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term(2):	360 months			UW NOI(7)(9)(10):	$23,866,532
IO Period:	60 months			UW NCF(7)(9)(10):	$21,751,696
Seasoning:	1 month			UW NOI Debt Yield(1)(7):	13.6%
Prepayment Provisions(3):	L(25),D(90),O(6)			UW NCF Debt Yield(1)(7):	12.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1)(7):	14.4%
Additional Debt Type(1):	Pari Passu/Mezzanine			UW NCF DSCR(1)(7):	1.59x (P&I) 1.81x (IO)
Additional Debt Balance(1):	$100,100,000/$40,000,000			Most Recent NOI(9):	$18,418,055 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(11):	$17,815,677 (12/31/2025)
Reserves(4)				3rd Most Recent NOI(11):	$21,739,455 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy(10):	70.4% (5/1/2026)
RE Taxes:	$6,203,117	$1,092,832	NAP	2nd Most Recent Occupancy:	75.0% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	70.9% (12/31/2024)
Replacement Reserve(5):	$1,566,273	$17,024	$1,000,000	Appraised Value (as of)(12):	$289,480,209 (4/15/2026)
TI/LC Reserve(6):	$5,000,000	$187,260	$11,235,620	Appraised Value PSF:	$354
Lease Renewal Holdback(7):	$25,000,000	$0	NAP	Cut-off Date LTV Ratio(1)(7)(12):	60.5%
Other Reserves:	$54,945,177	$0	NAP	Maturity Date LTV Ratio(1)(7)(12):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$175,000,000	55.9%	Purchase Price(13):	$212,790,012	68.0%
Mezzanine Loan Amount:	$40,000,000	12.8%	Upfront Reserves:	$67,714,567	21.6%
Borrower Sponsor Equity:	$97,915,283	31.3%	Lease Renewal Holdback:	$25,000,000	8.0%
			Closing Costs:	$7,410,704	2.4%
Total Sources:	$312,915,283	100.0%	Total Uses:	$312,915,283	100.0%

(1)	The One Dag Mortgage Loan (as defined below) is part of the One Dag Whole Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal Cut-off Date balance of the promissory notes comprising the One Dag Whole Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan (as defined below) are $263, $251, 11.1%, 10.1%, 11.6%, 1.20x, 74.3% and 70.9%, respectively.
(2)	Payments on the One Dag Whole Loan will be interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360 month schedule and the sum of the One Dag Whole Loan and the One Dag Mezzanine Loan with all amortization allocated to the One Dag Whole Loan. The One Dag Mezzanine Loan will be interest only for the entirety of the loan term. For further information, please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization of Principal” in the prospectus.
(3)	Defeasance of the One Dag Whole Loan is permitted at any time after the earlier to occur of (a) July 6, 2029, and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One Dag Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in July 2026. The actual defeasance lockout period my be longer.
(4)	See “Escrows and Reserves”.
(5)	Replacement Reserve cap excludes the initial deposit of $1,566,273.
(6)	TI/LC Reserve cap of $11,235,620 applies upon the achievement of the One Dag Total Debt Debt Yield (as defined below) and the One Dag Whole Loan Debt Yield (as defined below) of 9.3% and 11.4257%, respectively.
(7)	UW NOI and NCF are inclusive of rental income and related reimbursements for two tenants, The Kingdom of Sweden (“Sweden”) and The Republic of Chile (“Chile”), for which renewal leases are out for signature, though not yet executed. The One Dag Whole Loan is structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, to be held until such time Sweden and Chile have executed their respective leases within 120 days of closing, among other conditions. See “Escrows and Reserves” for additional conditions to be satisfied for disbursement of such funds in the event either lease is not renewed within such 120-day period. Sweden and Chile remain in occupancy and paying rent with lease expirations in August 2026 and June 2026, respectively. Excluding income associated with the Sweden and Chile renewals, the One Dag Whole Loan, net of the related holdback reserve, results in a Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $184, $172, 13.8%, 12.4%, 14.7%, 51.8% and 48.5%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the total debt, net of the holdback reserve and excluding the income associated with the Sweden and Chile renewals, are $233, $221, 10.9%, 9.8%, 11.5%, 65.6% and 62.3%, respectively. In the event that Sweden and Chile do not execute their respective leases, the One Dag Whole Loan results in an UW NCF DSCR of 1.36x and the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan results in a UW NCF DSCR of 1.03x. We cannot assure you whether such leases will be signed on such expected terms or at all.
(8)	The Property Manager, Rockhill Management, L.L.C., is also the seller of the One Dag Property (as defined below). In connection with the sale of the One Dag Property, a portion of the previously outstanding secured debt was forgiven by the prior lender. For further information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” the prospectus.
(9)	The increase from Most Recent NOI to UW NOI is primarily attributed to burn off of free rent associated with recently executed leases.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%
(10)	UW NOI, UW NCF and Most Recent Occupancy exclude Sloan Kettering Memorial Hospital (115,485 SF or 14.1% NRA) which is expected to vacate upon lease expiration in June 2026. For purposes of lender underwriting, Sloan Kettering Memorial Hospital is considered vacant, despite remaining in physical occupancy and paying rent.
(11)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to free rent associated with recently executed leases.
(12)	Appraised value is based on the “As Is (Funded Reserve)” value as of April 15, 2026, reflecting a an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for RE Taxes, (ii) $1,566,273 for Replacement Reserves, (iii) $5,000,000 for TI/LC Reserves, and (iv) $54,945,177 for outstanding lease obligations. The appraisal concluded an “As Is” value as of April 1, 2026, for the One Dag Property of $225,000,000, which results in a One Dag Whole Loan Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.8% and 73.5%, respectively, and 95.6% and 91.2%, respectively, based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are subject to certain extraordinary assumptions including the Sweden and Chile leases having been executed.
(13)	The borrower sponsor acquired the One Dag Property for a gross purchase price of $265,250,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $54,945,177 for outstanding lease obligations, the outstanding portion of which was reserved at origination.

The Mortgage Loan. The largest mortgage loan (the “One Dag Mortgage Loan”) is part of a whole loan (the “One Dag Whole Loan”) evidenced by three pari passu promissory notes with an aggregate outstanding balance of $175,000,000 secured by the borrower’s fee interest in an 817,136 SF office property in New York, New York (the “One Dag Property”). The controlling Note A-1 with an original principal balance of $74,900,000, represents the One Dag Mortgage Loan and will be contributed to the BANK 2026-BNK52 securitization trust. The remaining Notes A-2 and A-3 are currently held by JPMorgan Chase Bank National Association (“JPMCB”) and are expected to be contributed to one or more future securitization transactions. JPMCB originated an additional $40,000,0000 mezzanine loan (the “One Dag Mezzanine Loan”), which is expected to be sold to a third-party.

The relationship between the holders of the One Dag Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The One Dag Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the One Dag Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$74,900,000	$74,900,000	BANK 2026-BNK52	Yes
A-2(1)	$60,100,000	$60,100,000	JPMCB	No
A-3(1)	$40,000,000	$40,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the One Dag Whole Loan is One Dag Owner LP, a Delaware limited partnership. The borrower sponsor is the 601W Companies LLC (“601W”). Mark Karasick and Michael Silberberg, the principals of 601W, are the non-recourse carve-out guarantors.

The borrower sponsor, 601W, is a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia.

The Property. Located in the UN District of Midtown Manhattan, the One Dag Property is a Class A, 49-story (with three lower levels), 817,136 SF office tower with ground floor retail located along Second Avenue between East 47th and 48th Streets, within walking distance of the United Nations headquarters. Originally constructed in 1972, the One Dag Property has remained under continuous institutional ownership and has been thoughtfully maintained. Most recently, the prior owner invested approximately $20 million in 2015 to enhance the lobby and modernize core building systems. In connection with the acquisition, an additional approximately $1.6 million was reserved to be allocated toward future capital investments.

The One Dag Property features a gallery-like, modern sculptural lobby with an on-site café, a flagship retail concourse and a welcoming adjoining plaza. Building amenities include high-speed elevators, 227 on-site parking spaces, dedicated conference facilities and unobstructed panoramic views from the upper floors, positioning the One Dag Property as a desirable office destination within Midtown Manhattan, and more specifically, the UN district.

Due to its proximity to the United Nations headquarters, the One Dag Property is a sought-after location for international organizations and diplomatic missions. Political and/or diplomatic tenants occupy approximately 82.5% of the One Dag Property’s total occupied square footage and maintain a weighted average tenure of 17.6 years, with several international tenants in-place for over 30 years, underscoring the durability of the tenant base and the strategic importance of the location. The rent roll also benefits from strong credit quality, with 15 investment-grade tenants comprising 56.0% of occupied NRA and maintaining a remaining weighted average lease term of 10.7 years. The One Dag Property has experienced notable leasing momentum, with approximately 169,949 SF, or 20.8% of NRA, executed since May 2024. If executed, the Sweden and Chile leases (currently out for signature), would constitute an additional 33,674 SF (4.1% of NRA) in renewal leasing, which would further support near-term occupancy and stability. We cannot assure you whether such leases will be signed on such expected terms or at all.

Retail space accounts for approximately 5.1% of NRA, comprising of two flagship quality retail boxes at grade and below grade level, recently leased to LA Fitness and Whole Foods, each through 2041. Both tenants are currently in the process of building out their spaces and are expected to open in the fall of 2026. LA Fitness will operate its premises under its Club Studio luxury fitness concept, offering boutique-style classes – including HIIT, yoga, pilates and boxing – along with high-end amenities such as recovery labs, cryotherapy and steam rooms. The addition of Whole Foods and a high-end fitness offering is expected to function as a convenient on-site amenity, which is anticipated to enhance the overall tenant experience and competitive positioning of the One Dag Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Major Tenants.

The United Nations (112,832 SF, 13.8% of NRA, 18.9% of UW Rent). Founded in 1945, The United Nations is an international organization with the primary mandate of maintaining international peace and security. Comprised of 193 member states, The United Nations is a specialized, non-profit entity that provides a platform for diplomacy to solve global challenges. The United Nations has maintained a presence at the One Dag Property since 2004 through a series of renewals and expansions, most recently in 2021. The United Nations’ lease expires in December 2031. The United Nations’ lease contains one, ten-year extension option and one termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises (such selected premises, the “Termination Premises”) at the United Nations’ option, which if exercised would become effective in as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the selected Termination Premises.

The Federal Republic of Germany (73,252 SF, 9.0% of NRA, 14.9% of UW Rent). The Federal Republic of Germany executed its lease in April 2025 with a term through February 2038 and one, five-year renewal option. The lease is also subject to a termination option effective in February 2034, requiring 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent. Additionally, The Federal Republic of Germany may terminate its lease upon the severance or termination of diplomacy by the United States of America and/or the Federal Republic of Germany with the other by official public announcement made by either or both of their respective governments, at least 90 days’ notice, and the payment of termination fee pursuant to the lease.

UK of Great Britain (49,027 SF, 6.0% of NRA, 9.0% of UW Rent). The UK of Great Britain has occupied its space at the One Dag Property for over 32 years, most recently renewing in 2023. The UK of Great Britain lease expires in March 2041 and includes one, five-year renewal option and one termination option effective in April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent.

The following table presents a summary regarding the major tenants at the One Dag Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
The United Nations	NR/NR/NR	112,832	13.8%	$7,953,752	18.9%	$70.49	12/31/2031	1 x 10 yr	Y(2)
The Federal Republic of Germany	Aaa/AAA/AAA	73,252	9.0%	$6,263,046	14.9%	$85.50	2/28/2038	1 x 5 yr	Y(3)
UK of Great Britain	Aa3/AA-/AA	49,027	6.0%	$3,780,417	9.0%	$77.11	3/31/2041	1 x 5 yr	Y(4)
The Population Council, Inc.(5)	NR/NR/NR	48,540	5.9%	$2,374,039	5.6%	$48.91	12/31/2030	None	N
The Government of the French(6)	Aa3/A+/A+	35,070	4.3%	$2,308,265	5.5%	$65.82	1/31/2043	1 x 5 or 10 yr	Y(7)
LA Fitness(8)	NR/NR/NR	33,787	4.1%	$1,619,999	3.8%	$47.95	6/30/2041	None	N
The Kingdom of Sweden	NR/AAA/AAA	23,801	2.9%	$1,679,631	4.0%	$70.57	8/31/2041	None	N
Permanent Mission of Italy to the United Nations	Baa2/BBB+/BBB+	22,985	2.8%	$1,700,891	4.0%	$74.00	12/31/2028	1 x 5 yr	N
Microsoft Corporation(9)	Aaa/NR/AAA	17,546	2.1%	$1,299,740	3.1%	$74.08	6/30/2032	2 x 5 yrs	Y(10)
Permanent Mission of Norway(11)	Aaa/AAA/AAA	17,196	2.1%	$1,379,959	3.3%	$80.25	6/30/2034	None	N
Subtotal/Wtd. Avg.		434,036	53.1%	$30,359,739	72.0%	$69.95

Other Tenants		141,122	17.3%	$11,783,652	28.0%	$83.50
Occupied Subtotal/Wtd. Avg.		575,158	70.4%	$42,143,390	100.0%	$73.27

Vacant Space		241,978	29.6%
Total/Wtd. Avg.		817,136	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The United Nations’ lease is structured with a partial termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises, effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the partial premises selected by the United Nations to be terminated.
(3)	The Federal Republic of Germany’s lease is structured with a termination option, effective February 2034, predicated on the following: (i) Germany and the United States sever diplomatic relations, (ii) Germany is excluded from the United Nations or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent. The UK of Great Britain is entitled to three months of free rent scheduled for April through June of 2029, 2034, and 2037.
(4)	UK of Great Britain’s lease is structured with a termination option, effective as of April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent.
(5)	The Population Council, Inc. leased SF is comprised of 46,194 SF of office space and 2,346 SF of storage space. The Population Council, Inc. subleases 23,097 SF of its leased space to Leech Tishman Robinson Brog, PLLC at a rental rate of $37.00 PSF through December 2030, co-terminous with the prime lease term. In addition, the tenant subleases 4,007 square feet to Helen Keller International on a month to month basis at a base rent of approximately $309,600 per annum.
(6)	The Government of the French leased SF is comprised of 33,678 SF of office space and 1,392 SF of storage space.
(7)	The Government of the French lease is structured with a termination option predicated on the following: (i) France and the United States sever diplomatic relations, (ii) France is excluded from the United Nations, or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to the payment of unamortized rent concessions and broker commissions. The Government of the French is entitled to 14 months of free rent commencing in December 2026.
(8)	LA Fitness will be in a free rent period through August 2026 and will be under an abated rent period (50%) through May 2027.
(9)	Microsoft Corporation’s leased SF is comprised of 16,835 SF of office space and 711 SF of storage space.
(10)	Microsoft Corporation’s lease is structured with a termination option, effective as of July 1, 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements equaling a fixed termination payment of $877,601.
(11)	Permanent Mission of Norway’s leased SF is comprised of 16,839 SF of office space and 357 SF of storage space.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at the One Dag Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026(3)	3	2,566	0.3%	0.3%	$16,784	0.0%	0.0%	$6.54
2027(4)	2	0	0.0%	0.3%	$36,039	0.1%	0.1%	$0.00
2028	3	28,060	3.4%	3.7%	$2,089,171	5.0%	5.1%	$74.45
2029	1	16,839	2.1%	5.8%	$1,086,116	2.6%	7.7%	$64.50
2030	2	65,379	8.0%	13.8%	$3,460,154	8.2%	15.9%	$52.92
2031	3	123,816	15.2%	29.0%	$8,752,066	20.8%	36.6%	$70.69
2032	1	17,546	2.1%	31.1%	$1,299,740	3.1%	39.7%	$74.08
2033(5)	2	0	0.0%	31.1%	$1,158,750	2.7%	42.5%	$0.00
2034	5	72,472	8.9%	40.0%	$5,524,565	13.1%	55.6%	$76.23
2035	0	0	0.0%	40.0%	$0	0.0%	55.6%	$0.00
2036	2	15,023	1.8%	41.8%	$1,191,181	2.8%	58.4%	$79.29
2037 & Thereafter(4)	9	233,457	28.6%	70.4%	$17,528,825	41.6%	100.0%	$75.08
Vacant	0	241,978	29.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	33	817,136	100.0%		$42,143,390	100.0%		$73.27

(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Inclusive of the property management office comprising 1,928 SF for which there is no attributable underwritten base rent.
(4)	Inclusive of telecom space which does not occupy substantial SF at the One Dag Property.
(5)	Inclusive of the café amenity (no attributable underwritten base rent) and the on-site parking garage which is leased to and operated by a third party.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The One Dag Property is located along Second Avenue between East 47th and 48th Streets, within walking distance of both the United Nations headquarters and Grand Central Station. According to the appraisal, the One Dag Property is situated in the East Side/UN office submarket within the broader Manhattan office market. The Manhattan office market continues to lead the nation’s return to office recovery, recording positive net absorption of approximately 7.6 million square feet in 2025, a marked improvement from the negative absorption of 6.2 million square feet in 2024. Leasing activity continues to be characterized by a pronounced flight to quality trend, particularly in Midtown Manhattan, where approximately 85% of leases executed since 2020 have occurred in Class A buildings. Leasing momentum has also been strongest in areas proximate to major transit hubs, including Grand Central Station and Penn Station.

The East Side/UN office submarket has benefited from these broader market trends. As of the fourth quarter of 2025, the submarket began to experience accelerated leasing activity driven by its concentrated tenant base, which includes government, medical and education tenants, as well as more than 150 international consulates and diplomatic missions. According to the appraisal, the submarket comprises approximately 20.9 million square feet of inventory across 71 buildings and vacancy declined by approximately 1.8% quarter over quarter during the fourth quarter of 2025. As of the fourth quarter of 2025, the East Side/U.N. office submarket contained an occupancy rate of approximately 79.9% and an average asking rent of $74.69 PSF.

Total leasing activity in the East Side/UN office submarket reached approximately 1.5 million square feet in 2025, representing a 45.8% increase compared to 2024 levels. Class A space accounted for approximately 97.5% of leasing activity. Notably, the East Side/UN office submarket has no major new office construction scheduled over the next five years.

The following table presents information relating to the appraisal’s market rent conclusion for the One Dag Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)
Office 2-10	$65.00	120
Office 14-21	$68.00	120
Office 22-30	$70.00	120
Office 31-39	$75.00	120
Office 40-49	$80.00	120
Storage	$30.00	120

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

The following table presents recent leasing data for office tenants at comparable properties with respect to the One Dag Property:

Comparable Office Lease Summary

Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)		Lease Date	Lease Term (Yrs.)		Rent PSF
One Dag 885 Second Avenue New York, NY	1972/2005		16,295	(1)		17.0	(2)	$72.54	(2)
6 Grand Central New York, NY	1952/2000	Vac Eck Assocs	10,605		Jan-26	10.2		$73.00
60 East 42nd Street New York, NY	1930	Haver Analytics	16,042		Jan-26	10.8		$80.00
780 Third Avenue New York, NY	1984	Amynta Group	11,054		Dec-25	8.8		$76.00
875 Third Avenue New York, NY	1968	Conference Board Inc.	30,171		Sep-25	23.8		$65.00
777 Third Avenue New York, NY	1964/2010	First Commerce Bank	13,104		Jul-25	16.6		$72.00
900 Third Avenue New York, NY	1983	Kirkland & Ellis	17,361		Jul-25	12.2		$64.00

Source: Appraisal.
(1)	Based on the underwritten rent roll dated May 1, 2026. Represents the weighted average occupied office space.
(2)	Represents the weighted average based on NRA of office tenants.

The following table presents recent sales of comparable properties with respect to the One Dag Property:

Comparable Sale Summary
Subject/Location	Sale Date	Size (SF)	Year Built	Sale Price	Price PSF
One Dag 885 Second Avenue New York, NY		817,136(1)	1972/2005	$265,250,000(2)	$325(2)
Park Avenue Tower 65 East 55th Street New York, NY	Jan. 2026	620,918	1986/2018	$730,000,000	$1,176
Two Grand Central Tower New York, NY	Dec. 2025	667,711	1982/2013	$273,000,000	$409
623 5th Avenue New York, NY	Sep. 2025	382,500	1988/2020	$218,000,000	$570
Americas Tower 1177 Avenue of the Americas New York, NY	Sep. 2025	1,021,297	1992/2014	$571,100,000	$559
590 Madison Avenue New York, NY	Aug. 2025	1,028,597	1983/2025	$1,080,000,000	$1,050
Mutual of America Building 320 Park Avenue New York, NY	Jan. 2025	766,969	1960/2022	$675,000,000	$880

Source: Appraisal.
(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Reflects the gross purchase price for the borrower sponsor’s acquisition in the One Dag Property. The net purchase price was $212,790,012.

Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the One Dag Property of $289,480,209 as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for RE Taxes, (ii) $1,566,273 for Replacement Reserves, (iii) $5,000,000 for TI/LC Reserves, and (iv) $54,945,177 for outstanding lease obligations. The appraisal concluded an “As Is” value of $225,000,000 as of April 1, 2026. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are both subject to the extraordinary assumptions that the Sweden and Chile leases will be executed.

Environmental Matters. According to the Phase I environmental site assessment dated February 13, 2026, there was no evidence of any recognized environmental conditions at the One Dag Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Dag Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Rents In Place(2)	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$42,143,394	$51.57
Rent Steps(3)	$0	$0	$0	$0	$1,935,752	$2.37
Straight Line IG Rent(4)	$0	$0	$0	$0	$583,334	$0.71
Vacant Income	$0	$0	$0	$0	$17,594,617	$21.53
Gross Potential Rent	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$62,257,096	$76.19

Total Reimbursements(2)	$1,859,043	$2,802,899	$2,403,908	$2,499,784	$2,868,476	$3.51
Gross Potential Income	$45,564,106	$43,682,324	$40,579,049	$41,101,903	$65,125,572	$79.70

Less Vacancy	$0	$0	$0	$0	($17,594,617)	($21.53)
Other Income	$1,432,685	$1,174,929	$1,212,592	$1,362,620	$1,055,106	$1.29
Effective Gross Income	$46,996,791	$44,857,253	$41,791,641	$42,464,523	$48,586,062	$59.46

Real Estate Taxes	$12,485,767	$12,486,533	$12,728,580	$12,696,520	$13,113,984	$16.05
Insurance	$521,010	$546,153	$439,587	$412,094	$582,306	$0.71
Other Operating Expenses	$10,001,215	$10,085,112	$10,807,797	$10,937,854	$11,023,240	$13.49
Total Expenses	$23,007,992	$23,117,798	$23,975,964	$24,046,468	$24,719,530	$30.25

Net Operating Income(5)	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$23,866,532	$29.21
Replacement Reserves	$0	$0	$0	$0	$163,427	$0.20
TI/LC	$0	$0	$0	$0	$1,951,408	$2.39
Net Cash Flow	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$21,751,696	$26.62

Occupancy %(6)	76.9%	70.9%	75.0%	70.4%	70.5%
NOI DSCR(7)	1.76x	1.59x	1.30x	1.35x	1.75x
NCF DSCR(7)	1.76x	1.59x	1.30x	1.35x	1.59x
NOI Debt Yield(7)	13.7%	12.4%	10.2%	10.5%	13.6%
NCF Debt Yield(7)	13.7%	12.4%	10.2%	10.5%	12.4%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Rents in Place is based on the underwritten rent roll dated as of May 1, 2026, and is net of concessions. UW Rents in Place reflect rental income and related reimbursements for two tenants, Sweden and Chile, for which renewal leases are out for signature, though not yet executed. The One Dag Whole Loan is structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, to be held until such time Sweden and Chile have executed their respective leases within 120 days of closing, among other conditions. See “Escrows and Reserves” for additional conditions to be satisfied for disbursement of such funds in the event either lease is not renewed within such 120-day period. Sweden and Chile remain in occupancy and paying rent with lease expirations in August 2026 and June 2026, respectively. Excluding income associated with the Sweden and Chile renewals, the One Dag Whole Loan, net of the related holdback reserve, results in a Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $184, $172, 13.8%, 12.4%, 14.7%, 51.8% and 48.5%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the total debt, and excluding the income associated with the Sweden and Chile renewals, are $233, $221, 10.9%, 9.8%, 11.5%, 65.6% and 62.3%, respectively. We cannot assure you whether such leases will be signed on such expected terms or at all. Under the scenario that Sweden and Chile do not execute their respective leases and the One Dag Property does not receive respective income, the One Dag Whole Loan results in an UW NCF DSCR of 1.36x and the total debt results in an UW NCF DSCR of 1.03x.
(3)	Represents UW Rent Steps through April 2027.
(4)	Represents UW Straight Line IG Rent for investment grade tenants through the lesser of the loan or lease term.
(5)	The decline from 2024 to 2025 Net Operating Income is primarily attributed to free rent associated with recently executed leases. The increase from 3/31/2026 TTM to UW Net Operating Income is primarily attributed to burn off of free rent associated with recently executed leases.
(6)	UW Occupancy represents economic occupancy and historical occupancy represents physical occupancy. 3/31/2026 TTM occupancy is based on the most recent underwritten rent roll dated May 1, 2026.
(7)	Debt service coverage ratios and debt yields are based on the One Dag Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $6,203,118 into a tax reserve account. The borrower is required to provide ongoing monthly tax reserves of $1,092,832 ($16.05 PSF per annum).

Insurance – The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower maintains a blanket policy in form and substance reasonably acceptable to the lender.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $1,566,273 to a replacement reserve account. Additionally, the borrower is required to deposit monthly replacement reserves of $17,024 ($0.25 PSF per annum), capped at $1,000,000 excluding the upfront deposit.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $5,000,000 to a tenant improvement and leasing commissions account. Additionally, the borrower is required to deposit monthly tenant improvement and leasing commission reserves of $187,260 ($2.75 PSF per annum) Notwithstanding the aforementioned, if, on any monthly payment date, the debt yield with respect to the One Dag Whole Loan and the One Dag Mezzanine Loan (“One Dag Total Debt Debt Yield”) is equal to or greater than 9.3% and the debt yield with respect to the One Dag Whole Loan (“One Dag Whole Loan Debt Yield”) is equal to or greater than 11.4257%, then the aggregate amount of the rollover reserve account (excluding any termination deposits) may not exceed $11,235,620.

Free Rent – At origination, the borrower was required to make an upfront deposit of $20,770,751, to cover free rent allocable to tenants identified under the One Dag Whole Loan documents.

Outstanding TI/LC – At origination, the borrower was required to make an upfront deposit of $34,174,426 for outstanding tenant improvements and leasing commissions.

Lease Renewal Holdback – At origination, the borrower was required to make an upfront deposit of $25,000,000 into a lease renewal reserve account. Within 120 days of the note date, subject to no continuing event of default, the lender is required to disburse (i) $7,254,387 upon the renewal and delivery of the Chile lease in accordance with the terms of the One Dag Whole Loan documents, and/or (ii) $17,745,613 upon the renewal and delivery of the Sweden lease in accordance with the terms of the One Dag Whole Loan Documents. If either lease is not renewed within such 120-day period, remaining funds will not be released unless and until all of the following conditions are satisfied: (i) no event of default is continuing; (ii) a One Dag Total Debt Debt Yield greater than or equal to 11.0% and a One Dag Whole Loan Debt Yield greater than or equal to 13.51%, calculated to include (a) 12 months of rent step-ups and (b) straight-line rents for investment grade tenants; (iii) the debt service coverage ratio with respect to the One Dag Whole Loan and the One Dag Mezzanine Loan (“One Dag Total Debt DSCR”) greater than or equal to 1.30x and the debt service coverage ratio with respect to the One Dag Whole Loan (“One Dag Whole Loan DSCR”) greater than or equal to 1.78x, calculated to (a) include 12 months of rent step-ups, (b) include straight-line rents for investment grade tenants, (c) include normalized capital expenditures of $0.20 PSF, and (d) reflect an interest-only basis; and (iv) a weighted average lease term of no less than 9 years, after which all remaining funds are required to be disbursed to the borrower.

Lockbox and Cash Management. The One Dag Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled deposit account and to direct each tenant to deposit all payments due with respect to the One Dag Property directly into the deposit account. The borrower is required to deposit all rent amounts received by the borrower or the property manager within two business days of receipt. All amounts on deposit in the lockbox are required to be transferred to the cash management account once every business day to be applied pursuant to the One Dag Whole Loan documents. During a Cash Sweep Period (as defined below), the borrower is required to deposit all excess cash flow into the excess cash flow reserve.

A “Cash Sweep Period” commences on the occurrence of any of the following: (i) an event of default under the One Dag Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, provided that, in the event the property manager is not an affiliate of the borrower, the borrower has 30 days to replace the property manager with a qualified manager before triggering the Cash Sweep Period, (iii) the One Dag Total Debt DSCR being less than 1.10x or (b) the One Dag Whole Loan DSCR being less than 1.4573x, or (iv) an event of default under the One Dag Mezzanine Loan, or (v) a Major Tenant Trigger Event (as defined below).

A Cash Sweep Period will no longer be continuing with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default in its reasonable discretion, with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, upon the achievement of (a) the One Dag Total Debt DSCR of 1.15x or greater or (b) the One Dag Whole Loan DSCR of 1.5235x or greater, in each case for at least two consecutive quarters; with respect to clause (iv) above, upon the acceptance by the One Dag Mezzanine Loan lender of a cure of such event of default in its reasonable discretion; or with respect to clause (v) above, (a) the replacement of a Major Tenant (as defined below) with a tenant acceptable to the lender and satisfactory to other conditions under the One Dag Whole Loan documents, or (b) the amount of funds deposited into the excess cash flow reserve as a result of clause (v) above meets the aggregate amount equal to $125 PSF of the applicable lease premise.

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) The United Nations, together with its permitted successors and/or assigns (a “Major Tenant”), does not extend its lease 18 months prior to its lease expiration, (ii) a Major Tenant goes dark, vacates or abandons its total rentable premises, (iii) a Major Tenant subleases all of its total rentable premise, or (iv) a Major Tenant terminates its lease, or (v) any Major Tenant gives notice or publicly announces in a public filing of its intention to vacate, cease operations, go dark or otherwise abandon its total rentable premise or terminate its lease.

Additional Subordinate and Mezzanine Indebtedness. Concurrent with the origination of the One Dag Whole Loan, JPMCB originated a mezzanine loan in the amount of $40,000,000 to the holder of 99.5% of the partnership interests in the borrower of the One Dag Whole Loan and the owner of 100% of the limited liability company interests in the general partner of the borrower of the One Dag Whole Loan, secured by a pledge of such equity interests. The One Dag Mezzanine Loan, which is expected to be sold to a third party after origination, is coterminous with the One Dag Whole Loan and accrues interest at a fixed rate of 10.81500% per annum. The One Dag Mezzanine Loan is subordinate to the One Dag Whole Loan to the extent provided in the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the prospectus.

The One Dag Whole Loan and One Dag Mezzanine Loan as of the origination date are summarized in the table below:

One Dag Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$175,000,000	120	60	6.76070%	1.59x(P&I) 1.81x (IO)	13.6%	60.5%
Mezzanine Loan	$40,000,000	120	120	10.81500%	1.20x	11.1%	74.3%
Total Debt	$215,000,000			7.51499%	1.20x	11.1%	74.3%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Office – CBD	Loan #1	Cut-off Date Balance:	$74,900,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Terrorism Insurance. The One Dag Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. If the borrower is insured under a blanket policy that covers any other locations within a 1000 foot radius (the “Radius”) of the One Dag Property, such blanket policy must be sufficient to maintain terrorism coverage for the One Dag Property and any other location(s) within the Radius that is covered by such blanket policy calculated on a total insured value basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Hospitality – Select Service	Loan #2	Cut-off Date Balance:	$54,000,000
11010 Northeast 8th Street	Courtyard by Marriott Seattle Bellevue Downtown	Cut-off Date LTV:	54.5%
Bellevue, WA 98004		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.5%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Hospitality – Select Service	Loan #2	Cut-off Date Balance:	$54,000,000
11010 Northeast 8th Street	Courtyard by Marriott Seattle Bellevue Downtown	Cut-off Date LTV:	54.5%
Bellevue, WA 98004		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.5%

BELLEVUE
Courtyard by Marriott
Seattle Bellevue Downtown
11010 Northeast 8th Street
Bellevue, WA 98004
Seattle 7 miles
Redmond 6 miles
Sea-Tac Intl. Airport 16 miles
Clyde Hill
Northwest Bellevue
Downtown Bellevue
West Bellevue
Wilburton
NE 24th St
NE 12th St
NE 10th St
NE 8th St
NE 4th St
NE 2nd St
Main St
SE 8th St
Northup Way
Bel-Red Rd
Lake Washington Blvd NE
Lake Hills Corridor Rd
Bellevue Way NE
Bellevue Way SE
100th Ave NE
106th Ave NE
108th Ave NE
108th Ave SE
112th Ave NE
112th St SE
116th Ave NE
118th Ave SE
120th Ave NE
124th Ave NE
2 LINE LINK RAIL
SPRING DISTRICT
WILBURTON
BELLEVUE DOWNTOWN
EAST MAIN
Hidden Valley Sports Park
Zumdieck Park
Cherry Crest Mini Park
KidsQuest Children's Museum
Bellevue North Shopping Center
Bellevue Library
Overlake Hospital Medical Ctr.
Kaiser Permanente Bellevue Medical Ctr.
Lake Bellevue
Hyatt Regency
Bellevue Place
Symetra Financial Ctr.
The Shops at the Bravern
Meydenbauer Center
Goddard Park
Nordstrom
Bellevue Square
One Lincoln Tower
KeyCenter
Amazon Sonic
Bellevue Towers
One Bellevue Center
Bellevue Plaza
Skyline Tower
Bellevue City Hall
Meydenbauer Park
Bellevue Downtown Park
Wilburton Village
Bellevue Pacific Tower
Meydenbauer Bay
Meydenbauer Bay Yacht Club
Wildwood Park
Hilton Bellevue
Bellevue Botanical Garden
Wilburton Hill Park
International School
Kelsey Creek Park
Bellevue High School
Surrey Downs Park
King County District Court
Chism Beach Park
Woodridge Open Space
Lake Washington
Mercer Slough Nature Park
BELLEFIELD OFFICE PARK
Shoreline
Kenmore
Cottage Lake
Kirkland
Redmond
SEATTLE
BELLEVUE
Medina
Puget Sound
Lake Washington
Lake Sammamish
Sammamish
Mercer Island
KING COUNTY
Newcastle
Issaquah
White Center
Tukwila
Burien
Sea-Tac
Renton
East Renton Highlands

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Mortgage Loan No. 2 – Courtyard by Marriott Seattle Bellevue Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Bellevue, WA 98004
Original Balance:	$54,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$54,000,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	7.2%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2005/2023
Borrower Sponsor:	Paul Pai-Chieng Pong			Size:	253 Rooms
Guarantors(1):	Paul Pai-Chieng Pong, BCBM 2026			Cut-off Date Balance Per Room:	$213,439
	Irrevocable Trust, Paul Pong Irrevocable			Maturity Date Balance Per Room:	$213,439
	Trust of 2008			Property Manager:	Puget Sound Hospitality, LLC
Mortgage Rate:	6.6000%				(borrower related)
Note Date:	3/16/2026
Maturity Date:	4/1/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,831,949
IO Period:	120 months			UW NCF:	$7,129,852
Seasoning:	3 months			UW NOI Debt Yield:	14.5%
Prepayment Provisions:	L(27),D(86),O(7)			UW NCF Debt Yield:	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.97x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,591,058 (2/28/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,653,877 (12/31/2025)
				3rd Most Recent NOI:	$7,984,596 (12/31/2024)
Reserves(2)				Most Recent Occupancy:	69.9% (2/28/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.9% (12/31/2025)
RE Taxes:	$0	$42,282	NAP	3rd Most Recent Occupancy:	71.8% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$99,000,000 (1/29/2026)
Deferred Maintenance	$62,500	$0	NAP	Appraised Value Per Room:	$391,304
FF&E Reserve:	$0	$61,200	NAP	Cut-off Date LTV Ratio:	54.5%
New PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$54,000,000	100.0%	Loan Payoff:	$15,534,459	28.8%
			Return of Equity:	$37,210,495	68.9%
			Closing Costs:	$1,192,547	2.2%
			Upfront Reserves:	$62,500	0.1%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	The full guarantors for the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan (as defined below) are Paul Pai-Chieng Pong, Peak Trust Company-AK, as Independent Trustee and Administrative Trustee, and Paul Pai-Chieng Pong, as Investment Trustee and Family Distribution Trustee, of The BCBM 2026 Irrevocable Trust and Paul Pai-Chieng Pong, as Trustee of the Paul Pong Irrevocable Trust of 2008.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The second largest mortgage loan (the “Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $54,000,000. The Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan is secured by a first priority fee and leasehold mortgage encumbering a hospitality property located in Bellevue, Washington (the “Courtyard by Marriott Seattle Bellevue Downtown Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan are EL Lodging-II, LLC, a Delaware limited liability company (“Fee Borrower”), and BCBM, LLC, a Washington limited liability company (“Leasehold Borrower”), each a single purpose entity. The Fee Borrower has ground leased the Courtyard by Marriott Seattle Bellevue Downtown Property to the Leasehold Borrower, and both the fee and leasehold interests secure the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan. The borrower sponsor for the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan is Paul Pai-Chieng Pong (“Paul Pong”), the son of long time hotel developer Oscar Pong. The Pong family has been building hotels for nearly 50 years and operates Puget Sound hospitality, which owns and operates nationally branded hotels. The non-recourse carve-out guarantors are Paul Pai-Chieng Pong, Peak Trust Company-AK, as Independent Trustee and Administrative Trustee, and Paul Pai-Chieng Pong, as Investment Trustee and Family Distribution Trustee, of The BCBM 2026 Irrevocable Trust and Paul Pai-Chieng Pong, as Trustee of the Paul Pong Irrevocable Trust of 2008.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Hospitality – Select Service	Loan #2	Cut-off Date Balance:	$54,000,000
11010 Northeast 8th Street	Courtyard by Marriott Seattle Bellevue Downtown	Cut-off Date LTV:	54.5%
Bellevue, WA 98004		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.5%

The Property. The Courtyard by Marriott Seattle Bellevue Downtown Property is a five-story, 253-key, select service hospitality property that was built in 2005 and renovated in 2023, with 3,888 SF of meeting space, on a 1.3-acre site. Current amenities and facilities at the Courtyard by Marriott Seattle Bellevue Downtown Property include the Table 8 Restaurant, Table 8 Bar, a business center, a fitness center, an outdoor courtyard, guest self-laundry, a sundry shop, and 3,888 SF of meeting space. The Courtyard by Marriott Seattle Bellevue Downtown Property also includes four, grade-level retail spaces, totaling 5,862 SF. Currently, three of the units are occupied by various food and beverage outlets: CoCo Bubble Tea, Kobe Bellevue, and Hummus Republic. Additionally, the Courtyard by Marriott Seattle Bellevue Downtown Property includes a total of 263 parking spaces.

The Courtyard by Marriott Seattle Bellevue Downtown Property features 253 guestrooms comprised of 178 king rooms, 65 queen/queen rooms, and 10 suites. Guestrooms are accessible via one passenger elevator. Standard amenities include a work area, a nightstand, a dresser, a sofa chair, a flat screen television, internet, an iron and ironing board, and a coffee maker. According to the appraisal, demand segmentation at the Courtyard by Marriott Seattle Bellevue Downtown Property is 45% commercial, 15% meeting and group and 40% leisure.

The Courtyard by Marriott Seattle Bellevue Downtown Property is managed by Puget Sound Hospitality, LLC, and is under a new 20-year franchise agreement between the Leasehold Borrower and Marriott International, Inc. which expires on January 5, 2036.

The following table presents certain information relating to the performance of the Courtyard by Marriott Seattle Bellevue Downtown Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Courtyard by Marriott Seattle Bellevue Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	62.7%	$208.52	$130.76	60.4%	$225.53	$136.23	96.3%	108.2%	104.2%
2024	68.2%	$215.56	$147.11	71.8%	$234.24	$168.17	105.2%	108.7%	114.3%
2025	66.0%	$217.50	$143.58	69.9%	$236.97	$165.57	105.8%	109.0%	115.3%
TTM Feb 2026	66.2%	$217.54	$143.94	69.9%	$236.27	$165.12	105.6%	108.6%	114.7%

Source: Third party hospitality research reports unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Seattle Bellevue Downtown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Competitive Set includes Hotel 116, a Coast Hotel, Marriott Seattle Bellevue, Hampton Inn & Suites Bellevue Downtown-Seattle, Hilton Garden Inn Seattle Bellevue Downtown and AC Hotel Seattle Bellevue/Downtown.

The Market. The Courtyard by Marriott Seattle Bellevue Downtown Property is located in Bellevue Washington, in the downtown Bellevue central business district (“CBD”), which encompasses 10 million square feet of office space. The hotel is directly across Northeast 8th Street from the Neiman Marcus anchored Shops at the Bravern, which includes the 50,000 square foot Meydenbauer Convention Center. The Bellevue Square shopping district is located half a mile away. The Courtyard by Marriott Seattle Bellevue Downtown Property is right off Interstate 405 and one block south of the Sound Transit light-rail Bellevue Downtown station making it easily accessible. Multiple offices are situated within the immediate area of the Courtyard by Marriott Seattle Bellevue Downtown Property including Amazon’s Bellevue Headquarters, Microsoft, Salesforce, Google, and PACCAR. Neighborhood amenities include restaurants, cafes and bars, all within a short walk from the Courtyard by Marriott Seattle Bellevue Downtown Property.

The downtown Bellevue CBD market draws corporate demand from various regional offices in the surrounding area, as well as local commercial businesses. There are a variety of industries located within the neighborhood. Major employment sectors include technology, retail, and medical. The downtown Bellevue CBD draws commercial demand from nearby companies, such as Amazon, T-Mobile, Meta, Tik-Tok, and Salesforce. A notable volume of meeting and group demand is generated by Meydenbauer Center and Microsoft Conference Center. Leisure demand benefits from the appealing destination and is also generated by nearby attractions including Seattle, Bellevue Botanical Garden, Bellevue Arts Museum, Lumen Field, and T-Mobile Park. The downtown Bellevue CBD market also benefits from local universities, including Bellevue College, Global Innovation Exchange, and Eastern Washington University (Bellevue Location). The Courtyard by Marriott Seattle Bellevue Downtown Property is approximately 11.1 miles away from downtown Seattle.

The following table presents certain information relating to the primary hotel competition for the Courtyard by Marriott Seattle Bellevue Downtown Property from the appraisal:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2025 Occupancy	2025 ADR	2025 RevPAR
Courtyard by Marriott Seattle Bellevue Downtown Property(3)	2005	253	45%	15%	40%	69.9%	$237.20	$165.81
Hotel 116 a Coast Hotel	1972	176	30%	10%	60%	70% - 75%	$160 - $170	$110 - $120
Hampton Inn & Suites Bellevue Downtown-Seattle	2014	128	40%	5%	55%	70% - 75%	$170 - $180	$120 - $130
Marriott Seattle Bellevue	2015	384	50%	25%	25%	60% - 65%	$245 - $235	$150 - $160
AC Hotel Seattle Bellevue/Downtown	2017	234	50%	15%	35%	70% - 75%	$225 - $215	$160 - $170
Hilton Garden Inn Seattle Bellevue Downtown	2018	234	45%	15%	40%	65% - 70%	$205 - $225	$130 - $140
Total/Average		1,500	45%	16%	39%	67%	$218.82	$146.21

Source: Appraisal unless otherwise noted.

(1)	2025 competitive property figures represent the estimated 2025 metrics according to the appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(3)	Courtyard by Marriott Bellevue Seattle Downtown Property 2025 Occupancy, 2025 ADR and 2025 RevPAR are based on the historical operating statements provided by the borrower as of July 2025.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Hospitality – Select Service	Loan #2	Cut-off Date Balance:	$54,000,000
11010 Northeast 8th Street	Courtyard by Marriott Seattle Bellevue Downtown	Cut-off Date LTV:	54.5%
Bellevue, WA 98004		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.5%

Appraisal. The appraisal concluded to an “as-is” appraised value for the Courtyard by Marriott Seattle Bellevue Downtown Property of $99,000,000 as of January 29, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 5, 2026, there were no recognized environmental conditions at the Courtyard by Marriott Seattle Bellevue Downtown Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Courtyard by Marriott Seattle Bellevue Downtown Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	2/28/2026 TTM	Underwritten	Per Room
Occupancy(1)	58.3%	60.4%	71.8%	69.9%	69.9%	69.9%
ADR(1)	$202.32	$225.92	$235.57	$237.20	$236.35	$237.20
RevPAR(1)	$117.88	$136.55	$169.23	$165.81	$165.26	$165.81

Room Revenue	$10,886,042	$12,609,826	$15,670,161	$15,312,058	$15,268,321	$15,312,060	$60,522
Food and Beverage Revenue	$1,420,731	$1,845,911	$2,073,237	$1,655,548	$1,591,183	$941,137	$3,720
Other Departmental Revenue	$499,754	$483,986	$665,372	$640,878	$640,486	$614,451	$2,429
Misc Income	$516,277	$617,434	$511,930	$636,379	$609,350	$624,865	$2,470
Total Revenue	$13,322,804	$15,557,157	$18,920,700	$18,244,863	$18,109,340	$17,492,513	$69,140

Room Expense	$2,176,235	$2,470,594	$2,749,458	$2,675,977	$2,681,241	$2,675,977	$10,577
Food and Beverage Expense	$1,484,912	$1,908,652	$2,110,435	$1,938,294	$1,873,399	$1,188,939	$4,699
Real Estate Taxes	$651,057	$654,014	$742,624	$617,809	$614,078	$614,809	$2,430
Property Insurance	$122,300	$114,807	$140,243	$142,116	$142,138	$150,159	$594
Other Expenses	$3,854,083	$4,510,781	$5,193,344	$5,216,790	$5,207,426	$5,030,680	$19,884
Total Expenses	$8,288,587	$9,658,848	$10,936,104	$10,590,986	$10,518,282	$9,660,564	$38,184

Net Operating Income	$5,034,217	$5,898,309	$7,984,596	$7,653,877	$7,591,058	$7,831,949	$30,956
FF&E	$532,912	$622,286	$756,828	$733,328	$724,374	$702,097	$2,775
Net Cash Flow	$4,501,305	$5,276,023	$7,227,768	$6,920,549	$6,866,684	$7,129,852	$28,181

NOI DSCR	1.39x	1.63x	2.21x	2.12x	2.10x	2.17x
NCF DSCR	1.25x	1.46x	2.00x	1.92x	1.90x	1.97x
NOI Debt Yield	9.3%	10.9%	14.8%	14.2%	14.1%	14.5%
NCF Debt Yield	8.3%	9.8%	13.4%	12.8%	12.7%	13.2%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Seattle Bellevue Downtown Property are attributable to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Deferred Maintenance – At origination, the borrowers deposited $62,500 into a reserve to replace an out-of-service gas-fired hot water boiler at the Courtyard by Marriott Seattle Bellevue Downtown Mortgaged Property.

Real Estate Taxes – The borrowers are required to deposit into the real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $42,282).

Insurance - On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual insurance premiums; provided, however, that such insurance escrow is conditionally waived so long as (i) no event of default or other Cash Sweep Event Period (as defined below) is continuing (ii) the borrowers maintain one or more blanket policies reasonably approved by the lender and (iii) the borrowers provide the lender with certificates of insurance for the policies and paid receipts for the premiums in respect thereof no later than 10 days prior to the expiration dates of the policies. At origination of the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into a reserve for furniture, fixtures and equipment (“FF&E”), on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (defined below) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement (if any).

“FF&E Payment” means an amount equal to the gross revenue derived from the Courtyard by Marriott Seattle Bellevue Downtown Property for the preceding 12 months (as reflected in the borrowers’ annual operating statements as approved and accepted by the lender) multiplied by four percent and divided by 12. The FF&E Payment is $61,200 for 2026 and adjusted annually by the lender based on the foregoing on the monthly payment date occurring in January of each calendar year.

New PIP Reserve – In the event that a new property improvement plan (“PIP”) is imposed by the franchisor, the borrowers are required to deposit with the lender an amount equal to 125% of the sum required to pay for such new PIP (the “New PIP Deposit”). Notwithstanding the foregoing, provided no event of default or other Cash Sweep Event Period is continuing, the borrowers may withdraw funds from the FF&E reserve to make the New PIP Deposit (to

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Hospitality – Select Service	Loan #2	Cut-off Date Balance:	$54,000,000
11010 Northeast 8th Street	Courtyard by Marriott Seattle Bellevue Downtown	Cut-off Date LTV:	54.5%
Bellevue, WA 98004		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.5%

the extent the funds in the FF&E reserve are not then otherwise being currently used or intended for use for known or planned FF&E, as determined by the lender in its sole discretion). To the extent funds in the FF&E reserve are insufficient to make the New PIP Deposit, the borrowers may deposit a letter of credit in the amount of the difference, or have the lender impose a Cash Sweep Event Period (unless another Cash Sweep Event Period is continuing) to collect funds in the amount of the difference.

Lockbox / Cash Management. The Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers established a lender controlled lockbox account, and from and after the origination date, the borrowers are required to deposit or cause the property manager to deposit all rents with respect to the Courtyard by Marriott Seattle Bellevue Downtown Property into the lockbox account within one business day or receipt. In addition, the borrowers are required to instruct all credit card banks and credit card companies with which the borrowers have entered into merchants’ agreements or agreements for clearance of credit card receipts to transfer all credit card receipts with respect to the Courtyard by Marriott Seattle Bellevue Downtown Property to the lockbox account and to instruct all tenants to pay rent directly to the lockbox account. Upon the occurrence of a Cash Sweep Event Period, the borrowers are required to establish a lender controlled cash management account. During any Cash Sweep Event Period, all funds on deposit in the lockbox account must be swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan, (iii) to fund the required monthly deposits into the FF&E reserve, as described above under “Escrows and Reserves,” (iv) if the Cash Sweep Event Period exists solely due to a DSCR Event (as defined below), to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) to pay the New PIP Deposit in the event the borrowers exercise the option for such deposit as set forth above under “Escrows and Reserves—New PIP Reserve,” and (vi) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan during the continuance of a Cash Sweep Event Period.

“Cash Sweep Event Period” means any of the following:

(i)	any period from (A) the occurrence of an event of default to (B) the date such event of default is cured to the lender's sole satisfaction and no other uncured event of default then exists;
(ii)	any period from (A) the date the lender determines, in its sole discretion (based upon the borrowers' financial reporting in accordance with the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan agreement), that the debt service coverage ratio (assuming the actual loan constant) for the Courtyard by Marriott Seattle Bellevue Downtown Property (based upon the trailing twelve months operating statement and current in-place rent roll) has fallen below 1.30x at the end of any calendar quarter (a "DSCR Event"), to (B) the date the borrowers provide evidence satisfactory to the lender that the debt service coverage ratio (assuming the actual loan constant) for the Courtyard by Marriott Seattle Bellevue Downtown Property has been at least 1.30x for the immediately preceding two consecutive calendar quarters;
(iii)	any period from (A) the date the borrowers or the lender receives notice from the franchisor (I) of an event of default with respect to the franchise agreement or (II) that the Courtyard by Marriott Seattle Bellevue Downtown Property is not being operated and/or maintained in accordance with the franchisor’s standards resulting in the borrowers no longer being in good standing with the franchisor (to the extent the borrowers fail or refuse to cure such event of default within 30 days after the transmittal of the franchisor’s default notice), to (B) the date that (I) the borrowers provide a written estoppel executed by the franchisor, in form and substance satisfactory to the lender, stating that the event of default or lack of good standing under the franchise agreement has been cured to the satisfaction of the franchisor, (II) the event of default or lack of good standing under the franchise agreement has been remedied to the satisfaction of the lender and (III) there has been no event of default under the franchise agreement and the borrowers have been in good standing with the franchisor for the 60-day period preceding the date of the estoppel;
(iv)	any period from (A) the earlier of (I) the date the franchise agreement is terminated and not immediately replaced with a new franchise agreement acceptable to the lender or (II) the date that either the borrowers or the franchisor gives notice to terminate the franchise agreement to (B) the date (I) the borrowers have delivered a new comfort letter and entered into a replacement franchise agreement (each in form and substance reasonably acceptable to the lender) with a franchisor approved by the lender in writing in its sole discretion, and (II) the Courtyard by Marriott Seattle Bellevue Downtown Property has been operating for 60 days under the replacement franchise agreement and there has been no default by the borrowers or the franchisor thereunder; and/or
(v)	any period from (A) the date which is either (I) one year prior to the franchise agreement's scheduled expiration date or (II) six months prior to the end of the term of the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan, if by such applicable date the franchise agreement has not been renewed or extended to (B) the date that is the earlier of the date (I) the franchise agreement is renewed or extended to the satisfaction of the lender and the borrowers have delivered (or caused to be delivered) a new comfort letter from the existing franchisor in form and substance reasonably acceptable to the lender, or (II) the borrowers have (x) entered into a replacement franchise agreement (in form and substance reasonably acceptable to the lender) with a franchisor approved by the lender in writing in its sole discretion, (y) delivered a comfort letter from the replacement franchisor in form and substance reasonably acceptable to the lender, and (z) the Courtyard by Marriott Seattle Bellevue Downtown Property has been operating for 60 days under the replacement franchise agreement and there has been no default by the borrowers or the franchisor thereunder.

Right of First Refusal. The franchisor (Marriott International, Inc.) has a conditional Right of First Refusal (“ROFR”) to acquire the Courtyard by Marriott Seattle Bellevue Downtown Property if there is a proposed transfer of the Courtyard by Marriott Seattle Bellevue Downtown Property or an ownership interest in the borrowers or an affiliate which controls the borrowers to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR applies to a foreclosure or deed-in-lieu thereof, as well as to transfers thereafter. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. The Fee Borrower owns the fee interest in the Courtyard by Marriott Seattle Bellevue Downtown Property and has ground leased it to the Leasehold Borrower under a ground lease that expires October 15, 2039, with two, 20 year extension options. The ground rent for the Courtyard by Marriott Seattle Bellevue Downtown Property began at $120,000 per annum, and is increased by 6% every 10 years, to be paid on December 15th of each year

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Hospitality – Select Service	Loan #2	Cut-off Date Balance:	$54,000,000
11010 Northeast 8th Street	Courtyard by Marriott Seattle Bellevue Downtown	Cut-off Date LTV:	54.5%
Bellevue, WA 98004		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.5%

in arrears. The ground rent throughout the term of the Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan is $320,000 per annum. Each of the Fee Borrower and Leasehold Borrower has mortgaged its interest in the Courtyard by Marriott Seattle Bellevue Downtown Property.

Terrorism Insurance. The Courtyard by Marriott Seattle Bellevue Downtown Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to 12 months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrower’s comprehensive all risk policies or business income/loss of rents policy, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof, “TRIPRA”) or another federal governmental program providing substantially similar protections is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors —Relating to the Mortgage Loans —Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

STARBUCKS COFFEE
STARBUCKS COFFEE

14 Street-Union Sq
Subway Station
L N Q R W 4 5 6

target
target

STARBUCKS

PIZZA
CHIPOTLE

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

East Side
MANHATTAN
10 Union Square East
10 Union Square East
New York, NY 10003
Flatiron District
Union Square
Gramercy Park
Stuyvesant Town
East Village
Greenwich Village
Madison Square Park
Gramercy Park
Stuyvesant Square Park
Washington Square
Ace Hotel NY
Blanton Peale Institute
Hotel Seville NoMad
Royalton Park Avenue
Park South Hotel - JDV by Hyatt
The Evelyn
The Fifth Avenue Hotel
Broadway Plaza Hotel
Natl. Museum of Mathematics
The NY Life Building
Hotel Giraffe by Library Hotel Collection
Supreme Court-Appellate Division
69th Regiment Armory
Metropolitan Life North Building
Baruch College
One Madison Avenue
Gramercy Theatre
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Center - Rehab
Siegel-Cooper Building
NYU Wagner
NYU Langone Orthopedic Hospital
W New York Union Square
Mount Sinai Beth Israel
Oden Technologies
Adobe Inc.
The Twenty Two New York
Daryl Roth Theatre
Irving Plaza
Vel Records
Vineyard Theatre
The Victoria
Mt. Sinai Union Sq.
Con Edison
80 Fifth Ave. Business Ctr.
The New School University Center
New York Sinus & Thyroid Surgery Center
Walker Hotel Greenwich Village
The Jefferson
Quad Cinema
MacMillan Building
Cardozo School of Law
Hyatt Union Square
Eugene Lang College - The New School of Liberal Arts
The Village Temple
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Moxy NYC East Village
Grace Church
Emma Lazarus House
The Stuyvesant Fish House
Yahoo
NYU Center for Bioethics
The Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
New York University
Hebrew Union College - Jewish Inst. of Religion
The Standard, East Village
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Merchant's House Museum
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
W. 3rd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
E. 4th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
Lexington Ave.
Irving Pl.
3rd Ave.
2nd Ave.
1st Ave.
Broadway
4th Ave.
Bowery
Lafayette St.
University Pl.
28TH ST
28TH ST/ LEXINGTON
23RD ST
23RD ST/ LEXINGTON
14TH ST
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
3RD AVE/ 14TH ST
1ST AVE/ 14TH ST
6TH AVE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
4TH ST/ WASHINGTON SQUARE
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Lower East Side
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Hudson River
East River

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Mortgage Loan No. 3 – 10 Union Square East

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	BBB-sf*/NR/BBB(high)			Location:	New York, NY 10003
Original Balance:	$53,500,000			General Property Type:	Retail
Cut-off Date Balance:	$53,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988/NAP
Borrower Sponsor:	Empire State Realty Trust, Inc.			Size:	58,049 SF
Guarantor:	Empire State Realty OP, L.P.			Cut-off Date Balance PSF:	$922
Mortgage Rate:	5.5900%			Maturity Date Balance PSF:	$922
Note Date:	3/31/2026			Property Manager:	ESRT Management, L.L.C.
Maturity Date:	4/1/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$6,166,909
Amortization Term:	0 months			UW NCF:	$6,100,153
IO Period:	120 months			UW NOI Debt Yield:	11.5%
Seasoning:	3 months			UW NCF Debt Yield:	11.4%
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield at Maturity:	11.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.01x
Additional Debt Type:	NAP			Most Recent NOI:	$6,082,787 (12/31/2025)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$6,128,613 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,821,395 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	88.2% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.9% (12/31/2024)
RE Taxes:	$558,970	$139,743	NAP	3rd Most Recent Occupancy:	91.9% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$138,000,000 (2/24/2026)
Replacement Reserve:	$0	$726	$17,415	Appraised Value PSF:	$2,377
TI/LC Reserve:	$0	$4,837	$250,000	Cut-off Date LTV Ratio:	38.8%
Condominium Assessments Reserve:	$42,144	$0	NAP	Maturity Date LTV Ratio:	38.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$53,500,000	100.0%	Loan Payoff:	$50,154,452	93.7%
			Return of Equity:	$2,014,674	3.8%
			Closing Costs:	$729,761	1.4%
			Upfront Reserves:	$601,114	1.1%
Total Sources:	$53,500,000	100.0%	Total Uses:	$53,500,000	100.0%

(1) See “Escrows and Reserves”.

The Mortgage Loan. The third largest mortgage loan (the “10 Union Square East Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $53,500,000 and secured by a first priority fee mortgage encumbering a 58,049 SF anchored retail condominium property in New York, New York (the “10 Union Square East Property”).

The Borrower and the Borrower Sponsor. The borrower for the 10 Union Square East Mortgage Loan is ESRT 10 Union Square, L.L.C., a single purpose, Delaware limited liability company. The borrower sponsor for the 10 Union Square East Mortgage Loan is Empire State Realty Trust, Inc. (NYSE: ESRT), a real estate investment trust (“REIT”), that owns, manages, operates, and acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. As of December 31, 2025, ESRT’s portfolio was comprised of approximately 7.9 million rentable SF of office space, 800,000 SF of rentable retail space and 743 residential units, all located across New York City. ESRT’s office portfolio includes 10 properties, all of which are located in midtown Manhattan. The non-recourse carveout guarantor for the 10 Union Square East Mortgage Loan is Empire State Realty OP, L.P., the entity through which the borrower sponsor conducts all of its business and owns (either directly or through subsidiaries) substantially all of its assets.

The Property. The 10 Union Square East Property is comprised of a fee interest in a 58,049 SF retail condominium located at the southeast corner of Union Square Park, in Manhattan’s Union Square neighborhood. The 10 Union Square East Property was built in 1988, was acquired by the Malkin family (principals of the borrower sponsor) in 1996 and has been operated by the borrower sponsor for nearly 30 years. In October 2013, the borrower sponsor, Empire State Realty Trust, Inc., made an initial public offering, at which time, the 10 Union Square East Property’s estimated value was $49.0 million. Since the 2013 initial public offering, the borrower sponsor has invested approximately $7.0 million, made up of $1.5 million in capital improvement projects and $5.5 million in tenant improvements throughout the 10 Union Square East Property.

The 10 Union Square East Property is currently 88.2% occupied by eight different tenants. The largest tenant at the 10 Union Square East Property is Target, which comprises 64.0% of NRA and 55.8% of underwritten base rent. The 10 Union Square East Property’s next two largest tenants are AT&T Mobility (5.3% of NRA, 14.0% of underwritten base rent) and FedEx (4.6% of NRA, 11.0% of underwritten base rent). The 10 Union Square East Property

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

has averaged approximately 92% occupancy over the last 10 years. Target’s space was previously occupied by The Food Emporium for over 20 years; however, by 2018 the tenant was experiencing operational challenges and, during the pandemic, the prior tenant ceased operations. Food Emporium agreed to allow ESRT to proactively market the space and it was quickly backfilled with Target on a 15-year lease in advance of Food Emporium’s lease expiration. Since year end 2021, the borrower has also executed either new leases or renewals with all other tenants at the 10 Union Square East Property.

The 10 Union Square East Property is located along the ground floor and lower level within a 27-story, plus lower level, mixed-use building with residential, commercial and retail space. The collateral condominium unit is part of a larger mixed-use development knows as Zeckendorf Towers, which was constructed in 1988 and also includes 670 residential condominium units, a 362,000 SF office condominium unit, a 350-seat not-for-profit theater condominium unit and a 198-space parking garage condominium unit. Overall management and control of the condominium is made up of a commercial condominium board (seven members; includes the retail, office, theater and parking garage condominium units) and residential condominium board (seven members; includes all the residential apartments), as well as a master condominium board (11 total members; six who are residential board members and five who are commercial board members). The collateral has approximately 11.3839% voting rights in the commercial condominium board, and accordingly does not control either the condominium as a whole or the commercial condominium.

Major Tenants.

Target (37,173 SF, 64.0% of NRA, 55.8% of underwritten base rent). Target (NYSE: TGT) is the seventh largest retailer in the United States, selling a wide variety of goods including groceries, clothing, electronics, and home goods. Target operates over 2,000 locations in all 50 states and the District of Columbia. Target employs over 400,000 employees. Target has occupied the 10 Union Square East Property since 2022, and operates under a 15-year lease that is scheduled to expire in January 2038. Target has one, 10-year renewal option, followed by a one, five-year renewal option remaining on its lease.

The following table presents a summary regarding the major tenants at the 10 Union Square East Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Target	A/A2/A	37,173	64.0%	$4,796,480	55.8%	$129.03	1/31/2038	(3)	N
AT&T Mobility	BBB+/Baa2/BBB	3,084	5.3%	$1,204,194	14.0%	$390.47	4/30/2033	1 x 5 yr	N
FedEx	NR/Baa2/BBB	2,652	4.6%	$948,090	11.0%	$357.50	2/28/2030	None	N
Starbucks	NR/Baa1/BBB+	3,632	6.3%	$672,000	7.8%	$185.02	10/31/2032	1 x 5 yr	Y	(4)
Chipotle	NR/NR/NR	2,300	4.0%	$493,350	5.7%	$214.50	1/31/2030	None	N
Bravo Pizza	NR/NR/NR	1,170	2.0%	$217,800	2.5%	$186.15	12/31/2031	None	N
Baya Bar	NR/NR/NR	596	1.0%	$138,185	1.6%	$231.85	6/30/2033	None	N
Subway	NR/NR/NR	600	1.0%	$122,400	1.4%	$204.00	11/30/2032	None	N
Occupied Subtotal/Wtd. Avg.		51,207	88.2%	$8,592,500	100.0%	$167.80

Vacant Space		6,842	11.8%
Total/Wtd. Avg.		58,049	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Target has one, 10-year renewal option, followed by one, 5-year renewal option remaining.
(4)	Starbucks has the right to terminate its lease effective October 31, 2027, upon at least 455 days’ notice and payment of a termination fee.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the 10 Union Square East Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	2	4,952	8.5%	8.5%	$1,441,440	16.8%	16.8%	$291.08
2031	1	1,170	2.0%	10.5%	$217,800	2.5%	19.3%	$186.15
2032	2	4,232	7.3%	17.8%	$794,400	9.2%	28.6%	$187.71
2033	2	3,680	6.3%	24.2%	$1,342,380	15.6%	44.2%	$364.78
2034	0	0	0.0%	24.2%	$0	0.0%	44.2%	$0.00
2035	0	0	0.0%	24.2%	$0	0.0%	44.2%	$0.00
2036	0	0	0.0%	24.2%	$0	0.0%	44.2%	$0.00
2037 & Thereafter	1	37,173	64.0%	88.2%	$4,796,480	55.8%	100.0%	$129.03
Vacant	0	6842	11.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	8	58,049	100.0%		$8,592,500	100.0%		$167.80

(1)	Information is based on the underwritten rent roll as of February 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 10 Union Square East Property is located in the densely populated Union Square neighborhood of Manhattan, adjacent to Union Square. In the recent past, Union Square has attracted 40 new businesses including Capital One Labs, Compass, Dropbox, Hulu, Mashable, eBay and Facebook. There is a high level of foot traffic in the immediate area due to the plazas surrounding Union Square Park. During warm seasons, there are seating areas with bistro tables and chairs in and around the park. The 10 Union Square East Property has convenient access to nearby public transportation options. The Union Square subway station, located at 14th Street and Union Square East, services the L, N, Q, R, W, 4, 5 and 6 subway lines and can be accessed directly adjacent to the 10 Union Square East Property. The 4 and 5 subway lines are one stop away from Grand Central Station. The L subway line connects directly into Brooklyn starting three stops east of the 14 St-Union Square subway station and terminates at Eighth Avenue station two stops west, which in turn provides a connection to New York Penn Station and the Port Authority Bus Terminal via the A, C, and E subway lines. Multiple bus routes also serve the 10 Union Square East Property, including the MTA’s M14A and M14D “Select Bus Service” buses, which travel east and west along 14th Street and stop at Irving Place, one block east of the 10 Union Square East Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to comparable local area retail tenants with respect to the 10 Union Square East Property:

Comparable Leases Summary

Property/Location	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
10 Union Square East (subject)(1) Manhattan, NY	AT&T Mobility Chipotle	3,084 2,300	May 2023 Feb. 2025	10 5	$390.47 $214.50	Mod. Gross Mod. Gross
863 Broadway Manhattan, NY	HeyTea	2,640	Q1 2026	10	$177.27	Mod. Gross
175 Fourth Avenue Manhattan, NY	Santander	4,350	Q1 2026	10.5	$373.56	Mod. Gross
41 Union Square West Manhattan, NY	Voodoo Donuts	3,700	Q2 2025	10	$200.54	Mod. Gross
936 Broadway Manhattan, NY	Carhartt	7,107	Q1 2025	10	$140.71	Mod. Gross
42 Union Square East Manhattan, NY	Smashburger	1,000	Q4 2024	10	$228.00	Mod. Gross
31 Union Square West Manhattan, NY	Flight Club	11,700	Q4 2024	10	$119.66	Mod. Gross
142 Fifth Avenue Manhattan, NY	Cole Haan	4,352	Q3 2024	10	$229.78	Mod. Gross
85 Fifth Avenue Manhattan, NY	Nespresso	13,092	Q3 2024	10	$213.87	Mod. Gross
30 East 20th Street Manhattan, NY	Nemesis	4,300	Q3 2023	10	$111.63	Mod. Gross
172 Fifth Avenue Manhattan, NY	Hoka	2,175	Q4 2022	5	$344.83	Mod. Gross
32 East 16th Street Manhattan, NY	Sweetchick	2,100	Q2 2022	7	$178.10	Mod. Gross
7 West 21st Street Manhattan, NY	Bathhouse	34,328	Q3 2021	15	$58.26	Mod. Gross

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 1, 2026.

The following table presents certain information relating to comparable multi-level retail tenants with respect to the 10 Union Square East Property:

Comparable Leases Summary

Property/Location	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
10 Union Square East (subject)(1) Union Square Manhattan, NY	Target	37,173	Dec. 2022	15.2	$129.03	Mod. Gross
261 Eleventh Avenue Chelsea Manhattan, NY	Equinox	24,727	Q4 2025	20	$78.86	Mod. Gross
22 Astor Place Greenwich Village Manhattan, NY	JP Morgan Chase	14,900	Q3 2025	5	$275.00	Mod. Gross
11 Bond Street NoHo Manhattan, NY	Gymshark USA	13,124	Q1 2025	11	$217.16	Mod. Gross
860 Broadway Union Square Manhattan, NY	Uniqlo	19,250	Q1 2025	10	$119.48	Mod. Gross
200 Park Avenue South Flatiron District Manhattan, NY	STK	12,123	Q1 2025	10	$103.11	Mod. Gross
One Union Square South Union Square Manhattan, NY	Nordstrom	32,136	Q4 2024	2.7	$119.40	Net (Mod. Gross Adj.)
75 Varick Street Hudson Square Manhattan, NY	Equinox	29,528	Q3 2024	21.5	$118.53	Mod. Gross
One Union Square South Union Square Manhattan, NY	Best Buy	46,088	Q2 2024	5	$122.98	Net (Mod. Gross Adj.)
610 Broadway SoHo Manhattan, NY	Adidas	38,755	Q4 2022	10	$101.92	Mod. Gross
44 Union Square East Union Square Manhattan, NY	Petco	29,989	Q1 2022	10	$105.04	Mod. Gross

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 1, 2026.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

The following table presents information relating to the appraisal’s market rent conclusion for the 10 Union Square East Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (years)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Lease Structure
Retail: 15th Street	$70.00	10	NAP	$50.00 / $25.00	4.0% / 2.0%	Mod. Gross
Retail: Union Square East: In-Line	$250.00	10	NAP	$50.00 / $25.00	4.0% / 2.0%	Mod. Gross
Retail: Union Square East: Corner	$400.00	10	3.0% per annum	$50.00 / $25.00	4.0% / 2.0%	Mod. Gross
Retail: 14th Street In-Line	$325.00	10	NAP	$50.00 / $25.00	4.0% / 2.0%	Mod. Gross
Retail: Irving Place Corner	$200.00	10	NAP	$50.00 / $25.00	4.0% / 2.0%	Mod. Gross
Anchor (Multi-Level)	$125.00	15	10.0% every 5-years	$25.00 / $12.50	3.5% / 1.75%	Mod. Gross

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 10 Union Square East Property of $138,000,000 as of February 24, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 27, 2026, there was no evidence of any recognized environmental conditions at the 10 Union Square East Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 Union Square East Property:

Cash Flow Analysis
	2022	2023	2024	2025		UW		UW PSF
Gross Potential Rent(1)(2)	$4,109,602	$6,948,643	$8,424,513	$8,233,968		$10,219,750		$176.05
Reimbursements	$106,355	$250,764	$191,564	$143,761		$108,385		$1.87
Other Income(3)	$100,888	$38,428	($18,740)	$65,664		$56,068		$0.97
Less Vacancy & Credit Loss	$0	$0	$0	$0		($1,627,250)		($28.03)
Effective Gross Income	$4,316,845	$7,237,835	$8,597,336	$8,443,393		$8,756,952		$150.85

Real Estate Taxes	$1,525,098	$1,591,971	$1,670,209	$1,662,622		$1,692,638		$29.16
Insurance	$29,915	$31,863	$30,519	$30,587		$27,383		$0.47
Other Expenses	$598,704	$792,605	$767,995	$667,398		$870,022		$14.99
Total Expenses	$2,153,716	$2,416,439	$2,468,723	$2,360,606		$2,590,043		$44.62

Net Operating Income	$2,163,128	$4,821,395	$6,128,613	$6,082,787		$6,166,909		$106.24
Capital Expenditures	$0	$0	$0	$0		$8,707		$0.15
TI/LC	$0	$0	$0	$0		$58,049		$1.00
Net Cash Flow	$2,163,128	$4,821,395	$6,128,613	$6,082,787		$6,100,153		$105.09

Occupancy %	90.1%	91.9%	91.9%	88.2%	(4)	84.1%	(4)
NOI DSCR	0.71x	1.59x	2.02x	2.01x		2.03x
NCF DSCR	0.71x	1.59x	2.02x	2.01x		2.01x
NOI Debt Yield	4.0%	9.0%	11.5%	11.4%		11.5%
NCF Debt Yield	4.0%	9.0%	11.5%	11.4%		11.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated as of February 1, 2026.
(2)	UW Gross Potential Rent includes $83,075 of Rent Steps for Chipotle, Bravo Pizza, Subway and Baya Bar, as well as $645,314 of straight line rent steps for the investment grade tenants Target and AT&T Mobility, LLC.
(3)	Other Income includes license income, late fees, and other miscellaneous income.
(4)	2025 Occupancy % is based on the underwritten rent roll dated as of February 1, 2026. UW Occupancy represents economic occupancy. Historical occupancies represent physical occupancies.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $558,970 for real estate taxes and (ii) $42,144 for condominium assessments.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $139,743 monthly).

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Retail – Anchored	Loan #3	Cut-off Date Balance:	$53,500,000
10 Union Square East	10 Union Square East	Cut-off Date LTV:	38.8%
New York, NY 10003		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	11.5%

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $726 for annual capital expenditures approved by the lender; provided that the borrower is not required to make such deposits at any time that the balance of such funds is equal to or greater than 24 scheduled monthly deposits of such funds (which currently equates to approximately $17,415).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $4,837 for tenant improvements and leasing commissions incurred after origination; provided that the borrower is not required to make such deposits at any time the balance of such funds is equal to or greater than $250,000.

Condominium Assessments Reserve – In the event that the lender determinates that funds on deposit in the reserve fund for condominium assessments will be insufficient to pay at least two months of condominium assessments in full, the borrower is required to deposit funds into such reserve fund to make up such insufficiency.

Lockbox and Cash Management. The 10 Union Square East Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish a lender controlled lockbox account and a lender controlled cash management account. In addition, upon the occurrence of a Cash Sweep Event Period, the borrower is required to provide, and the lender is authorized to deliver letters to all tenants directing them to deposit rents directly into the lockbox account. During any Cash Sweep Event Period, all rents must be deposited into the lockbox account and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax, insurance, and condominium assessment reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 10 Union Square East Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period), lender-approved extraordinary expenses and any current emergency expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the 10 Union Square East Mortgage Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrower.

A “Cash Sweep Event Period” commences upon (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.15x for two consecutive calendar quarters (a “DSCR Event”); or (iii) unless the debt yield, calculated without Target’s rental income, is equal to or greater than 8.00%, (a) prior to March 31, 2034, Target both (I) going dark in more than 50% of its space (other than due to a pandemic) and (II) having (or Target’s parent company or other entity providing a guaranty of, or credit support for, Target’s lease having, as applicable) a long-term unsecured debt rating below BBB- by S&P, Baa3 by Moody’s, or BBB- by Fitch (or having its rating withdrawn altogether from any of these rating agencies), (b) on or after March 31, 2034, Target going dark in more than 50% of its space (other than due to a pandemic), (c) any bankruptcy filing or similar creditor’s rights filing by or against Target, or (d) any termination or cancellation of Target’s lease, or any written notification from Target of its intention to do any of the foregoing, except where at the time of such termination or cancellation Target’s space has been re-leased to one or more replacement tenants in accordance with the applicable terms and conditions of the 10 Union Square East Mortgage Loan documents and the debt service coverage ratio equals or exceeds 1.15x.

A Cash Sweep Event Period ends upon, (u) with respect to clause (i) above, the cure (if applicable) or waiver of the event of default, (v) with respect to clause (ii) above, the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters, (w) with respect to clauses (iii)(a)-(b) above, Target’s lease is in full force and effect and Target is no longer dark in at least 50% of its space for at least 30 days, (x) with respect to clause (iii)(c) above, Target’s lease has been affirmed in the applicable bankruptcy or insolvency proceeding pursuant to an order of the applicable court, (y) with respect to clauses (iii)(a)-(d) above, the debt yield calculated without counting any of Target’s rental income equal or exceeds 8.00% for the immediately preceding two calendar quarters; or (z) with respect to clauses (iii)(a)-(d) above, Target’s space has been re-leased to one or more replacement tenants in accordance with the applicable terms and conditions of the 10 Union Square East Mortgage Loan documents and the debt service coverage ratio equals or exceeds 1.15x.

A Cash Sweep Event Period caused by a DSCR Event can be cured by the borrower if, (i) within 10 days following written notice of a DSCR Event, the borrower deposits cash or letter of credit with the lender in an amount which, if the 10 Union Square East Mortgage Loan were prepaid by such amount in accordance with the terms and conditions of the 10 Union Square East Mortgage Loan documents, would cause the debt service coverage ratio to equal 1.15x (the “Collateral Deposit Amount”) and (ii) thereafter, for so long as the borrower elects to cure a DSCR Event this way, as of every three-month period after the initial deposit, the borrower must deposit additional cash collateral or increase the amount of the letter of credit, as applicable, by an amount necessary, if any, to cause the total amount to equal the Collateral Deposit Amount. Once the debt service coverage ratio equals or exceeds 1.15x for the immediately preceding six consecutive calendar months, such cash or letter of credit is required to be returned to the borrower.

Terrorism Insurance. The 10 Union Square East Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the 10 Union Square East Property plus 18 months of business interruption insurance with an extended period of indemnity of up to 18 months. If acts of terrorism or similar perils are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$49,747,230
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.3%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.9%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$49,747,230
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.3%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.9%

Marriott Anchorage Downtown
820 West 7th Avenue
Anchorage, AK 99501
Arctic Ocean
RUSSIA
ALASKA
CANADA
Barrow
Prudhoe Bay
Kotzebue
Fairbanks
Nome
ANCHORAGE
Valdez
Whitehorse
Bethel
Seward
Homer
Juneau
Sitka
Ketchikan
Kodiak
Unalaska
Pacific Ocean
Gulf of Alaska
NORTHWEST TERRITORIES
YUKON TERRITORY
BRITISH COLUMBIA
Knik Arm
381st Intelligence Squadron
Elmendorf Air Force Base
Davis Hwy
Arctic Warrior Dr
ALASKA RAILROAD
Government Hill
Alaska Museum of Science and Nature
Vanderberg Ave
Palmer 38 miles
Glenn Hwy
Commercial Dr
Reeve Blvd
Alaska Center for the Performing Arts
William A. Egan Civic & Conv. Center
Captain Cook Monument
3rd Ave
5th Ave
Glenn Square
Downtown
Merrill Field Airport
Northeast Anchorage
Anchorage Museum
ConocoPhillips Alaska
Anchorage 5th Ave Mall
Alaska Regional Hospital
Russian Jack Springs Park
Debarr Rd
Dena'ina Civic and Convention Center
15th Ave
Sullivan Arena
Bragaw St
Boniface Pkwy
ANCHORAGE
Earthquake Park
Fireweed Ln
Northern Lights Blvd
W. Benson Blvd
Midtown Mall
University of Alaska-Anchorage
Alaska Pacific University
34th Ave
36th Ave
ZJ Loussac Public Library
Seward Hwy
Lake Otis Pkwy
Providence Alaska Med. Ctr.
Alaska Airlines Center
Alaska Heart and Vascular Institute
Alaska Native Med. Ctr.
Baxter Rd
C St
Walter J. Hickel Pkwy
University Center
Tudor Rd
Spenard
W. Intl. Airport Rd
Intl. Airport Rd
Ted Stevens Anchorage Intl. Airport
Campbell Park
Far North Bicentennial Park
Conner's Lake Park
Dowling Rd
Campbell Airstrip Airport
Raspberry Rd
68th Ave
Minnesota Drive
Strawberry Rd
Sand Lake
Sand Lake Rd
Jewel Lake Rd
Northwood St
Old Seward Hwy
Abbott Loop
Dimond Blvd
Dimond Center
Elmore Rd
Bayshore Mall
Abbott Rd
Seward 118 miles

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Mortgage Loan No. 4 – Marriott Anchorage Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Anchorage, AK 99501
Original Balance(1):	$50,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$49,747,230			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2021
Borrower Sponsor:	William J. Yung III			Size:	392 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room(1):	$317,265
Mortgage Rate:	6.4610%			Maturity Date Balance Per Room(1):	$251,662
Note Date:	3/6/2026			Property Manager:	Crestview Management, LLC
Maturity Date:	3/11/2036				(Borrower Related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	300 months			UW NOI:	$19,735,966
IO Period:	0 months			UW NCF:	$17,903,315
Seasoning:	4 months			UW NOI Debt Yield(1):	15.9%
Prepayment Provisions(2):	L(28),D(85),O(7)			UW NCF Debt Yield(1):	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	20.0%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x
Additional Debt Balance(1):	$74,620,844			Most Recent NOI:	$20,059,126 (1/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$20,341,296 (12/31/2025)
Reserves(3)				3rd Most Recent NOI:	$18,191,617 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.8% (1/31/2026)
RE Taxes:	$635,495	$90,785	NAP	2nd Most Recent Occupancy:	75.7% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	73.8% (12/31/2024)
FF&E Reserve:	$0	$152,721	NAP	Appraised Value (as of):	$217,100,000 (8/26/2025)
Seasonality Reserve:	$1,435,000	Springing	$1,435,000	Appraised Value Per Room(1):	$553,827
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Cut-off Date LTV Ratio(1):	57.3%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	45.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$125,000,000	100.0%	Loan Payoff:	$64,241,883	51.4%
			Return of Equity:	$58,351,478	46.7%
			Upfront Reserves:	$2,072,995	1.7%
			Closing Costs:	$333,645	0.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Marriott Anchorage Downtown Mortgage Loan (as defined below) is part of the Marriott Anchorage Downtown Whole Loan (as defined below) evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $124,368,074. The Underwriting and Financial Information in the chart above reflects the Marriott Anchorage Downtown Whole Loan.
(2)	Defeasance of the Marriott Anchorage Downtown Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Marriott Anchorage Downtown Whole Loan to be securitized and (b) April 11, 2029. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in July 2026.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The fourth largest mortgage loan (the “Marriott Anchorage Downtown Mortgage Loan”) is part of a whole loan evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $49,747,230 (the “Marriott Anchorage Downtown Whole Loan”). The Marriott Anchorage Downtown Whole Loan is secured by the fee interest in a 392-room full-service hotel located in Anchorage, Alaska (the “Marriott Anchorage Downtown Property”). The Marriott Anchorage Downtown Mortgage Loan is evidenced by the non-controlling A-2 and A-3 notes with an outstanding principal balance as of the Cut-off Date of $49,747,230. The relationship between the holders of the Marriott Anchorage Downtown Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$49,747,230
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.3%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.9%

The table below identifies the promissory notes that comprise the Marriott Anchorage Downtown Whole Loan.

Marriott Anchorage Downtown Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,000,000	$57,706,786	WFCM 2026-C66	Yes
A-2	$30,000,000	$29,848,338	BANK 2026-BNK52	No
A-3	$20,000,000	$19,898,892	BANK 2026-BNK52	No
A-4(1)	$17,000,000	$16,914,058	WFB	No
Total	$125,000,000	$124,368,074

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Anchorage, L.P., a single-purpose entity, limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Anchorage Downtown Whole Loan. The borrower sponsor is William J. Yung III. The non-recourse carveout guarantor is CSC Holdings, LLC (“CSC”), an affiliate of Columbia Sussex. CSC currently owns 47 hotels across 20 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The Property. The Marriott Anchorage Downtown Property is a 20-story, 392-room, full-service hotel and is located at 820 West 7th Avenue, Anchorage, Alaska. Situated on an approximately 0.80-acre site, the Marriott Anchorage Downtown Property was built in 2000, underwent renovations in 2021 and is operated by Marriott International, Inc. under a franchise agreement that expires in February 2042. The borrower sponsor developed the Marriott Anchorage Downtown Property for $62.2 million in 2000 and has since invested an additional approximately $13.1 million ($33,418/Key) in capital improvements. Amenities at the Marriott Anchorage Downtown Property include a restaurant/bar, a lounge, more than 10,000 square feet of indoor meeting space, an indoor pool, a sundry/gift shop, a fitness center, a business center, and the typical complement of back-of-the-house facilities. The Marriott Anchorage Downtown Property guestroom configurations consist of 172 King and 220 Double Queen rooms.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Anchorage Downtown Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set (2)			Marriott Anchorage Downtown Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2024 TTM	67.6%	$236.49	$159.88	73.8%	$266.50	$196.67	109.2%	111.5%	121.7%
12/31/2025 TTM	68.4%	$247.49	$169.39	75.7%	$279.50	$211.68	110.6%	111.8%	123.7%
1/31/2026 TTM	68.6%	$248.21	$170.24	74.8%	$279.64	$209.28	109.1%	111.5%	121.7%

(1)	Source: Industry Report, unless otherwise indicated.
(2)	Competitive set includes Clarion Suites Anchorage Downtown, Sheraton Anchorage, Hilton Anchorage, The Wildbirch Hotel, Four Points by Sheraton Anchorage Downtown, Embassy Suites by Hilton Anchorage and The Lakefront Anchorage.
(3)	The information for the Marriott Anchorage Downtown Property is obtained from the underwriting.

The Market. The Marriott Anchorage Downtown Property is located in the center of Anchorage’s primary commercial district, within the downtown core, and is bounded by West 7th Avenue to the north, H Street to the east, I Street to the west, and an alley to the south. The Marriott Anchorage Downtown Property is located approximately five miles northeast of Ted Stevens Anchorage International Airport. The Marriott Anchorage Downtown Property is located within Downtown Anchorage, which is well-served by a network of arterial north–south and east–west roadways including Minnesota Drive, C Street, the Glenn Highway, and 4th Avenue, which provide direct connectivity to major employment centers and surrounding communities. The Marriott Anchorage Downtown Property benefits from its proximity to key attractions such as the Anchorage Museum, Alaska Native Heritage Center, Tony Knowles Coastal Trail, Kincaid Park, Flattop Mountain, and major national and state parks including Denali National Park, Chugach State Park, and Lake Clark National Park which are the leisure demand generators. Anchorage hosts a wide range of major events and activities, including outdoor recreation, wildlife viewing, and seasonal festivals. Anchorage’s role as a primary staging point for Alaska’s cruise traffic further enhances and supports the city’s tourism industry. Major employers include Joint Base Elmendorf-Richardson, Ted Stevens Anchorage International, Southcentral, Providence Alaska Medical Center, Alaska Native Medical Center, University of Alaska Anchorage and Alyeska Resort. According to the appraisal, the Marriott Anchorage Downtown Property’s 2024 demand segmentation was 70% Transient and 30% Meeting & Group.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Anchorage Downtown Property is 10,088, 61,173 and 140,780, respectively, and the average household income for the same radii is $124,213, $110,332 and $110,294, respectively.

According to a third-party report, the Marriott Anchorage Downtown Property is in the Anchorage submarket, which is within the Alaska USA market. According to a third-party report, the Anchorage submarket is comprised of 7,647 rooms in total. As of January 2026, the Anchorage submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 68.9%, $229.53 and $158.21, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$49,747,230
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.3%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.9%

The following table presents certain information relating to comparable sales pertaining to the Marriott Anchorage Downtown Property:

Comparable Sales
Property Name/Locations	Year Built / Renovated	Rooms	Occupancy	Sale Date	Sale Price (Per Room)
Marriott Anchorage Downtown Anchorage, AK	2000 / 2021	392	74.8%
Seattle Marriott Waterfront Seattle, WA	2003 / NAP	369	74.0%	Jul-25	$392,954
Hyatt Regency Lake Washington Renton, WA	2017 / NAP	347	77.0%	Dec-24	$452,450
Kimpton Hotel Monaco Seattle Downtown Seattle, WA	1969 / NAP	189	N/A	May-23	$334,656
AC Hotels by Marriott Phoenix Biltmore Phoenix, AZ	2018 / NAP	160	75.0%	Jan-23	$423,750
The Charter Hotel Seattle, Curio Collection by Hilton Seattle, WA	2018 / NAP	229	N/A	Oct-22	$470,729
Hilton San Diego Bayfront San Diego, CA	2008 / 2019	1,190	77.0%	Jun-22	$527,731
W Hollywood Los Angeles, CA	2010 / NAP	305	83.0%	Dec-21	$636,066
Le Meridien San Francisco San Francisco, CA	1989 / 2023	360	N/A	Sep-21	$615,278

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Anchorage Downtown Property of $217,100,000 as of August 26, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 15, 2025, there was no evidence of any recognized environmental conditions at the Marriott Anchorage Downtown Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$49,747,230
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.3%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Anchorage Downtown Property:

Cash Flow Analysis(1)(2)
	2021	2022	2023	2024	2025	1/31/2026 TTM	UW	UW per Room
Occupancy	59.9%	72.8%	74.0%	73.8%	75.7%	74.8%	74.8%
ADR	$188.26	$234.67	$252.43	$266.50	$279.50	$279.64	$279.64
RevPAR	$112.76	$170.83	$186.75	$196.67	$211.68	$209.28	$209.28

Rooms Revenue	$16,133,249	$24,442,437	$26,720,784	$28,217,063	$30,286,555	$29,944,041	$29,944,041	$76,387.86
Food & Beverage Revenue	$1,218,768	$3,895,698	$5,137,894	$5,699,932	$6,157,561	$6,057,817	$6,057,817	$15,453.61
Parking Revenue	$222,643	$384,510	$421,182	$450,185	$431,658	$439,889	$439,889	$1,122.17
Other Income	$152,506	$209,420	$217,254	$188,104	$210,444	$211,272	$211,272	$538.96
Total Revenue	$17,727,166	$28,932,065	$32,497,113	$34,555,284	$37,086,218	$36,653,019	$36,653,019	$93,502.60

Room Expense	$2,585,615	$4,049,462	$3,976,427	$4,118,485	$4,291,310	$4,263,382	$4,263,382	$10,875.97
Food & Beverage Expense	$876,906	$2,210,846	$3,046,815	$3,238,057	$3,349,916	$3,316,323	$3,316,323	$8,460.01
Other Department Expense	$119,022	$132,466	$152,531	$134,953	$177,219	$176,838	$176,838	$451.12
Total Department Expenses	$3,581,542	$6,392,774	$7,175,774	$7,491,494	$7,818,445	$7,756,543	$7,756,543	$19,787.10
Gross Operating Income	$14,145,624	$22,539,291	$25,321,339	$27,063,790	$29,267,773	$28,896,476	$28,896,476	$73,715.50

Total Undistributed Expenses	$4,316,510	$6,014,580	$6,758,674	$7,520,854	$7,599,491	$7,516,392	$7,544,244	$19,245.52
Gross Operating Profit	$9,829,114	$16,524,711	$18,562,665	$19,542,936	$21,668,282	$21,380,084	$21,352,232	$54,469.98

Property Taxes(3)	$1,132,223	$813,335	$769,941	$755,242	$756,221	$755,920	$1,037,545	$2,646.80
Insurance	$361,476	$389,864	$522,510	$596,078	$570,765	$565,038	$578,722	$1,476.33
Total Expenses	$9,391,751	$13,610,553	$15,226,899	$16,363,667	$16,744,922	$16,593,893	$16,917,053	$43,155.75

Net Operating Income	$8,335,415	$15,321,513	$17,270,214	$18,191,617	$20,341,296	$20,059,126	$19,735,966	$50,346.85
FF&E	$0	$0	$0	$0	$0	$0	$1,832,651	$4,675.13
Net Cash Flow	$8,335,415	$15,321,513	$17,270,214	$18,191,617	$20,341,296	$20,059,126	$17,903,315	$45,671.72

NOI DSCR(4)	0.83x	1.52x	1.71x	1.80x	2.02x	1.99x	1.96x
NCF DSCR(4)	0.83x	1.52x	1.71x	1.80x	2.02x	1.99x	1.77x
NOI Debt Yield(4)	6.7%	12.3%	13.9%	14.6%	16.4%	16.1%	15.9%
NCF Debt Yield(4)	6.7%	12.3%	13.9%	14.6%	16.4%	16.1%	14.4%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anchorage Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in NOI from 2021 to 2022 and 2022 to 2023 is primarily attributable to higher Occupancy and ADR, resulting in increased rooms revenue.
(3)	The increase in Property Taxes from 1/31/2026 TTM to Underwritten is due to the recent reassessment for the 2026 tax year.
(4)	Based on the Marriott Anchorage Downtown Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $635,495 and ongoing monthly deposits equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, initially estimated as $90,785.

Insurance - The Marriott Anchorage Downtown Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve - The Marriott Anchorage Downtown Whole Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $152,721.

Seasonality Reserve - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $1,435,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements or for the payment of any part of the monthly debt service payments occurring in December, January, February, March, and April to the extent that there is insufficient cash flow from the Marriott Anchorage Downtown Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance and thus the seasonality reserve

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$49,747,230
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.3%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.9%

deposit amount to an amount equal to the shortfall in debt service and to maintain a net cash flow debt service coverage ratio (“NCF DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months. On each monthly payment date occurring in June, July, August, September, and October of each year, the borrower is required to deposit an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially estimated at $287,000 and capped at the Seasonality Reserve Required Annual Balance.

PIP Reserve - The Marriott Anchorage Downtown Whole Loan documents require that on the date that any new property required improvement plan (“PIP”) is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Replacement Comfort Letter Reserve - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Anchorage Downtown Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the Marriott Anchorage Downtown Property into the lender-controlled lockbox account within three business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Anchorage Downtown Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Anchorage Downtown Whole Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the Marriott Anchorage Downtown Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the NCF DSCR falling below 1.25x for any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the NCF DSCR being equal to or greater than 1.25x for one calendar quarter.

Right of First Refusal/Purchase Options.  Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) if there is a proposed transfer of the Marriott Anchorage Downtown Property, any interest therein, or a controlling ownership interest in the borrower to a competitor (defined generally as any person or entity that owns or controls a hotel brand comprising at least 10 luxury hotels or 20 full-service hotels or 50 limited-service hotels). Upon receipt of notice of such proposed transfer, the franchisor has 30 days to elect one of four alternatives: (i) acquire the Marriott Anchorage Downtown Property for cash at the same price and terms offered by the competitor; (ii) acquire the Marriott Anchorage Downtown Property or ownership interests at fair market value determined through appraisals; (iii) terminate the franchise agreement, requiring the borrower to cancel the transfer or pay liquidated damages; or (iv) consent to the transfer on terms acceptable to the franchisor. The ROFR survives early termination of the franchise agreement for six months.

Terrorism Insurance. The Marriott Anchorage Downtown Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Anchorage Downtown Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 12-months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

The Falls
8888 Southwest 136th Street
Miami, FL 33176
Kendall
Pinecrest
Cutler
Palmetto Bay
South Miami
Coral Gables
Glenvar Heights
Richmond Heights
Palmetto Estates
West Perrine
Deering Bay
King's Bay
Biscayne Bay
MIAMI-DADE COUNTY
Miami Int'l Airport 10 miles
Don Shula Expwy
Palmetto Expwy
Snapper Creek Expwy
Snapper Creek Canal
MIAMI METRORAIL
S. Dixie Hwy
Killian Pkwy
Chapman Field Rd
Old Cutler Rd
Ingraham Hwy
SW 56th St
SW 72nd St
SW 80th St
N. Kendall Dr
SW 88th St
SW 104th St
SW 112th St
SW 120th St
SW 124th St
SW 128th St
SW 144th St
SW 152nd St
SW 160th St
SW 168th St
Miller Dr
SW 107th Ave
SW 102nd Ave
SW 97th Ave
SW 92nd Ave
SW 87th Ave
SW 82nd Ave
SW 77th Ave
SW 72nd Ave
SW 67th Ave
SW 57th Ave
University of Miami
Larkin Comm. Hospital South Miami
Baptist Health South Miami Hospital
The Shops at Sunset Place
South Miami Shopping Ctr.
Sunset West Shopping Ctr.
Dadeland Station
Dadeland North Shopping Center
Dadeland Mall
The Greenery Mall
Downtown Dadeland
Baptist Health Baptist Hospital
Miami Dade College - Kendall Campus
Killian Greens GC
Coral Pine Park
Pinecrest Place
Suniland Shopping Center
Pinecrest Center
Village Plaza
Briar Bay Center
Briar Bay GC
Prado Shopping Center
Market at Pinecrest
Colonial Palms Plaza
Jackson South Medical Center
Palmetto GC
Coral Reef Park
Chapman Field Park
Deering Bay CC
Deering Estates Preserve
Children's Hospital Palmetto
Weston
Davie
Fort Lauderdale
Pembroke Pines
Hollywood
Miramar
Hallandale
Aventura
Miami Gardens
North Miami Beach
North Miami
Hialeah
MIAMI
Miami Beach
Doral
Coral Gables
Tamiami
Kendale Lakes
The Everglades
Everglades National Park
The Hammocks
Kendall
Pinecrest
Biscayne Bay
Atlantic Ocean
Homestead
Medley
Princeton
Naranja
Broward County
Miami-Dade County

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Mortgage Loan No. 5 – The Falls

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Miami, FL 33176
Original Balance(1):	$45,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$45,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1980-1997/2024
Borrower Sponsors:	Simon Property Group, L.P. and			Size:	711,447 SF
	GMPTS Limited Partnership			Cut-off Date Balance PSF(1):	$183
Guarantor:	Simon Property Group, L.P.			Maturity Balance PSF(1):	$183
Mortgage Rate:	6.98090%			Property Manager:	Simon Management Associates II,
Note Date:	6/1/2026				LLC
Maturity Date:	6/1/2036				(borrower-related)
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	120 months			UW NOI(5):	$17,658,032
Seasoning:	1 month			UW NCF(5):	$16,804,295
Prepayment Provisions(2):	L(25),D(88),O(7)			UW NOI Debt Yield(5):	13.6%
Lockbox/Cash Mgmt. Status:	Hard/Springing			UW NCF Debt Yield(5):	12.9%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	13.6%
Additional Debt Balance(1):	$84,500,000			UW NCF DSCR(5):	1.83x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$16,305,465 (3/31/2026 TTM)
Reserves(3)				2nd Most Recent NOI:	$15,659,188 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$14,831,758 (12/31/2024)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy(6):	95.6% (6/1/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(6):	97.8% (12/31/2025)
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	98.0% (12/31/2024)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of):	$209,200,000 (4/14/2026)
Gap Rent Reserve:	$417,022	$0	NAP	Appraised Value PSF:	$294
Outstanding Lease Obligations:	$7,453,125	$0	NAP	Cut-off Date LTV Ratio(5):	62.1%
Apple Lease Reserve(3):	$3,000,000	$0	NAP	Maturity Date LTV Ratio(5):	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	80.2%	Loan Payoff:	$150,455,270	92.9%
Borrower Sponsor Equity:	$32,019,300	19.8%	Upfront Reserves:	$7,870,147	4.9%
			Apple Lease Reserve(3):	$3,000,000	1.9%
			Closing Costs:	$693,883	0.4%
Total Sources:	$162,019,300	100.0%	Total Uses:	$162,019,300	100.0%

(1)	The Falls Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off date of $130,000,000 (“The Falls Whole Loan”). The Underwriting and Financial Information in the chart above reflects the aggregate principal balance of The Falls Whole Loan.
(2)	Defeasance is permitted at any time after the earlier to occur of (i) June 1, 2029, and (ii) two years after the “startup day” for the REMIC Trust which holds the portion of The Falls Whole Loan last to be securitized (“REMIC Prohibition Period”). Prepayment with yield maintenance is permitted in whole prior to the expiration of the REMIC Prohibition Period at any time after June 1, 2029, provided that any portion of The Falls Whole Loan that has been securitized, as of such projected prepayment date, for a period of more than 2 years from the “startup day” for the REMIC Trust which holds such securitized portion of The Falls Whole Loan is contemporaneously defeased. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK 2026-BNK52 securitization trust in July 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Falls Whole Loan is structured with an upfront holdback in the form of an Apple Lease Reserve in the amount of $3.0 million to be held until such time Apple has executed its expansion lease, among other conditions or, if the Apple lease fails to be executed, until such time that The Falls Property achieves a Debt Yield of 13.13%, as further described below. Apple remains in occupancy and pays rent with respect to its current leased space. The original terms of Apple’s lease are 8,349 SF at an annual rent of $325,000, while the expansion lease covers 11,328 SF at an annual underwritten rent of $637,766.
(5)	UW NOI and UW NCF are inclusive of rental income associated with the Apple expansion lease, which is currently out for signature, though not yet executed. Based on The Falls Whole Loan net of the Apple Lease Reserve ($127,000,000), exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan has an UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 13.6%, 12.9%, 60.7% and 60.7%, respectively. Based on The Falls Whole Loan, exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan results in an UW NCF DSCR of 1.78x. We cannot assure you whether such leases will be signed on such expected terms or at all.
(6)	Occupancy figures presented are inclusive of temporary tenants (16,368 SF / 2.3% of NRA) at The Falls Property (as defined below).

The Mortgage Loan. The fifth largest mortgage loan (“The Falls Mortgage Loan”) is part of The Falls Whole Loan evidenced by six pari passu notes with an aggregate principal balance of $130,000,000 as of the Cut-off Date and is secured by the fee-simple interest in an open-air regional retail center totaling 711,447 square feet (“SF”) located in Miami, Florida (“The Falls Property”). The Falls Whole Loan was co-originated by German American Capital Corporation, New York Branch and JPMorgan Chase Bank, National Association. The non-controlling Note A-5 and non-controlling Note A-6, with an aggregate original principal balance of $45,500,000 represents The Falls Mortgage Loan and will be contributed to the BANK 2026-BNK52 securitization trust.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

The relationship between the holders of The Falls Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The controlling Note A-1 is held by German American Capital Corporation and is expected to be contributed to one or more future securitizations. The Falls Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 securitization until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise The Falls Whole Loan:

The Falls Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$50,000,000	$50,000,000	German American Capital Corporation	Yes
A-2(1)	$15,000,000	$15,000,000	German American Capital Corporation	No
A-3(1)	$10,000,000	$10,000,000	German American Capital Corporation	No
A-4(1)	$9,500,000	$9,500,000	German American Capital Corporation	No
A-5	$35,000,000	$35,000,000	BANK 2026-BNK52	No
A-6	$10,500,000	$10,500,000	BANK 2026-BNK52	No
Whole Loan	$130,000,000	$130,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower for The Falls Whole Loan is The Falls Shopping Center Associates LLC, a single purpose, bankruptcy remote single member Delaware limited liability company. The borrower sponsors for The Falls Whole Loan are Simon Property Group, L.P. (“Simon”) and GMPTS Limited Partnership (collectively the “Borrower Sponsors”). The non-recourse carveout guarantor is Simon. Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) for all guaranteed obligations, including environmental indemnity, is limited to 20% ($26,000,000) of the then-outstanding amount of The Falls Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group, Inc, an Indiana corporation (NYSE: SPG / S&P: A-), which is a self-administered and self-managed real estate investment trust specializing in the ownership, management and development of shopping, dining, entertainment and mixed-use destinations. As of December 31, 2025, Simon had ownership interests in 212 income-producing properties in the United States, which consisted of 108 malls, 70 premium outlets, six lifestyle centers and twelve other retail properties across 38 states and Puerto Rico encompassing a total of approximately 188.4 million square feet. Additionally, as of December 31, 2025, Simon had ownership interests in 42 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada.

General Motors Pension Trust (the “GM Pension Trust”) comprises the defined benefit retirement plans sponsored by General Motors LLC and operates as a diversified institutional investment platform with multi-asset exposure, including investments in real estate and other alternative asset classes. GMPTS Limited Partnership is a subsidiary of the GM Pension Trust.

The Property. The Falls Property is a 711,447 SF open-air regional retail center located in the Kendall submarket of Miami, Florida. The Falls Property comprises 10 retail buildings ranging from one to three stories and is designed around an approximately one million-gallon waterscape with bridges and waterfalls. The Falls Property functions as a daily-needs, fitness, dining, entertainment and lifestyle destination within the Kendall submarket of Miami-Dade County. The Falls Property’s open-air design, approximately one million-gallon waterscape, diversified tenant mix and recent capital investment program support recurring visitation and differentiate the center from more traditional enclosed mall formats. The Falls Property is located between the Pinecrest and Palmetto Bay neighborhoods of Miami, with nearby access to Florida’s Turnpike and South Dixie Highway, as well as public transportation via the Miami Metrorail, which provides service to Coral Gables, Downtown Miami and Miami International Airport.

The Falls Property is anchored by Macy’s (240,000 SF; 33.7% of NRA; 3.5% of underwritten base rent), as well as several non-traditional lifestyle and entertainment focused anchors including LifeTime Fitness (102,600 SF; 14.4% of NRA; 15.0% of underwritten base rent), Regal Cinema (39,746 SF; 5.6% of NRA; 6.1% of underwritten base rent) and The Fresh Market (21,720 SF; 3.1% of NRA; 2.3% of underwritten base rent). With more than 90 leased and temporary tenants across national, local, fitness, furniture, apparel, accessories, food and beverage, service and entertainment categories, The Falls Property benefits from a granular rent roll with limited exposure to any single tenant or industry. Aside from Macy’s and LifeTime Fitness, no other tenant occupies more than 5.6% of net rentable area. The Falls Property has maintained an average occupancy of 96.8% since 2019.

Since 2015, the Borrower Sponsors have invested $71.0 million in capital improvements at The Falls Property, including the redevelopment of the former Bloomingdale’s anchor box for LifeTime Fitness, a 2024 common-area renovation and the renovation of the 12-screen Regal Cinema into a Regal Bistro format. These investments have repositioned portions of The Falls Property toward recurring fitness, food-and-beverage and entertainment demand, while maintaining The Falls Property’s open-air lifestyle center format. Tenant sales trends support The Falls Property’s repositioning and traffic profile. Gross property sales increased from $150.1 million in 2024 to $178.8 million in 2025 and $183.8 million for the trailing twelve-month period ending February 2026. Inline sales for tenants under 10,000 SF were approximately $587 PSF for the trailing twelve-month period ending February 2026, and approximately $424 PSF excluding Apple.

The introduction of LifeTime Fitness to The Falls Property was the first step in the Borrower Sponsors’ long term business plan in shifting tenancy and foot traffic away from traditional mall anchors, introducing a more durable and dynamic offering. LifeTime Fitness supports The Falls Property’s daily-use profile by generating recurring visitation rather than relying solely on discretionary retail trips. The location caters to more than 3,000 daily members and includes fitness, spa, café and indoor/outdoor aquatic amenities. The Fresh Market is a specialty supermarket focused on fresh produce, premium foods and a differentiated shopping environment. The Fresh Market’s presence is intended to reinforce The Falls Property’s role as a daily lifestyle center rather than solely a discretionary retail destination. Comparable sales trends also indicate stability across tenants that have not expanded or contracted. For in-line

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

tenants less than 10,000 SF (excluding restaurants) current in-line tenant sales increased from $89.9 million in 2023 to $111.3 million for TTM February 2026, representing a 23.8% increase, or a 9.4% compound annual growth rate. Excluding Apple, in-line tenant sales increased from $57.6 million in 2023 to $75.5 million for TTM February 2026 representing a 31.1% increase, or a 13.3% compound annual growth rate.

The Falls Property attracts more than 5.7 million annual visitors, representing an approximately 28.8% increase from 4.4 million visitors in 2023. According to a third party market research report, several tenants rank among the most visited locations for their respective chains in the state, including LifeTime Fitness, which ranks first of four Florida locations, and The Fresh Market, which ranks seventh of 49 Florida locations and in the 87th percentile nationally. These visitation trends are further supported by The Falls Property’s mix of dining and entertainment uses, including the recently renovated Regal Cinema, True Food Kitchen, Shake Shack, Bulla Gastrobar, P.F. Chang’s China Bistro, BJ’s Restaurant and Brewhouse and other food and beverage operators.

Major Tenants.

Macy’s (240,000 SF; 33.7% of NRA; 3.5% of underwritten base rent): Founded in 1858, Macy’s is a United States department store chain. As of December 31, 2025, Macy’s had approximately 432 Macy’s-branded stores across the United States, Puerto Rico, and Guam and employs about 94,000 people company-wide. Macy’s has been a tenant at The Falls Property since 1995, has a lease expiration date on July 31, 2037, four, ten-year renewal options and no termination options.

LifeTime Fitness (102,600 SF; 14.4% of NRA; 15.0% of underwritten base rent): LifeTime Fitness is a premier athletic country club in the United States, offering a wide range of programs and amenities designed to enhance overall well-being. From state-of-the-art workout facilities to spaces for relaxation, every aspect of LifeTime Fitness is dedicated to helping individuals live their healthiest lives. Amenities within the LifeTime Fitness location at The Falls Property include an indoor pool, kids academy, spa, sauna, steam room, whirlpool and pickleball courts. LifeTime Fitness currently operates more than 180 athletic country clubs across the United States and Canada. LifeTime Fitness has occupied its leased space at The Falls Property since 2023 under a lease that expires in January 2044 and has three, five-year renewal options and no termination options.

Regal Cinema (39,746 SF; 5.6% of NRA; 6.1% of underwritten base rent): Regal Cinema (“Regal”) is an American movie theater chain founded in 1989 and headquartered in Knoxville, Tennessee. According to the appraisal, Regal operates one of the largest and most geographically diverse theater circuits in the United States, with more than 7,200 screens in almost 550 theaters across more than 45 states, American Samoa, the District of Columbia, Guam and the Northern Mariana Islands. Regal operates a 12-screen cinema at The Falls Property. Year-to-date March 2026 gross sales totaled approximately $1.9 million, or approximately $158,000 per screen, representing a 263% increase compared with 2025 pre-renovation gross sales. Regal has occupied its leased space at The Falls Property since 1980. Regal’s lease expires in January 2036 and has two five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at The Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Macy's	BBB-/Ba2/BB+	240,000	33.7%	$525,000	3.5%	$2.19	7/31/2037	4 x 10 yrs	N
LifeTime Fitness	BB/NR/NR	102,600	14.4%	$2,262,000	15.0%	$22.05	1/31/2044	3 x 5 yrs	N
Anchor Tenants Subtotal/Wtd. Avg.		342,600	48.2%	$2,787,000	18.5%	$8.13

Major Tenants
Regal Cinema	NR/NR/NR	39,746	5.6%	$911,500	6.1%	$22.93	1/31/2036	2 x 5 yrs	N
The Fresh Market	NR/NR/NR	21,720	3.1%	$350,500	2.3%	$16.14	8/31/2027	5 x 5 yrs	N
Arcade Time Entertainment	NR/NR/NR	12,167	1.7%	$547,515	3.6%	$45.00	11/30/2030	None	N
Merrill Lynch	AA-/A1/A-	12,000	1.7%	$560,439	3.7%	$46.70	6/30/2032	4 x 5 yrs	N
Activate Games	NR/NR/NR	11,442	1.6%	$394,749	2.6%	$34.50	8/31/2036	1 x 5 yrs	N
Apple(3)	NR/Aaa/AA+	11,328	1.6%	$637,766	4.2%	$56.30	10/31/2037	None	N
Victoria's Secret	NR/Ba3/BB-	8,937	1.3%	$325,664	2.2%	$36.44	1/31/2027	None	N
Brooks Brothers	NR/NR/NR	8,895	1.3%	$323,449	2.2%	$36.36	1/31/2027	None	N
Major Tenants Subtotal/Wtd. Avg.		126,235	17.7%	$4,051,583	26.9%	$32.10

Other Tenants		194,707	27.4%	$8,202,940	54.5%	$42.13
Occupied Subtotal/Wtd. Avg.		663,542	93.3%	$15,041,523	100.0%	$22.67

Vacant Space(4)		47,905	6.7%
Total/Wtd. Avg.		711,447	100.0%

(1)	Based on the underwritten rent roll as of June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. The original terms of Apple’s lease are 8,349 SF at an annual rent of $325,000.
(3)	Reflects the terms associated with the Apple expansion lease, which is currently out for signature, though not yet executed.
(4)	Vacant Space includes temporary tenants. Temporary tenants at The Falls Property include 16,368 SF or 2.3% of NRA, which results in a physical occupancy of 95.6% based on the underwritten rent roll as of June 1, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

The following table presents certain information relating to the historical occupancy of The Falls Property:

Historical Occupancy
	2019	2020	2021	2022	2023	2024	2025	6/1/2026(1)
Occupancy Excluding Temporary Tenants	94.5%	80.0%	85.9%	82.4%	82.4%	88.6%	90.2%	93.3%
Occupancy Including Temporary Tenants	98.4%	89.4%	98.2%	98.0%	97.8%	98.0%	97.8%	95.6%

(1)	Based on the underwritten rent roll as of June 1, 2026

The following table presents certain information relating to the sales history of certain tenants of The Falls Property:

Tenant Sales(1)
	2024 PSF	2025 PSF	TTM Feb-2026 PSF	TTM Feb-2026 PSF / Occ. Cost(2)(3)
Gross Property Sales	$150,140,778	$178,770,258	$183,807,118	$306 / 9.8%
Sales (Inline < 10,000 SF)	$533	$571	$587	$587 / 10.5%
Sales (Inline < 10,000 SF excl. Apple)	$374	$416	$424	$424 / 14.5%
Anchor Tenants	$70	$141	$144	$144 / 6.6%
Inline > 10,000 SF	$367	$324	$338	$338 / 13.1%

(1)	All sales information presented above is based upon information provided by the Borrower Sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the Borrower Sponsors. These sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales. Finally, the sales figures are reflective of historical sales for in-place tenants at the property and do not include prior year sales for tenants that have since vacated The Falls Property. Sales (Inline < 10,000 SF), Sales (Inline < 10,000 SF excl. Apple), Anchor Tenants and Inline > 10,000 SF figures for 2024, 2025 and TTM Feb-2026 represent the PSF value.
(2)	Wtd. Avg. Occupancy Cost is calculated based on the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated June 1, 2026.
(3)	Sales figures and TTM Feb-2026 PSF / Occ. Cost are based on the pre-expansion Apple lease (8,349 SF/ $325,000 annual rent).

The following table presents certain information relating to the sales history of select major tenants of The Falls Property:

Select Major Tenant Sales(1)
Tenant Name	SF	2024	2025	Feb 2026 TTM	Occupancy Cost(2)
Anchor Tenants
Macy's	240,000	$23,853,316	$25,312,073	$24,851,689	3.6%
LifeTime Fitness	102,600	NAV	$22,928,858	$24,372,429	9.7%
Major Tenants
Regal Cinema	39,746	$4,134,075	$2,983,355	$3,828,823	33.1%
Arcade Time Entertainment	12,167	$3,993,735	$2,815,979	$2,856,472	23.4%
Apple(3)	11,328	$34,319,437	$34,056,393	$35,725,909	2.1%
Victoria's Secret	8,937	$3,743,114	$3,850,320	$4,394,204	17.2%
Brooks Brothers	8,895	$1,607,216	$1,576,877	$1,566,863	21.4%

(1)	All sales information presented herein with respect to The Falls Property is based upon information provided by the Borrower Sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the Borrower Sponsors.
(2)	Occupancy Cost is calculated from February 2026 TTM sales.
(3)	Sales figures and TTM Feb-2026 PSF / Occ. Cost are based on the pre-expansion Apple lease (8,349 SF/ $325,000 annual rent / $12,769 reimbursements).

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at The Falls Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	5	11,348	1.6%	1.6%	$359,269	2.4%	2.4%	$31.66
2027	21	89,108	12.5%	14.1%	$3,038,551	20.2%	22.6%	$34.10
2028	13	37,212	5.2%	19.4%	$1,453,684	9.7%	32.3%	$39.06
2029	10	15,644	2.2%	21.5%	$733,805	4.9%	37.1%	$46.91
2030	7	25,139	3.5%	25.1%	$1,297,542	8.6%	45.8%	$51.61
2031	4	17,014	2.4%	27.5%	$626,632	4.2%	49.9%	$36.83
2032	6	32,478	4.6%	32.0%	$1,608,030	10.7%	60.6%	$49.51
2033	1	8,103	1.1%	33.2%	$323,553	2.2%	62.8%	$39.93
2034	3	13,201	1.9%	35.0%	$410,571	2.7%	65.5%	$31.10
2035	2	2,998	0.4%	35.5%	$158,264	1.1%	66.5%	$52.79
2036	4	57,369	8.1%	43.5%	$1,606,855	10.7%	77.2%	$28.01
2037 & Thereafter	3	353,928	49.7%	93.3%	$3,424,766	22.8%	100.0%	$9.68
Vacant(2)	0	47,905	6.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	79	711,447	100.0%		$15,041,523	100.0%		$22.67

(1)	Information is based on the underwritten rent roll as of June 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	Includes temporary tenants.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes Vacant SF.

The Market. The Falls Property is located in Miami, Florida within Miami-Dade County. The Falls Property is situated on approximately 55 acres at the intersection of US 1 and SW 136th Street in Miami, Florida. The Falls Property is located in the Kendall/Pinecrest area of unincorporated Miami-Dade County, approximately 14 miles south of the Miami central business district. The immediate area surrounding The Falls Property is built out with a mixture of retail, community shopping centers, outparcel restaurants, institutional uses, light industrial uses and surrounding residential neighborhoods. The Falls Property benefits from access and visibility along two heavily traveled corridors. The Falls Property is adjacent to South Dixie Highway, which carries approximately 58,000 vehicles per day, and SW 136th Street, which carries approximately 20,000 vehicles per day. The appraisal indicates that the 2025 population within a one-, three- and five-mile radius of The Falls Property was 10,441, 99,228 and 273,634, respectively, with average household income of $169,966, $186,437 and $154,993, respectively, within the same radii.

According to the appraisal, The Falls Property is located within the Kendall retail submarket of the Miami-Dade County retail market. The Kendall retail submarket has limited vacancy and above-average occupancy. As of the fourth quarter of 2025, the Kendall retail submarket contained approximately 22.2 million SF of retail space, with an occupancy rate of 97.6% and average asking rent of $48.87 PSF on a triple-net basis.

The following table presents certain information relating to the appraisal’s market rent conclusions for The Falls Property:

Market Rent Summary
	Market Rent	Lease Terms	TI Allowance (PSF) New / Renewal	Leasing Commissions New / Renewal
Anchor	$4.00	15	$25.00 / $0.00	4.0% / 2.0%
Grocery Anchor	$18.00	15	$25.00 / $0.00	4.0% / 2.0%
Fitness Anchor	$23.00	15	$25.00 / $0.00	4.0% / 2.0%
Theater	$23.00	15	$25.00 / $0.00	4.0% / 2.0%
Bank / Restaurant	$48.00	10	$25.00 / $0.00	4.0% / 2.0%
Outparcel Restaurant	$60.00	10	$25.00 / $0.00	4.0% / 2.0%
In-line Over 10,000 SF	$35.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 5,001 - 10,000 SF	$38.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 2,501 - 5,000 SF	$40.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 1,001 - 2,500 SF	$55.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 1,000 SF & Under	$85.00	5	$20.00 / $0.00	6.0% / 3.0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

The following table presents certain information relating to competitive shopping centers for The Falls Property:

Competitive Shopping Centers
Property Name/Location	Distance to Subject	Year Built/Renovated	Total NRA (SF)	Occupancy	Anchor Tenant(s)
The Falls	NAP	1980-1997 / 2024	711,447(1)	95.6%(1)	Macy's
8888 Southwest 136th Street					LifeTime Fitness
Miami, FL					Regal Cinema
					The Fresh Market
Esplanade Palm Beach	75 miles	1979 / 2000	142,980	94.0%	Saks Fifth Avenue
150 Worth Avenue
Palm Beach, FL
Bal Harbour Shops	21 miles	1965 / 2024	924,216	100.0%	Saks Fifth Avenue
9700 Collins Avenue					Neiman Marcus
Bal Harbour, FL
Midway Crossings	8.9 miles	1970 / NAP	666,741	89.0%	Costco, Home Depot, Aldi, Burlington,
7795 W Flagler St					Marshall's, Ross Dress for Less,
Miami, FL					Old Navy, Five Below, Micro Center
The Dolphin Mall(2)	11 miles	2001 / 2015	1,427,537	97.0%	Burlington Coat Factory, Dolphin 19 Cinemas
11250 NW 25th Street					Dave & Busters, Marshalls, Homegoods,
Miami, FL					Ross Dress for Less, Sam Ash Music,
					Old Navy, Group USA, Forever 21
					Bass Pro Shops
Brickell City Centre Retail(2)	12 miles	2016 / NAP	496,508	99.0%	Saks Fifth Avenue
700 S Miami Avenue
Miami, FL
Westland Mall	15 miles	1970 / NAP	238,607	89.0%	JC Penney
1675 West 49th Street					Macy's
Hialeah, FL

Source: Appraisal.

(1)	Based on the underwritten rent roll as of June 1, 2026.
(2)	Owned by an affiliate of one or more of the Borrower Sponsors.

Appraisal. According to the appraisal as of April 14, 2026, The Falls Property had an “as-is” appraised value of $209,200,000.

Environmental Matters. According to the Phase I environmental report, dated April 22, 2026, there was no evidence of any recognized environmental conditions at The Falls Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Falls Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM		UW	UW Per SF
Base Rent(2)	$13,626,964	$13,995,620	$14,066,906	$14,166,377		$15,041,523	$21.14
Rent Steps	$0	$0	$0	$0		$198,856	$0.28
Percentage Rent	$387,610	$587,565	$1,914,178	$2,522,008		$2,808,422	$3.95
Vacant Income	$0	$0	$0	$0		$2,078,316	$2.92
Gross Potential Rent	$14,014,574	$14,583,185	$15,981,084	$16,688,385		$20,127,116	$28.29
Reimbursements	$5,217,091	$5,825,641	$6,208,001	$6,247,800		$6,006,265	$8.44
Gross Potential Income	$19,231,665	$20,408,826	$22,189,085	$22,936,185		$26,133,381	$36.73
Vacancy & Bad Debt	$173,891	($110,090)	($235,015)	($218,979)		($2,078,316)	($2.92)
Other Income	$1,487,927	$1,626,721	$1,476,306	$1,554,241		$1,426,227	$2.00
Effective Gross Income	$20,893,483	$21,925,457	$23,430,376	$24,271,447		$25,481,293	$35.82

Real Estate Taxes	$1,974,431	$1,935,556	$2,100,354	$2,096,002		$2,123,665	$2.98
Insurance	$747,051	$804,939	$728,521	$712,287		$729,544	$1.03
Other Operating Expenses	$4,116,981	$4,353,204	$4,942,313	$5,157,693		$4,970,052	$6.99
Total Expenses	$6,838,463	$7,093,699	$7,771,188	$7,965,982		$7,823,261	$11.00

Net Operating Income	$14,055,020	$14,831,758	$15,659,188	$16,305,465		$17,658,032	$24.82
TI/LC	$0	$0	$0	$0		$711,447	$1.00
Replacement Reserves	$0	$0	$0	$0		$142,289	$0.20
Net Cash Flow	$14,055,020	$14,831,758	$15,659,188	$16,305,465		$16,804,295	$23.62

Occupancy %(3)	97.8%	98.0%	97.8%	95.6%	(4)	87.9%
NOI DSCR(2)(5)	1.53x	1.61x	1.70x	1.77x		1.92x
NCF DSCR(2)(5)	1.53x	1.61x	1.70x	1.77x		1.83x
NOI Debt Yield(2)(5)	10.8%	11.4%	12.0%	12.5%		13.6%
NCF Debt Yield(2)(5)	10.8%	11.4%	12.0%	12.5%		12.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(2)	Base Rent is inclusive of rental income associated with the Apple expansion lease, which is currently out for signature, though not yet executed. Based on The Falls Whole Loan net of the Apple Lease Reserve ($127,000,000), exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan has an UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 13.6%, 12.9%, 60.7% and 60.7%, respectively. Based on The Falls Whole Loan, exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan has an UW NCF DSCR of 1.78x.
(3)	Occupancy figures shown are representative of permanent and temporary tenants at The Falls Property. Temporary tenants in occupancy at The Falls Property include 16,368 SF or 2.3% of NRA. UW Occupancy represents economic occupancy, and historical occupancy represents physical occupancy.
(4)	Based on the underwritten rent roll as of June 1, 2026.
(5)	Based on The Falls Whole Loan balance.

Escrows and Reserves.

Real Estate Taxes – During a Lockbox Event Period (as defined below), if taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to delinquency, or if the borrower fails upon request to provide reasonably satisfactory evidence that such real estate taxes and other charges have been timely paid, the borrower is required to make a monthly deposit equal to 1/12 of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months.

Insurance – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that The Falls Property is covered by policies maintained as part of a reasonably acceptable blanket insurance policy, the borrower is required to make a monthly deposit equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon expiration. As of the origination date, The Falls Property is covered by a blanket insurance policy acceptable to the lender.

Replacement Reserve – During a Lockbox Event Period, the borrower is required to make monthly deposits of $11,857 to be used for replacements and repairs required to be made at The Falls Property.

Rollover Reserve – During a Lockbox Event Period, the borrower is required to make monthly deposits of $59,287 for lease rollover reserves.

Outstanding Lease Obligations – At origination, the borrower was required to make an upfront deposit of $7,453,125 to cover outstanding landlord obligations under specified leases set forth in The Falls Whole Loan documents.

Gap Rent Reserve – At origination, the borrower was required to make an upfront deposit of $417,022 to cover rent credits or abatements under specified existing leases set forth in The Falls Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Retail – Anchored	Loan #5	Cut-off Date Balance:	$45,500,000
8888 Southwest 136th Street	The Falls	Cut-off Date LTV:	62.1%
Miami, FL 33176		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.6%

The borrower may deliver letters of credit in lieu of cash deposits otherwise required for the tax escrows, insurance escrows, replacement reserves, rollover reserves, outstanding tenant improvements and leasing commissions reserve and gap rent reserve upon not less than 10 days’ written notice to the lender. With respect to the Outstanding Lease Obligations Reserve and Gap Rent Reserve, the borrower may alternatively deliver a reserve guaranty in lieu of the cash deposit.

Apple Lease Reserve – At origination, the borrower was required to deposit $3,000,000 with the lender in connection with the Apple tenant expansion lease. The borrower may request release of the funds within the Apple Lease Reserve upon the execution of the Apple expansion lease. If the Apple expansion lease fails to be executed or the material economic terms of the Apple expansion lease are amended prior to execution such that rent payable by Apple does not result in a debt yield of at least 13.13%, the Apple Lease Reserve is required to remain with the lender until the borrower delivers an officer’s certificate certifying that leases have been executed such that the 13.13% minimum debt yield has been met, together with an updated rent roll.

Lockbox and Cash Management. The Falls Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents or other income otherwise received into the lockbox account within two business days of receipt. If no Lockbox Event Period is continuing, all immediately available funds in the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept weekly to a lender-controlled cash management account and applied in accordance with The Falls Whole Loan documents. During the continuance of a Lockbox Event Period, any excess cash flow is required to be deposited into an excess cash flow reserve account as additional security for The Falls Whole Loan. During the continuance of an event of default, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

A “Lockbox Event Period” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the manager if the manager is an affiliate of the borrower and the manager is not replaced within 60 days with a qualified manager; or (iv) a Debt Yield Trigger Event (as defined below) (each a “Lockbox Event”). A Lockbox Event Period will end upon the occurrence of the applicable Lockbox Termination Event (as defined below); provided, however, that no other Lockbox Event or event of default is continuing, the borrower may not cure a Lockbox Event more than five times in the aggregate during the term of The Falls Whole Loan, the borrower may not cure a Lockbox Event triggered by a bankruptcy action of the borrower at any time during the term of The Falls Whole Loan and the borrower must pay the lender’s reasonable out-of-pocket expenses incurred in connection with the applicable Lockbox Termination Event.

A “Debt Yield Trigger Event” occurs if the debt yield, based on the trailing four calendar quarter period immediately preceding the applicable determination date, is less than 10.50% for two consecutive calendar quarters. A Debt Yield Trigger Event will be cured upon (i) achievement of a debt yield equal to or greater than 10.50% for two consecutive calendar quarters, (ii) the borrower’s prepayment of a portion of The Falls Whole Loan in an amount sufficient to cause the debt yield to be not less than 10.50%, or (iii) the borrower’s delivery to the lender of cash, U.S. Obligations (as defined below), other acceptable securities or a letter of credit in an amount equal to the Debt Yield Cure Collateral Amount (as defined below) (each a “Debt Yield Trigger Event Cure”). No yield maintenance premium, prepayment premium or other penalty or fee will be due in connection with any such partial prepayment that occurs on or after the lockout period expiration date (it being understood that no such premiums, penalties or fees will be due in connection with any such partial prepayment occurring prior to the lockout period expiration date other than the yield maintenance premium).

A “Lockbox Termination Event” means, as applicable, (i) if the related Lockbox Event is caused solely by a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Event Cure; (ii) if the related Lockbox Event is caused solely by an event of default, the lender’s acceptance of a cure of such event of default, which the lender is not obligated to accept and may accept or reject in its sole and absolute discretion, provided that the lender has not accelerated The Falls Whole Loan, moved for a receiver or commenced foreclosure proceedings; or (iii) if the related Lockbox Event is caused solely by a bankruptcy action of the manager, the borrower’s replacement of the manager with a qualified manager under a replacement management agreement within 60 days, or the discharge or dismissal of such bankruptcy action of the manager within 90 days without adverse consequences to The Falls Property or The Falls Whole Loan.

The “Debt Yield Cure Collateral Amount” means, during the continuance of a Debt Yield Trigger Event, the amount which, if applied to the repayment of The Falls Whole Loan, would result in a debt yield equal to 10.50% (the “Debt Yield Target”).

“U.S. Obligations” means non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the rating agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Releases. The borrower is permitted without the lender’s consent to make transfers of non-income producing portions of The Falls Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and customary REMIC conditions.

Terrorism Insurance. The Falls Whole Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies; while TRIPRA (or a similar federal program) remains in effect and covers both domestic and foreign acts, TRIPRA “covered acts” coverage is accepted as full compliance for required terrorism risks.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

The Offices at Park Lane
8020, 8070 & 8080 Park Lane
Dallas, TX 75231
Richardson
Garland
DALLAS
North Dallas
Forest Meadow
Lake Highlands
Vickery Meadow
Northeast Dallas
University Park
Highland Park
Oak Lawn
Lakewood
Lakewood Hills
Eastwood
DALLAS COUNTY
DFW Intl. Airport 17 miles
Dallas Love Field 4 miles
Downtown Dallas 2 miles
LBJ Frwy
Central Expwy
Walnut St
Forest Ln
Royal Ln
Walnut Hill Ln
Park Ln
Northwest Hwy
Lovers Ln
Mockingbird Ln
Kingsley Rd
Preston Rd
Hillcrest Rd
Hillcrest Ave
Greenville Ave
Abrams Rd
Skillman St
Audelia Rd
Plano Rd
Easton Rd
E. Mockingbird Ln
Gaston Ave
Live Oak St
Ross Ave
Bennet Ave
Henderson Ave
Cole Ave
Lemmon Ave
Douglas Ave
RED/ORANGE LINES
DART BLUE LINE
RED, ORANGE, AND BLUE LINES
DART
LBJ/CENTRAL
FOREST LANE
WALNUT HILL
PARK LANE
LOVERS LANE
MOCKINGBIRD
LBJ/SKILLMAN
WHITE ROCK
CITYPLACE
Dallas County Tax Office
Park Central
Hamilton Park
Dallas College - Richland Campus
Medical City Dallas Hospital
Market at Preston Forest
Preston Forest Village
Preston Forest Shopping Ctr.
Central Forest Shopping Center
Texas Instruments
High Point Center
Forest View Plaza
Royal Oaks CC
Harry S. Moss Park
Meadow Central Market
Preston Hollow Village
Texas Health Presbyterian Hospital Dallas
North Central Medical Plaza
Caruth Plaza
NorthPark Center
The Shops at Park Lane
The Plaza at Preston Center
Lincoln Park
Lake Highlands Community Garden
Northlake Center
Flag Pole Hill Park
White Rock Lake Park
White Rock Lake
Medallion Center
Old Town in the Village
Snider Plaza
Hillcrest Village
Southern Methodist University
George W. Bush Pres. Center
Mockingbird Station
Dallas CC
Meadows Museum
Gerald J. Ford Stadium
Highland Park Village
Mockingbird Commons
Hillside Village
Lakewood Shopping Center
Lakewood CC
West Village
75
635
289
12
Lewisville
Plano
Allen
Flower Mound
Carrollton
Coppell
Addison
Farmers Branch
Richardson
Garland
Rowlett
Irving
DALLAS
Mesquite
Grand Prairie
Duncanville
DeSoto
Lancaster
Cedar Hill
Wilmer
Hutchins
Seagoville
Combine
Balch Springs
Sachse
Wylie
Lucas
COLLIN COUNTY
DENTON COUNTY
DALLAS COUNTY
Midlothian
Ovilla
Red Oak

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Mortgage Loan No. 6 – The Offices at Park Lane

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Dallas, TX 75231
Original Balance:	$38,000,000			General Property Type:	Office
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose(1):	Acquisition/Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	Vijaya Borra			Size:	354,682 SF
Guarantor:	Vijaya Borra			Cut-off Date Balance PSF:	$107
Mortgage Rate:	6.4300%			Maturity Date Balance PSF:	$107
Note Date:	5/21/2026			Property Manager:	Northwood Retail LLC
Maturity Date:	6/6/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$6,473,931
IO Period:	120 months			UW NCF:	$5,793,630
Seasoning:	1 month			UW NOI Debt Yield:	17.0%
Prepayment Provisions:	L(25),D(90),O(5)			UW NCF Debt Yield:	15.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	17.0%
Additional Debt Type:	NAP			UW NCF DSCR:	2.34x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$5,390,274 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,272,974 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$5,551,714 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.8% (2/1/2026)
RE Taxes:	$530,817	$132,704	NAP	2nd Most Recent Occupancy:	70.7% (12/31/2024)
Insurance:	$113,756	$16,251	NAP	3rd Most Recent Occupancy:	84.6% (12/31/2023)
Replacement Reserves:	$0	$5,911	NAP	Appraised Value (as of):	$69,200,000 (3/19/2026)
Deferred Maintenance:	$43,844	$0	NAP	Appraised Value PSF:	$195
TI/LC Reserves:	$1,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio:	54.9%
Unfunded Obligations Reserve:	$2,812,701	$0	NAP	Maturity Date LTV Ratio:	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	79.3%	Purchase Price	$33,000,000	68.9%
Sponsor Equity:	$9,894,393	20.7%	Loan Payoff:	$9,470,290	19.8%
			Upfront Reserves:	$4,501,118	9.4%
			Closing Costs:	$922,985	1.9%
Total Sources:	$47,894,393	100.0%	Total Uses:	$47,894,393	100.0%

(1)	The related borrower acquired the 8020 Park Lane Property (as defined below) at origination for $33,000,000. In addition, at origination, the related borrower refinanced the 8070-8080 Park Lane Property (as defined below).
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	See “Portfolio Summary” for an overview of The Offices at Park Lane Properties (as defined below).
(4)	The increase in Most Recent NOI to UW NOI is attributed to higher reimbursements due to recent triple net leasing at The Offices at Park Lane Properties (as defined below) and the fifth largest tenant by SF at The Offices at Park Lane Properties, Condon Tobin Sladek Thornton, converting its lease from modified gross to triple net.

The Mortgage Loan. The sixth largest mortgage loan (“The Offices at Park Lane Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,000,000 and secured by a first priority fee mortgage encumbering two suburban office properties in Dallas, Texas totaling 354,682 SF (“The Offices at Park Lane Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for The Offices at Park Lane Mortgage Loan are Park Lane 8070 LLC and Park Lane 8020 Exchange LLC, each a single-purpose Delaware limited liability company. The non-recourse carveout guarantor and borrower sponsor for The Offices at Park Lane Mortgage Loan is Vijaya Borra. Vijaya Borra is the chief executive officer of DFW Land LLC. DFW Land LLC is a real estate investment and development firm based in Dallas, Texas, that provides land acquisition, development, and property management services. DFW Land LLC has assembled over 5,000 acres of real estate. In addition to his position as chief executive officer of DFW Land LLC, Mr. Borra is the chief executive officer of Paramount Global Solutions, Inc., where for over 26 years Mr. Borra has provided internet technology strategy and software development services to clients across various industries.

The Properties. The Offices at Park Lane Properties consist of three Class A office buildings located within the Park Lane mixed use development in Dallas, Texas totaling 354,682 collateral SF. The Park Lane mixed use development totals approximately 547,500 SF of Class A retail space, 469,500 SF of Class A office space (including the collateral), and 550 units of Class A multifamily residential space which total 216,000 SF. The Offices at Park Lane Properties are situated on a combined 2.54-acres of the total approximately 33-acre Park Lane mixed use development site and have 1,345 parking spaces available, resulting in a parking ratio of approximately 3.79 spaces per 1,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

The Offices at Park Lane Properties are part of a condominium and sub-condominium structure. The collateral includes (i) Master Unit B-1 of the condominium, which consists of two office buildings located at 8070 and 8080 Park Lane and a parking garage (together, the “8070-8080 Park Lane Property”) and (ii) the office unit within Sub-Condominium 8020 Park Lane, which consists of floors two through five of the building at 8020 Park Lane (the “8020 Park Lane Property”). The borrowers have a minority interest in the main condominium and accordingly do not control the condominium. The borrower that owns the 8020 Park Lane Property has a majority interest in the sub-condominium; however, specified major decisions require the consent of both sub-condominium units, and accordingly such borrower does not control the sub-condominium.

As of February 1, 2026, The Offices at Park Lane Properties were 74.8% leased to a total of 17 tenants, with an average underwritten annual rent of $29.68 PSF and an approximately 5.2 year weighted average lease term remaining. Besides the 8020 Park Lane Property, which is leased to a single tenant, tenancy at The Offices at Park Lane Properties is granular, with 16 of the 17 tenants spread across the 8070-8080 Park Lane Property, with no tenant at the 8070-8080 Park Lane Property occupying more than 6.0% of total portfolio SF or accounting for more than 8.6% of portfolio UW base rent.

8020 Park Lane Property

The 8020 Park Lane building is a five-story suburban office building with ground floor retail space that was constructed in 2015. The 8020 Park Lane Property is comprised of floors two through five of the building, which is the entirety of the building’s office space and totals 120,923 SF. As of February 1, 2026, the 8020 Park Lane Property is 100% occupied by a single tenant, Energy Transfer, L.P. There are 484 parking spaces available at the 8020 Park Lane Property, which results in a parking ratio of approximately 4.0 spaces per 1,000 SF. At origination, the borrower sponsor purchased the 8020 Park Lane Property for $33,000,000.

8070-8080 Park Lane Property

The 8070-8080 Park Lane Property consists of 233,759 SF across two Class A suburban office buildings with physical addresses at 8070 Park Lane (“8070 Park Lane”) and 8080 Park Lane (“8080 Park Lane”) along with a parking garage located at 8074 Park Lane. 8070 Park Lane is comprised of four stories totaling 68,878 SF. As of February 1, 2026, 8070 Park Lane was 62.9% leased to six tenants. 8080 Park Lane is comprised of eight stories totaling 164,881 SF. As of February 1, 2026, 8080 Park Lane was 61.2% leased to 10 tenants. As a whole, the 8070-8080 Park Lane Property was 61.7% leased as of February 1, 2026. The parking structure at 8074 Park Lane provides 817 garage spaces and combined with the 44 surface spaces at 8070 Park Lane and 8080 Park Lane results in a parking ratio of approximately 3.7 spaces per 1,000 SF. The 8070-8080 Park Lane Property was originally built in 1974 and was renovated between 2018 and 2025 for a total renovation cost of approximately $6.2 million. The completed renovations include lobby renovations, elevator upgrades, and a roof replacement for 8080 Park Lane. The borrower sponsor purchased the 8070-8080 Park Lane Property in November 2025 for a purchase price of $23,250,000.

The following table presents certain information relating to The Offices at Park Lane Properties:

Portfolio Summary
Property Name	City, State(1)	Year Built / Renovated(1)	Property SF(2)	Occupancy(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value	UW NOI	% of Portfolio UW NOI
8020 Park Lane	Dallas, TX	2015 / NAP	120,923	100.0%	$22,000,000	57.9%	$33,200,000	48.0%	$4,071,191	62.9%
8070-8080 Park Lane	Dallas, TX	1974 / 2018-2025	233,759	61.7%	$16,000,000	42.1%	$36,000,000	52.0%	$2,402,740	37.1%
Total/Wtd. Avg.			354,682	74.8%	$38,000,000	100.0%	$69,200,000	100.0%	$6,473,931	100.0%

(1)	Information obtained from the appraisal.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

Major Tenants.

Energy Transfer, L.P. (120,923 SF, 34.1% of portfolio NRA, 50.7% of portfolio underwritten rent). Energy Transfer, L.P. is a publicly-traded, Texas-based, energy company that was founded in 1996 which owns and operates a large portfolio of energy assets across the United States. Energy Transfer, L.P. has approximately 140,000 miles of pipeline and associated energy infrastructure in 44 states transporting oil and gas products. Core operations of the company include complementary natural gas midstream, intrastate and interstate transportation and storage assets, crude oil, natural gas liquids, refined product transportation and terminalling assets, and various acquisition and marketing assets. Other firms under the Energy Transfer umbrella include Sunoco LP and USA Compression Partners, LP. Energy Transfer, L.P. originally took occupancy as the sole tenant of the 8020 Park Lane Property in 2016. The firm has since invested more than $3.4 million into its space. The original lease term for Energy Transfer, L.P. was set to expire in December 2026. However, the tenant recently executed a 5-year lease renewal that commences in January, 2027 and has a lease expiration date of December 31, 2031 with one, five-year renewal option remaining.

BOKA Powell, LLC (21,395 SF, 6.0% of portfolio NRA, 8.6% of portfolio underwritten rent). BOKA Powell, LLC (“BOKA”) is an architecture and design firm that has over 45 years of experience designing office, retail, multifamily, hospitality, and other property types primarily in Texas and other parts of the southern United States. BOKA is the largest tenant at the 8070-8080 Park Lane Property and has been a tenant at the 8070-8080 Park Lane Property since May 2023, has a lease expiration date of December 31, 2035, and has one, five-year renewal option remaining.

Turner Construction Company (20,460 SF, 5.8% of portfolio NRA, 5.9% of portfolio underwritten rent). Turner Construction Company (“Turner”) is a North American-based, international construction services company. Since its inception in 1902, Turner has grown to over 16,000 employees completing more than $28 billion worth of construction projects annually, including work in office, data center, residential, healthcare, aviation, education, and government property types, among others. Turner has been a tenant at the 8070-8080 Park Lane Property since July 2022, has a lease expiration date of January 31, 2030, has two, five-year renewal options remaining, and has the right to terminate its lease at any time with 60 days prior written notice provided to the landlord.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

The following table presents a summary regarding the major tenants at The Offices at Park Lane Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Energy Transfer, L.P.	8020 Park Lane	BBB/Baa2/BBB	120,923	34.1%	$3,990,459	50.7%	$33.00	12/31/2031	1 x 5 yr	N
BOKA Powell, LLC	8070-8080 Park Lane	NR/NR/NR	21,395	6.0%	$673,063	8.6%	$31.46	12/31/2035	1 x 5 yr	N
Turner Construction Company	8070-8080 Park Lane	NR/NR/NR	20,460	5.8%	$465,456	5.9%	$22.75	1/31/2030	2 x 5 yr	Y	(3)
Curtainwall Design Consulting	8070-8080 Park Lane	NR/NR/NR	20,238	5.7%	$617,259	7.8%	$30.50	2/29/2028	1 x 5 yr	N
Condon Tobin Sladek Thornton	8070-8080 Park Lane	NR/NR/NR	18,102(4)	5.1%	$470,652	6.0%	$26.00	5/31/2034	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			201,118	56.7%	$6,216,889	79.0%	$30.91

Other Tenants			64,014	18.0%	$1,653,380	21.0%	$25.83
Occupied Subtotal/Wtd. Avg.			265,132	74.8%	$7,870,269	100.0%	$29.68

Vacant Space			89,550	25.2%
Total/Wtd. Avg.			354,682	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Tenant has the right to terminate its lease at any time with 60 days prior written notice provided to the landlord.
(4)	Includes 1,908 SF expansion space which is expected to commence in October 2026. Condon Tobin Sladek Thornton is entitled to free rent of $47,143.91 per month from October 2026 through May 2027.

The following table presents certain information relating to the lease rollover at The Offices at Park Lane Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	2,065	0.6%	0.6%	$55,755	0.7%	0.7%	$27.00
2027	1	11,920	3.4%	3.9%	$298,000	3.8%	4.5%	$25.00
2028	4	29,116	8.2%	12.2%	$837,340	10.6%	15.1%	$28.76
2029	2	13,991	3.9%	16.1%	$363,583	4.6%	19.8%	$25.99
2030	2	23,784	6.7%	22.8%	$568,168	7.2%	27.0%	$23.89
2031	2	124,802	35.2%	58.0%	$4,096,976	52.1%	79.00%	$32.83
2032	1	7,807	2.2%	60.2%	$202,982	2.6%	81.6%	$26.00
2033	0	0	0.0%	60.2%	$0	0.0%	81.6%	$0.00
2034	1	18,102	5.1%	65.3%	$470,652	6.0%	87.6%	$26.00
2035	2	29,447	8.3%	73.6%	$874,363	11.1%	98.7%	$29.69
2036	1	4,098	1.2%	74.8%	$102,450	1.3%	100.0%	$25.00
2037 & Thereafter	0	0	0.0%	74.8%	$0	0.0%	100.0%	$0.00
Vacant	0	89,550	25.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	17	354,682	100.0%		$7,870,269	100.0%		$29.68

(1)	Information obtained from the underwritten rent roll dated February 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

The Market. The Offices at Park Lane Properties are located along Park Lane in Dallas, Texas, within the Park Lane mixed use development. The entire mixed use development is made up of 547,500 SF of Class A retail space, 469,500 SF of Class A office space (which includes the collateral) and 550 Class A multifamily units making up 216,000 SF of residential space. The retail space is anchored by Whole Foods and includes a mix of nationally recognized retail and dining tenants such as J. Crew Factory, Ulta Beauty, Starbucks, Chipotle, and Grimaldi’s. Additionally, the Offices at Park Lane Properties are adjacent to NorthPark Center, a retail mall with large tenants such as Neiman Marcus, Nordstrom, Dillard’s, and Macy’s.

According to the appraisal, The Offices at Park Lane Properties are located within the metropolitan Dallas-Fort Worth - TX office market within the Central Expressway submarket. The Offices at Park Lane Properties are highly visible from U.S. Highway 75, which runs along The Offices at Park Lane Properties and provides daily commuters access to the Dallas central business district, which is approximately six miles south of The Offices at Park Lane Properties. Along with connections to major thoroughfares, access to The Offices at Park Lane Properties is available via Dallas Area Rapid Transit’s red line, which is a light rail train that runs along U.S. Highway 75 from Plano, through Dallas, to Oak Cliff. The nearest Dallas Area Rapid Transit station is located less than 0.5 miles northeast of The Offices at Park Lane Properties. According to the appraisal, the 2025 average population within a one-, three-, and five-mile radius of The Offices at Park Lane Properties was 29,730, 156,032, and 422,469, respectively. According to the appraisal, the 2025 average household income within the same radii of The Offices at Park Lane Properties was $98,644, $185,673, and $169,278, respectively.

According to the appraisal, as of the fourth quarter of 2025, the Central Expressway office submarket had a total Class A office inventory of approximately 6.8 million SF, a vacancy rate of 27.8%, and gross average asking rents of $35.42 PSF. According to the appraisal, as of the fourth quarter of 2025, the metropolitan Dallas-Fort Worth - TX office market had a total Class A office inventory of approximately 180.9 million SF, a vacancy rate of 23.6% and gross average asking rent of $38.24 PSF.

The following table presents recent leasing data for office tenants at comparable office properties with respect to The Offices at Park Lane Properties:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
The Offices at Park Lane (1) (Subject Properties) Dallas, TX	354,682	Various / Various	Energy Transfer, L.P. BOKA Turner	120,923 21,395 20,460	Jan. 2027 May 2023 Jul. 2022	5.0 12.7 7.6	$33.00 $31.46 $22.75
Premier Place Office Dallas, TX	457,901	1985 / 2023	Anchor Capital Sealy	1,963 16,567	Aug. 2025 Aug. 2025	3.3 11.3	$35.00 $31.00
Three Energy Square(2) Dallas, TX	319,246	1986 / 2019	NAV	NAV	NAV	NAV	$32.00
8750 NorthPark Tower at Park Lane Dallas, TX	510,901	1984 / 2018	TopGolf Thornton Tamasetti	47,934 9,172	Feb. 2028 Dec. 2025	1.5 10.5	$31.23 $30.00
Walnut Glen Tower(2) Dallas, TX	464,289	1985 / 2009	NAV	NAV	NAV	NAV	$25.00 – $28.00
Meadow Park Tower(2) Dallas, TX	262,779	1987 / 2023	NAV	NAV	NAV	NAV	$25.00

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated February 1, 2026 besides Year Built / Renovated.
(2)	Tenant information represents quoted information from the appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Offices at Park Lane Properties:

Market Rent Summary
	8020 Park Lane Property	8070-8080 Park Lane Property
Market Rent PSF	$33.00	$26.00
Reimbursements	NNN	NNN
Escalations	2.75% per annum	2.75% per annum
Tenant Improvements (New / Old)	$75.00 / $7.50	$40.00 / $10.00
Leasing Commissions (New / Old)	6.75% / 4.50%	6.75% / 4.50%
Lease Term (Years)(1)	10.42	5.25

(1)	Lease Term (Years) includes free rent periods.

Appraisal. The appraisal concluded an “As-Is” appraised value for the 8020 Park Lane Property of $33,200,000 as of March 19, 2026, and an “As-Is” appraised value for the 8070-8080 Park Lane Property of $36,000,000 as of March 19, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated February 12, 2026 and April 21, 2026, for the 8020 Park Lane Property and the 8070-8080 Park Lane Property, respectively, there was no evidence of any recognized environmental conditions at The Offices at Park Lane Properties.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Offices at Park Lane Properties:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$7,493,808	$7,024,375	$7,206,603	$10,202,902	$28.77
Reimbursements	$3,018,709	$3,057,057	$2,980,695	$4,816,732	$13.58
Other Income(2)	$179,739	$201,236	$219,465	$219,465	$0.62
Less Vacancy & Credit Loss	$0	$0	$0	($3,624,662)	($10.22)
Effective Gross Income	$10,692,256	$10,282,668	$10,406,764	$11,614,437	$32.75

Real Estate Taxes	$1,614,100	$1,540,511	$1,540,075	$1,579,714	$4.45
Insurance	$104,704	$127,432	$148,517	$195,010	$0.55
Other Expenses	$3,421,738	$3,341,751	$3,327,899	$3,365,783	$9.49
Total Expenses	$5,140,542	$5,009,694	$5,016,490	$5,140,507	$14.49

Net Operating Income(3)	$5,551,714	$5,272,974	$5,390,274	$6,473,931	$18.25
Capital Expenditures	$0	$0	$0	$70,936	$0.20
TI/LC(4)	$0	$0	$0	$609,364	$1.72
Net Cash Flow	$5,551,714	$5,272,974	$5,390,274	$5,793,630	$16.33

Occupancy %(5)	84.6%	70.7%	74.8%	77.1%
NOI DSCR	2.24x	2.13x	2.18x	2.61x
NCF DSCR	2.24x	2.13x	2.18x	2.34x
NOI Debt Yield	14.6%	13.9%	14.2%	17.0%
NCF Debt Yield	14.6%	13.9%	14.2%	15.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 1, 2026, and includes rent steps through April 2027.
(2)	Other Income includes parking revenue, antenna revenue, signage revenue, and other miscellaneous revenue.
(3)	The increase in 2025 Net Operating Income to UW Net Operating Income is attributed to higher reimbursements due to recent triple net leasing at The Offices at Park Lane Properties and the fifth largest tenant at The Offices at Park Lane Properties, Condon Tobin Sladek Thornton, converting its lease from modified gross to triple net.
(4)	UW TI/LC includes a 10% credit for the initial $1 million deposit into the TI/LC reserve netted against UW TI/LC.
(5)	UW Occupancy % represents economic occupancy. 2025 Occupancy (%) is based on the underwritten rent roll dated as of February 1, 2026. Historical occupancies represent physical occupancy,

Escrows and Reserves. At origination, the borrowers were required to deposit into reserves (i) approximately $530,817 for real estate taxes, (ii) approximately $113,756 for insurance premiums, (iii) $43,844 for deferred maintenance, (iv) $1,000,000 for future tenant improvements and leasing commissions and (v) approximately $2,812,701 for unfunded obligations, including approximately $906,923 for tenant improvements for Energy Transfer, L.P., $1,357,650 for tenant improvements for Condon Tobin Sladek Thornton, approximately $424,295 for free rent for Condon Tobin Sladek Thornton, and the remainder for tenant improvements and free rent for one additional tenant.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $132,704 monthly).

Insurance – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments (which currently equates to approximately $16,251 monthly). However, the borrowers are not required to make the monthly insurance reserve deposit to the extent that the insurance policies maintained by the borrowers are part of a blanket policy approved by the lender.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $5,911 into a reserve for capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit an amount equal to $2.00 per rentable square foot at The Offices at Park Lane Properties divided by 12 (initially approximately $59,114) into a reserve for tenant improvements and leasing commissions incurred after origination; provided that the borrowers are not required to make such deposits at any time the balance of such funds is equal to or greater than $1,000,000.

Energy Transfer Fund – Within 10 business days after either of the following occurs with respect to the tenant Energy Transfer, L.P., the borrowers are required to deposit with the lender either cash or a letter of credit in the amount of $7,500,000 (the “Lease Sweep Tenant Deposit”): (i) a Lease Sweep Tenant Non-Renewal Trigger Event (as defined below) or (ii) a Lease Sweep Tenant Termination Event (as defined below)

Lockbox and Cash Management. The Offices at Park Lane Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to deposit all rents into the lockbox account and, if notwithstanding such direction, the borrowers or manager receive any rents, to deposit such amounts into the lockbox account within one business day of receipt. If no Trigger Period (as defined below) exists, funds in the lockbox account are required to be disbursed to the borrowers. Upon the first occurrence of a Trigger Period, the borrowers are required to cooperate with the lender and the cash management bank to establish a lender-controlled cash management account. During the continuance of a Trigger Period, all available funds then and thereafter on deposit in

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

the lockbox account are required to be swept daily to the cash management account and, provided no event of default is continuing under The Offices at Park Lane Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay interest on The Offices at Park Lane Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which during a Trigger Period is required to be reasonably approved by the lender) and lender approved extraordinary expenses, and (v) to the extent that a Trigger Period exists due to a Lease Sweep Period (as defined below), to deposit all remaining amounts into a lease sweep reserve account, to be held as additional security for The Offices at Park Lane Mortgage Loan during such Trigger Period or to the extent that a Trigger Period exists other than a Lease Sweep Period, to deposit all remaining amounts into an excess cash flow account, to be held as additional security for The Offices at Park Lane Mortgage Loan during such Trigger Period.

A "Trigger Period" commences upon the occurrence of (a) an event of default; (b) the debt service coverage ratio being less than 1.25x at the end of any calendar quarter (a “Low DSCR Period”); (c) if the property manager is an affiliate of the borrowers or guarantor, when such manager is subject to a bankruptcy or insolvency proceeding; (d) the commencement of a Lease Sweep Period; or (e) when the borrowers and/or guarantor is subject to a bankruptcy or insolvency proceeding.

A Trigger Period will end upon (v) if commenced due to an event of default, upon the cure of such event of default being accepted by the lender, (w) if commenced due to a Low DSCR Period, upon the debt service coverage ratio being equal to or greater than 1.25x for the preceding two calendar quarters, (x) if commenced in connection with a property manager bankruptcy or insolvency proceeding, if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, (y) if commenced in connection with a Lease Sweep Period, the Lease Sweep Period has ended; and (z) if commenced in connection with a borrower and/or guarantor bankruptcy or insolvency proceeding, such proceeding is solely the result of an involuntary petition, case or proceeding against a borrower for which none of the borrowers, the guarantor or any of their affiliates solicited or actively facilitated the solicitation thereof nor otherwise joined in such proceeding and such proceeding is discharged or dismissed within 60 days of filing.

A “Lease Sweep Period” commences upon:

(a)	the monthly payment date preceding (in the case of clause 1 below) or following (in the case of clause 2 below) the occurrence of 1 or 2 below (in either case a “Lease Sweep Tenant Non-Renewal Trigger Event”), and the borrowers fail to timely deposit the Lease Sweep Tenant Deposit:
1.	12 months prior to the earliest stated expiration (including of any renewal term) of a Lease Sweep Lease (as defined below), if, as of such date, any applicable renewal set forth in such lease has not been exercised; and
2.	the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder and such renewal has not been so exercised;
(b)	the monthly payment date following the occurrence of any of the following:
1.	the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrowers or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) unless any such notice has been rescinded by the applicable tenant (a “Lease Sweep Tenant Termination Event”);
2.	the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) at its space at The Offices at Park Lane Properties (or any material portion thereof) or gives notice that it intends to discontinue its business at its space at The Offices at Park Lane Properties (or any material portion thereof);
3.	upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice or cure period; or
4.	if the tenant under a Lease Sweep Lease or its guarantor or parent company is subject to a bankruptcy or insolvency proceeding.

A Lease Sweep Period will end upon:

(v)	the entirety of the space (or applicable portion thereof) causing the Lease Sweep Period is leased pursuant to one or more qualified leases under The Offices at Park Lane Mortgage Loan documents and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account during the Lease Sweep Period to cover all anticipated free rent periods, rent abatement periods, tenant improvements and leasing commissions (collectively, “Leasing Expenses”) and any shortfalls in required payments or operating expenses due to the anticipated down time prior to the commencement of lease payments;
(w)	with respect to clause (a) above, the date on which the related tenant irrevocably exercises its renewal or extension option with respect to all of its space and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account during the Lease Sweep Period to cover all Leasing Expenses;
(x)	with respect to clause (b)(1)-(2) above, the date on which either (i) the relevant tenant has sent written notice rescinding its prior notice to the borrowers indicating that it intended to discontinue its business in its space at The Offices at Park Lane Properties and rescinds any applicable notice to surrender, cancel or terminate its lease or (ii) such tenant has actually resumed its business at its entire space for at least three consecutive months;
(y)	with respect to clause (b)(3) above, when the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure; and
(z)	with respect to clause (b)(4) above (A) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of such lease (if any), has been affirmed or assumed, without modification, by the tenant and each guarantor (if any) in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the applicable lease are cured and the tenant under the lease is in occupancy of its premises and paying full, unabated rent under the applicable lease and (B) adequate assurance of future performance under the applicable lease and, if applicable, each guaranty as reasonably determined by the lender is provided.

“Lease Sweep Lease” means (i) the lease with Energy Transfer, L.P. or (ii) any replacement lease that either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the space demised under the Energy Transfer, L.P. lease.

Partial Release. The borrowers have the right to obtain the release of the 8020 Park Lane Property at any time after the date that is two years after the closing date of the BANK 2026-BNK52 securitization, upon satisfaction of certain conditions, including, without limitation: (i) the borrowers defease an amount of principal equal to the greater of (A) $25,300,000 and (B) 100% of the net sales proceeds of the 8020 Park Lane Property; (ii) after giving

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Office - Suburban	Loan #6	Cut-off Date Balance:	$38,000,000
Various	The Offices at Park Lane	Cut-off Date LTV:	54.9%
Dallas, TX 75231		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	17.0%

effect to the release, the debt service coverage ratio and debt yield for the 8070-8080 Park Lane Property is equal to or greater than (A) with respect to the debt service coverage ratio, the greater of (1) 2.34x and (2) the debt service coverage ratio immediately prior to the proposed release and (B) with respect to the debt yield, the greater of (1) 15.28% and (2) the debt yield immediately prior to the proposed release; and (iv) satisfaction of REMIC related conditions.

Terrorism Insurance. The Offices at Park Lane Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for losses caused by acts of terrorism in an amount not less than 100% of the full replacement cost of The Offices at Park Lane Properties plus 18 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar perils or “fire following” are excluded from the borrowers’ all-risk policy, the borrowers must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%

St. Vincent Jewelry Center
640-650 South Hill Street
Los Angeles, CA 90014
Downtown Los Angeles
LOS ANGELES
Civic Center
Bunker Hill
Financial District
Little Tokyo
Toy District
Gallery Row
Jewelry District
Flower District
Harbor Fwy
110
Figueroa Plaza
Center Theatre Group
Grand Park
Dorothy Chandler Pavilion
US Courthouse
Royball Federal Bldg.
Downtown LA VA Clinic
LA City Hall
The Geffen Contemporary at MOCA
METRO A LINE
LITTLE TOKYO
W. Temple St
W. 1st St
CIVIC CENTER
Promenade Towers
Promenade West
Promenade Plaza
Walt Disney Concert Hall
U.S. Court-house
LA Times
LAPD HQ
Cal Trans District 7 HQ
Weller Court Shopping Ctr.
Japanese Village Plaza
A/E LINES
W. 2nd St
Associated Press
The Broad Museum
Colburn School
MOCA
Omni LA
Million Dollar Theater
Little Tokyo Library
Downtown Independent
Aratani Theatre
Little Tokyo Towers
LA Unified School District
W. 3rd St
E. 3rd St
Grand Hotel
Bank of America Plaza
Wells Fargo Center
California Plaza
Angel's Knoll
METRO D LINE
METRO B LINE
Bradbury Building
Ronald Reagan State Bldg.
The Medallion
LA STREETCAR (Proposed)
W. 4th St
E. 4th St
Los Angeles Center Studios
Union Bank Plaza
Westin Bonaventure
Ketchum YMCA
Spring Street Park
Regent Theater
444 Flower Street
US Bank Tower
Pershing Square Building
PERSHING SQUARE
Panama Hotel
W. 5th St
E. 5th St
6th Street Parking
LA Public Library
Biltmore
Hilton
Pershing Square
Cameo Theatre
Baltimore Hotel
Russ Hotel
Manulife Investment Plaza
City Natl. Plaza
The Delphi Downtown LA
PacMutual Building
International Diamond Center
LA Merchandise Mart
The Piero
W. 6th St
AON Center
The Chicago School at LA
LA Theatre
Hotel Hayward
915 Wilshire
601 S.Figueroa
One Wilshire
Downtown Palace
FLOWER & 7TH ST
Wilshire Blvd
600 Wilshire
St. Vincent Jewelry Ctr.
Wilshire Grand Center
W. 7th St
722 Bixel
FIGat7th
777 Tower
The Bloc
Eighth and Grand
State Theatre
Globe Theatre Los Angeles
Olympic Theatre
Southern California Flower Market
W. 8th St
Stillwell Hotel
W. 9th St
Fashion Institute of Design & Merchandising
The United Theater
W. Olympic Blvd
METRO E LINE
METRO A LINE
Grammy Museum
LA Live
Ritz-Carlton Los Angeles
The Hoxton Downtown LA
W. 11th St
Peacock Theater
Oceanwide Plaza
Chick Hearn Ct
Crypto.com Arena
Los Angeles Convention Center
S. Beaudry Ave
S. Figueroa St
S. Flower St
S. Hope St
S. Grand Ave
S. Olive St
S. Hill St
S. Broadway
S. Main St
S. Los Angeles St
S. Maple St
S. Wall St
S. San Pedro St
Burbank
Glendale
Pasadena
Arcadia
El Monte
Alhambra
LOS ANGELES
Santa Monica
Monterey Park
E. Los Angeles
Montebello
Pico Rivera
Whittier
Inglewood
Florence
South Gate
Lynwood
Downey
Santa Fe Springs
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
LONG BEACH
Garden Grove
Huntington Beach

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Mortgage Loan No. 7 – St. Vincent Jewelry Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Los Angeles, CA 90014
Original Balance:	$32,000,000			General Property Type(2):	Mixed Use
Cut-off Date Balance:	$32,000,000			Detailed Property Type(2):	Office/Retail
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1903/1985
Borrower Sponsors:	Bedros Oruncakciel, Hacik Urun, Ayda			Size(2)(3):	356,174 SF
	Agopyan, Saro Marukoglu and Peklar Pilavjian			Cut-off Date Balance PSF:	$90
Guarantors:	Bedros Oruncakciel, Hacik Urun, Ayda			Maturity Date Balance PSF:	$90
	Agopyan, Saro Marukoglu and Peklar Pilavjian			Property Manager:	Self-Managed
Mortgage Rate:	5.9580%
Note Date:	6/2/2026			Underwriting and Financial Information
Maturity Date:	7/1/2036			UW NOI:	$9,544,856
Original Term to Maturity:	120 months			UW NCF:	$9,098,957
Original Amortization Term:	0 months			UW NOI Debt Yield:	29.8%
IO Period:	120 months			UW NCF Debt Yield:	28.4%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	29.8%
Prepayment Provisions:	L(24),DorYM1(92),O(4)			UW NCF DSCR:	4.71x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$9,950,981 (3/31/2026 T-3 Ann.)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$10,107,240 (12/31/2025)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$9,762,365 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(3):	94.4% (4/2/2026)
Reserves(1)				2nd Most Recent Occupancy:	95.8% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.7% (12/31/2024)
RE Taxes:	$116,378	$29,095	NAP	Appraised Value (as of):	$112,500,000 (2/24/2026)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$316
Replacement Reserve:	$0	$6,214	NAP	Cut-off Date LTV Ratio:	28.4%
Immediate Repairs Reserve:	$32,188	$0	NAP	Maturity Date LTV Ratio:	28.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,000,000	99.7%	Loan Payoff:	$31,727,670	98.8%
Borrower Sponsor Equity:	$98,533	0.3%	Closing Costs:	$222,297	0.7%
			Reserves:	$148,566	0.5%
Total Sources:	$32,098,533	100.0%	Total Uses:	$32,098,533	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Represents 309,519 SF of office space and 46,655 SF of retail space. The ground level of the St. Vincent Jewelry Center Property (as defined below) features jewelry plaza space with small retail booths arranged along multiple aisles, while the upper floors house jewelry-related tenants including repair, wholesale, manufacturing, and general office users. See “The Property” below for more discussion.
(3)	The St. Vincent Jewelry Center Property has a granular rent roll, with approximately 400 separate tenants. Size and Most Recent Occupancy are sourced from the appraisal.

The Mortgage Loan. The seventh largest mortgage loan (the “St. Vincent Jewelry Center Mortgage Loan”) is evidenced by as single promissory note in the original principal amount of $32,000,000 and secured by the fee interest in a mixed use office and retail property totaling 356,174 SF located in Los Angeles, California (the “St. Vincent Jewelry Center Property”).

The Borrower and the Borrower Sponsors. The borrower for the St. Vincent Jewelry Center Mortgage Loan is LAUIC Holding LLC, a California limited liability company and single purpose entity. The borrower sponsors and the non-recourse carveout guarantors are Bedros Oruncakciel, Hacik Urun, Ayda Agopyan, Saro Marukoglu and Peklar Pilavjian. Each guarantor is a member of Los Angeles United Investment Co., LLC (“LAUIC”).

LAUIC is a multi-generation, privately held real estate ownership and investment group that has been operating in the Southern California commercial market for over 40 years. LAUIC’s portfolio consists of retail, commercial and mixed use assets across Downtown Los Angeles (“DTLA”) and the surrounding submarkets and has been involved with the development of the DTLA Jewelry District. Each guarantor is experienced in the jewelry business and in the real estate industry. The borrower sponsors have owned the St. Vincent Jewelry Center Property since 1983.

The Property. The St. Vincent Jewelry Center Property is a 356,174 SF, 10-story mixed use building located in Los Angeles, California, situated on 0.99 acres. The St. Vincent Jewelry Center Property was developed in 1903 as a department store and in 1985 the building was renovated to accommodate its current use for approximately $2.5 million. The St. Vincent Jewelry Center Property is connected to an adjacent building, which is also owned by the borrower sponsors, by two pedestrian bridges that provide access to a public right-of-way (“St. Vincent Court Alley”) and a nearby parking lot. Since 2021, the borrower sponsors have spent $2.5 million on capital improvements. Additionally, according to the borrower sponsors, $2.9 million of capital improvements are budgeted to be completed by 2030. The planned capital improvements are elective and we cannot assure you that they will be completed by the borrower sponsors as expected or at all.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%

Tenancy at the St. Vincent Jewelry Center Property includes diamond and gemstone wholesalers, precious-metal and watch dealers, designer jewelry operators and jewelry repair and fabrication services. The St. Vincent Jewelry Center Property is comprised of four distinct areas: office, plaza retail, alley retail and basement. The ground level features jewelry plaza space with retail booths arranged throughout the floor. The upper floors house jewelry-related tenants, including repair, wholesale, manufacturing and general office space. The basement totals approximately 40,770 SF (not included in the total NRA) and primarily includes building utilities and management functions including janitorial, security, water treatment, electrical systems and approximately 8,129 SF is leased to tenants for storage. Over the last 15 years, the occupancy at the St. Vincent Jewelry Center Property has averaged 98% for the ground floor retail and between 90% and 100% for the upper floors. As of April 2, 2026, the St. Vincent Jewelry Center Property was 94.4% leased to a granular rent roll consisting of approximately 400 separate tenants, with no single tenant occupying more than 2.8% of NRA or contributing more than 2.0% of underwritten rent. The average lease term for all tenants at the St. Vincent Jewelry Center Property is approximately 8.5 years, with 278 tenants having been in occupancy for over 10 years.

Office

The St. Vincent Jewelry Center Property includes 309,519 SF of office space across 307 units. Floors 2 through 10 are primarily used for office use, divided into units used for either jewelry manufacturing or general office purposes. The office units at the St. Vincent Jewelry Center Property range between 136 SF – 5,726 SF, with rents ranging between $0.90 PSF/month to $7.17 PSF/month. The average lease term for the office tenants at the St. Vincent Jewelry Center Property is approximately 8 years. As of April 2, 2026, the office component of the St. Vincent Jewelry Center Property was 93.7% occupied.

Plaza Retail

The St. Vincent Jewelry Center Property includes 45,642 SF of retail space on the first floor and mezzanine level of the building comprised of approximately 181 booth units arranged along multiple aisles. Such retail space is typically rented on a per booth basis as opposed to per SF. The unit sizes are variable, with an average unit size of approximately 160 SF. Plaza retail units range in rental rates from $729/month to $10,000/month. Plaza retail rents vary depending on visibility factors that include street visibility, as well as proximity to the lobby entrance. The average lease term for the plaza retail tenants at the St. Vincent Jewelry Center Property is approximately 9.5 years. As of April 2, 2026, the plaza retail units were 98.9% occupied.

Alley Retail

The St. Vincent Jewelry Center Property includes 1,013 SF of retail space in the alley outside the building. There are five retail units located along the St. Vincent Court Alley. The unit sizes range from 95 SF to 334 SF, with rents ranging from $787/month to $4,421/month. The average lease term for the alley retail tenants at the St. Vincent Jewelry Center Property is approximately 12.5 years. As of April 2, 2026, the alley retail units are 100.0% occupied.

The following table presents certain information relating to the property space-type for the St. Vincent Jewelry Center Property:

Property Space-type Summary(1)
Space Type	Units	NRA	% of NRA	Avg. SF	% Occupied	Avg. Monthly Rent	% of Rent
Office	307	309,519	86.9%	1,008	93.7%	$2.43 PSF	53.9%
Plaza Retail(2)	181	45,642	12.8%	160	98.9%	$3,487 Per Unit	45.2%
Alley Retail	5	1,013	0.3%	203	100.0%	$13.38 PSF	1.0%
Total:	493	356,174	100.0%	689	94.4%		100.0%

(1)	Information obtained from the appraisal and borrower rent roll dated April 1, 2026.
(2)	The borrower rent roll did not assign SF to the Plaza Retail space. The appraisal assumes approximately 45,642 SF, with an average unit size of approximately 160 SF.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%

The following table presents certain information relating to the lease rollover schedule at the St. Vincent Jewelry Center Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	(4)	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(5)
MTM/2026	139	57,383		18.6%	18.6%	$3,258,768	19.2%	19.2%	$56.79
2027	163	90,845		29.5%	48.1%	$5,419,092	32.0%	51.2%	$59.65
2028	81	42,934		13.9%	62.0%	$2,677,440	15.8%	67.0%	$62.36
2029	61	33,126		10.7%	72.7%	$2,802,084	16.5%	83.5%	$84.59
2030	45	43,955		14.3%	87.0%	$1,818,312	10.7%	94.2%	$41.37
2031	15	14,149		4.6%	91.6%	$815,304	4.8%	99.0%	$57.62
2032	3	5,066		1.6%	93.2%	$169,500	1.0%	100.0%	$33.46
2033	0	0		0.0%	93.2%	$0	0.0%	100.0%	$0.00
2034	0	0		0.0%	93.2%	$0	0.0%	100.0%	$0.00
2035	0	0		0.0%	93.2%	$0	0.0%	100.0%	$0.00
2036	0	0		0.0%	93.2%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0		0.0%	93.2%	$0	0.0%	100.0%	$0.00
Vacant	139	20,870		6.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	646	308,328	(4)	100.0%		$16,960,500	100.0%		$59.00	(5)

(1)	Based on the borrower rent roll dated April 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Certain tenants may have more than one space with different expiration dates accounting for a greater number of leases rolling than the number of separate tenants.
(4)	The borrower rent roll did not assign SF to the Plaza Retail space. The appraisal assumes approximately 45,642 SF, with an average unit size of approximately 160 SF.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The St. Vincent Jewelry Center Property is located in the Jewelry District of Downtown Los Angeles, California. The Jewelry District is a dense urban district encompassing approximately six city blocks bounded by Spring Street, Main Street, 5th Street, and 8th Street. The Jewelry District serves as the largest jewelry manufacturing and wholesale center on the West Coast, containing over 5,000 businesses within its boundaries. The Jewelry District operates as a vertically integrated marketplace where raw materials, manufacturing, wholesale distribution, and retail sales coexist. The St. Vincent Jewelry Center Property benefits from access provided by Hill Street and 7th Street, with proximity to multiple freeways, including I-110, I-10, and I-5. DTLA is the primary transportation hub for the region, anchored by Union Station, which serves as the central terminal for Amtrak, Metrolink commuter rail, and multiple Metro Rail lines.

The St. Vincent Jewelry Center Property is located in the Downtown Los Angeles retail submarket of the Los Angeles metropolitan area retail market. Los Angeles is a global center for entertainment, international trade, technology, healthcare, and higher education, offering world-class universities and major port infrastructure. The Jewelry District retail submarket has a current market rent/SF/month of $3.06 and a vacancy rate of 2.7%. The Jewelry District office submarket has a current market rent/SF/month of $2.60 and a vacancy rate of 6.2%. According to the appraisal, there is no new supply in the market.

According to a third party market research report, the 2025 population within a 1-, 3- and 5-mile radius of the St. Vincent Jewelry Center Property was 73,629, 502,533 and 1,181,215, respectively. The 2025 average household income within the same radii was $101,565, $84,492 and $95,164, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%

The following table presents information regarding certain competitive office properties to the St. Vincent Jewelry Center Property:

Competitive Office Space Summary(1)
Property Name/Location	Unit Type	Size (SF)	Rate Range ($/SF/Month)	Distance to Subject
St. Vincent Jewelry Center 640-650 South Hill Street Los Angeles, CA 90014	Office	136 – 5,726	$2.43(2)	NAP
606 South Hill Street	Small Office	200	$6	0.1 mi
Withheld	Small Office	175 – 350	$3.75 - $5.00	NAV
411 West 7th Street	Small Office	300	$1.66 - $2.33	197 ft
411 West 7th Street	Small Office (No Windows)	300	$1.33	197 ft
635 South Hill Street	Office	NAV	$700 – $11,800(3)	190 ft

(1)	Source: Appraisal.
(2)	Information is based on the borrower rent roll dated April 1, 2026.
(3)	Represents Rate Range ($/Month).

The following table presents information regarding certain competitive retail properties to the St. Vincent Jewelry Center Property:

Competitive Plaza Retail Space Summary(1)
Property Name/Location	Unit Type	Size (SF)	Average Rent/Month	Distance to Subject
St. Vincent Jewelry Center 640-650 South Hill Street Los Angeles, CA 90014	Retail	0 – 667(2)	$3,487(2)	NAP
606 South Hill Street	Interior Storefront	450 – 600	$5,000 – $7,000	0.1 mi
Withheld	Interior Booths	NAV	$1,850 – $2,500	NAV
Withheld	Street Facing Storefront	NAV	$2,500 – $6,500	NAV
635 South Hill Street	Retail	NAV	$465 - $5,200	190 ft

(1)	Source: Appraisal, unless otherwise indicated.
(2)	The borrower rent roll did not assign SF to the Plaza Retail space. The appraisal assumes approximately 45,642 SF, with an average unit size of approximately 160 SF.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%
Competitive Alley Retail Space Summary(1)
Property Name/Location	Tenant	Size (SF)	Rent/SF/Mo	Distance to Subject
St. Vincent Jewelry Center 640-650 South Hill Street Los Angeles, CA 90014	St. Vincent Deli Inc.	250(2)	$13.38(2)	NAP
639 South Broadway	Broadway Deli	300	$14.29	0.1 mi
639 South Broadway	Nostimo Grill	333	$15.62	0.1 mi
639 South Broadway	Garo’s Deli	1,000	$4.98	0.1 mi

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the borrower rent roll dated April 1, 2026 for the alley spaces.

The following table presents certain information relating to the appraisal’s market rent conclusions for the St. Vincent Jewelry Center Property:

Market Rent Summary
Space Type	Market Rent PSF/month	Type
Retail	$3,500(1)	Gross
Office	$2.50	Modified Gross
Alley	$10.50	Modified Gross

(1)	Market rent for the retail space is based on a per unit basis.

Appraisal. The appraiser concluded to an “as-is” value for the St. Vincent Jewelry Center Property of $112,500,000 as February 24, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated March 2, 2026, there was no evidence of any recognized environmental conditions at the St. Vincent Jewelry Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$32,000,000
640-650 South Hill Street	St. Vincent Jewelry Center	Cut-off Date LTV:	28.4%
Los Angeles, CA 90014		UW NCF DSCR:	4.71x
		UW NOI Debt Yield:	29.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the St. Vincent Jewelry Center Property:

Cash Flow Analysis
	2022	2023	2024	2025	3/31/2026 T-3 Ann.		UW		UW PSF
Gross Potential Rent(1)	$14,462,461	$15,472,326	$15,521,729	$15,948,515	$16,631,797		$17,512,890		$49.17
Expense Reimbursements	$703,006	$624,556	$618,553	$661,564	$698,320		$661,564		$1.86
Potential Gross Income	$15,165,467	$16,096,882	$16,140,282	$16,610,079	$17,330,117		$18,174,454		$51.03
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0		($1,407,252)		($3.95)
Other Income(2)	$196,666	$323,567	$249,524	$239,721	$196,852		$196,852		$0.55
Effective Gross Income	$15,362,133	$16,420,449	$16,389,806	$16,849,800	$17,526,969		$16,964,054		$47.63

Real Estate Taxes	$299,155	$310,060	$320,648	$330,001	$671,414		$481,185		$1.35
Insurance	$102,598	$130,816	$130,816	$166,024	$153,312		$182,556		$0.51
Other Operating Expenses(3)	$5,676,119	$6,223,636	$6,175,977	$6,246,535	$6,751,262		$6,755,457		$18.97
Total Operating Expenses	$6,077,872	$6,664,512	$6,627,441	$6,742,560	$7,575,988		$7,419,198		$20.83

Net Operating Income	$9,284,261	$9,755,937	$9,762,365	$10,107,240	$9,950,981		$9,544,856		$26.80
Replacement Reserves	$0	$0	$0	$0	$0		$74,572		$0.21
TI/LC	$0	$0	$0	$0	$0		$371,327		$1.04
Net Cash Flow	$9,284,261	$9,755,937	$9,762,365	$10,107,240	$9,950,981		$9,098,957		$25.55

Occupancy %	99.8%	98.5%	94.7%	95.8%	94.4%	(4)	91.4%	(5)
NOI DSCR	4.80x	5.05x	5.05x	5.23x	5.15x		4.94x
NCF DSCR	4.80x	5.05x	5.05x	5.23x	5.15x		4.71x
NOI Debt Yield	29.0%	30.5%	30.5%	31.6%	31.1%		29.8%
NCF Debt Yield	29.0%	30.5%	30.5%	31.6%	31.1%		28.4%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated April 1, 2026.
(2)	Other Income includes income from basement storage, advertising panels and miscellaneous fees.
(3)	Other Operating Expenses includes advertising and marketing, common area maintenance expenses, general and administrative, management fee, payroll and benefits and utilities.
(4)	Based on the appraisal dated April 2, 2026.
(5)	Based on the economic vacancy of 8.6%.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $116,378 into a real estate tax reserve account and (ii) approximately $32,188 into a deferred maintenance reserve account.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit 1/12th of the annual estimated real estate tax payment (initially estimated to be approximately $29,095).

Insurance – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance premiums; provided that such deposits will be waived so long as the required insurance is maintained under a blanket policy acceptable to the lender. The St. Vincent Jewelry Center Property is currently insured under a blanket insurance policy acceptable to the lender.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $6,214 into a replacement reserve account.

Lockbox and Cash Management. The St. Vincent Jewelry Center Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower has established a lockbox account for the benefit of the lender, into which all rents and other revenue from the St. Vincent Jewelry Center Properties are required to be deposited by the borrower and/or manager during the continuance Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender controlled cash management account on each business day and disbursed in accordance with the St. Vincent Jewelry Center Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the St. Vincent Jewelry Center Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 2.00x for two consecutive calendar quarters (tested quarterly) and will expire upon the debt service coverage ratio being at least 2.00x for two consecutive calendar quarters (tested quarterly).

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a six month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

DENTAL
Marshalls
STOP

LIFETIME

SAFEWAY

PLAZA AT LANDMARK
Giant
Total Wine
Marshalls
ROSS
HOBBY LOBBY
LA FITNESS
verizon
DOLLAR TREE
five BELOW
AutoZone

Burlington
LADIES · MENS · KIDS · BABY · HOME · COATS

FAIR CITY MALL
SAFEWAY
LIFETIME
SIERRA
Burlington
DSW SHOES
Marshalls
HomeGoods
Cinema Arts

PXG

J.CREW
FACTORY

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

NOVA Retail 2-Pack
1 Fair City Mall Fairfax, VA
2 Plaza at Landmark Alexandria, VA
Tysons Corner
Tysons Corner Center
Dulles Intl. Airport 14 miles
McLean
ARLINGTON COUNTY
Vienna
Dunn Loring
DUNN LORING/ MERRIFIELD
WEST FALLS CHURCH
ORANGE/SILVER LINES
Virginia Hospital Center
Falls Church
EAST FALLS CHURCH
ARLINGTON
Oakton Shopping Center
METRO ORANGE LINE
Merrifield
Mosaic District
VIENNA/ FAIRFAX
Oakton
Fairfax Plaza
Northrop Grumman Corporation
Washington, DC 8 miles
Seven Corners
Arlington Blvd
Stryker Square
Fairfax Blvd
Army Navy Country Club-Fairfax
Inova Fairfax Medical Campus
General Dynamics IT
West Falls Church
Capital Beltway
FAIRFAX COUNTY
Crossroads Center
Lake Barcroft
Crossroads Place
Fairfax
Main Street Marketplace
Mantua
Annandale
Columbia Pike
Barcroft Plaza
George Mason University
Long Branch
Northern Virginia Community College - Annandale Campus
Little River Tpke
Pinecrest GC
Braddock Rd
Lincolnia Rd
Beauregard St
Kings Park West
Kings Park Shopping Center
Bradlick Shopping Center
Lincolnia
Royal Lake Park
Kings Park
Lake Accotink Park
Edsall Rd
Amazon Distribution Center
ALEXANDRIA
Burke
AMTRAK/VRE
Lake Accotink
Backlick Road
Backlick Plaza
Bren Mar Business Center
VAN DORN STREET
Burke Centre
Burke Village Center
Rolling Road
Burke Town Center
Pohick Stream Valley Park
Springfield
Rose Hill
Springfield Plaza
METRO BLUE LINE
Franconia Rd
Van Dorn St
Springfield Golf and Country Club
Springfield Town Center
Franconia
Springfield Commons
Beulah St
West Springfield
TSA HQ
FRANCONIA-SPRINGFIELD
Kingstowne
National Geospatial-Intelligence Agency
Northern VA Comm. College - Medical Educ. Campus
US Coast Guard Radio Station
Hooes Road Park
Kingstowne
Telegraph Rd
Fort Belvoir US Army Reserve
MARYLAND
VIRGINIA
WASH, DC

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Mortgage Loan No. 8 – NOVA Retail 2-Pack

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio(3):	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location(3):	Various, VA Various
Original Balance(1):	$32,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$32,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/2020
Borrower Sponsor:	HHH Properties			Size:	840,643 SF
Guarantors:	Marshall S. Ruben, Myrna Ruben			Cut-off Date Balance PSF(1):	$196
	Haft and Dana Ruben Rogers			Maturity Date Balance PSF(1):	$196
Mortgage Rate:	6.0930%			Property Manager:	HHH Properties Corp.
Note Date:	2/20/2026				(borrower-related)
Maturity Date:	3/1/2036
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI(4):	$15,191,983
IO Period:	120 months			UW NCF	$14,208,344
Seasoning:	4 months			UW NOI Debt Yield(1):	9.2%
Prepayment Provisions:	L(24),YM1(90),O(6)			UW NCF Debt Yield(1):	8.6%
Lockbox/Cash Mgmt. Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.39x
Additional Debt Balance(1):	$133,000,000			Most Recent NOI(4)(5):	$14,085,754 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$12,595,407 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$13,097,024 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.4% (12/31/2025)
RE Taxes:	$781,365	$195,341	NAP	2nd Most Recent Occupancy:	96.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	93.8% (12/32/2023)
Replacement Reserve:	$14,011	$14,011	NAP	Appraised Value (as of)(6):	$234,700,000 (11/30/2025)
TI/LC Reserve:	$4,000,000	Springing	$4,000,000	Appraised Value PSF(6):	$279
Free Rent Reserve:	$752,723	$0	NAP	Cut-off Date LTV Ratio(1):	70.3%
Outstanding TI/LC Reserve:	$549,705	$0	NAP	Maturity Date LTV Ratio(1):	70.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$140,634,428	85.2%
			Closing Costs:	$2,472,017	1.5%
			Upfront Reserves:	$6,097,803	3.7%
			Principal Equity Distribution:	$15,795,752	9.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The NOVA Retail 2-Pack Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000 (the “NOVA Retail 2-Pack Whole Loan”). Underwriting and Financial Information in the chart above reflects the NOVA Retail 2-Pack Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	See “The Properties”. No individual property release is permitted pursuant to the terms of the NOVA Retail 2-Pack Whole Loan documents.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) recent leasing (approximately $166,344 in underwritten rent), (ii) contractual rent steps underwritten through February 2027 and straight-line average rent underwritten through the lesser of the loan and lease term for JP Morgan Chase Bank and HomeGoods (approximately $356,693) and (iii) reduction in contractual management fees from approximately 5% historically to 3% in the most recently executed management agreement.
(5)	The increase in Most Recent NOI from 2nd Most Recent NOI is largely attributed to eight newly executed triple net leases accounting for 4.4% of NRA.
(6)	See “Appraisal” for individual property valuations.

The Mortgage Loan. The eighth largest mortgage loan (the “NOVA Retail 2-Pack Mortgage Loan”) is part of the NOVA Retail 2-Pack Whole Loan evidenced by seven pari passu notes with an aggregate principal balance of $165,000,000 as of the Cut-off Date. The NOVA Retail 2-Pack Mortgage Loan, with a principal balance of $32,000,000, is evidenced by the non-controlling Notes A-1-2 and A-2. The NOVA Retail 2-Pack Whole Loan is secured by fee simple interests in two grocery-anchored retail centers, Fair City Mall (the “Fair City Mall Property”) and Plaza at Landmark (the “Plaza at Landmark Property,” and together with the Fair City Mall Property, the “Nova Retail 2-Pack Portfolio”) totaling 840,643 square feet (“SF”) located in Fairfax County, Virginia.

The NOVA Retail 2-Pack Whole Loan was co-originated by JPMCB and Goldman Sachs Bank USA on February 20, 2026. The relationship between the holders of the NOVA Retail 2-Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The NOVA Retail 2-Pack Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The table below identifies the promissory notes that comprise the NOVA Retail 2-Pack Whole Loan:

NOVA Retail 2-Pack Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$58,000,000	$58,000,000	WFCM 2026-C66	Yes
A-1-2	$12,000,000	$12,000,000	BANK 2026-BNK52	No
A-2	$20,000,000	$20,000,000	BANK 2026-BNK52	No
A-3	$18,750,000	$18,750,000	BMARK 2026-B43	No
A-4	$18,750,000	$18,750,000	BMARK 2026-B43	No
A-5	$18,750,000	$18,750,000	BMARK 2026-B43	No
A-6	$18,750,000	$18,750,000	BMARK 2026-B43	No
Whole Loan	$165,000,000	$165,000,000

The Borrowers and the Borrower Sponsor. The borrowers are Fair City HHH, L.L.C. and Landmark HHH, L.L.C. (collectively the “Borrowers”). The borrower sponsor is HHH Properties, a family owned and operated privately-held asset management company, founded in 1996 and headquartered in Fairfax, Virginia. HHH Properties has owned and operated the NOVA Retail 2-Pack Portfolio (as defined below) for over 30 years. HHH Properties is led by Marshall S. Ruben who also serves as the president of Ruben/Horan, P.C., a law firm based out of Hartford, Connecticut. The non-recourse carveout guarantors are Marshall S. Ruben, Myrna Ruben Haft and Dana Ruben Rogers, shareholders of HHH Properties.

The Properties. The NOVA Retail 2-Pack Portfolio is comprised of two grocery anchored retail centers, the Fair City Mall Property and the Plaza at Landmark Property, totaling 840,643 SF, located in Northern Virginia. The NOVA Retail 2-Pack Portfolio was most recently renovated in 2020, which included general infrastructure upgrades, tenant space improvements and landscaping. Both the Plaza at Landmark Property and the Fair City Mall Property are located in affluent, high-growth submarkets with nearby access to I-495, I-395 and major regional employment centers. The centers are served by robust public transit and are proximate to major residential neighborhoods and demand generators, including George Mason University and Inova Alexandria Hospital. The NOVA Retail 2-Pack Portfolio is anchored by leading national grocers and features a diverse mix of national and regional tenants, including 32 national retailers (644,526 SF, 76.7% of net rentable area, 70.1% of UW Rent), with 12 investment-grade tenants (251,782 SF, 30.0% of net rentable area, 29.7% of UW Rent). With over 80 tenants, the NOVA Retail 2-Pack Portfolio benefits from a granular rent roll with minimal exposure to any single tenant or industry. Aside from Giant, Hobby Lobby, Lifetime Fitness and Safeway, no other tenant occupies more than 5.2% of net rentable area or 3.9% of total UW rent. The NOVA Retail 2-Pack Portfolio boasts a weighted average tenant tenure of 24.7 years, underscoring the portfolio’s stability and exceptional tenant retention. Notably, the NOVA Retail 2-Pack Portfolio has maintained an average occupancy of 92.4% since 2019, further demonstrating sustained long-term tenant demand.

The Fair City Mall Property (55.8% of underwritten net cash flow), located in Fairfax, Virginia, encompasses 403,370 SF across five buildings on a 32.76-acre site. As of December 31, 2025, the Fair City Mall Property was 96.5% occupied by 41 tenants. The Fair City Mall Property is anchored by Safeway and supported by a strong lineup of national retailers including Lifetime Fitness, Marshall’s, HomeGoods, Designer Shoe Warehouse, Burlington, Sierra Trading Post, Ulta Salon and Five Below. The Fair City Mall Property has received significant capital improvements since 2001 through the borrower sponsor’s investment of over $39 million in property upgrades and $26 million in tenant improvements. Bed Bath & Beyond vacated the Fair City Mall Property in January 2021 in connection with the broader corporate bankruptcy. Within 18 months of Bed Bath & Beyond’s exit, the borrower sponsor successfully executed a lease with Sierra Trading Post, a TJX company, encompassing 20,000 SF, and bifurcated the remainder of the space between JP Morgan Chase Bank (3,500 SF), South Block Co. (1,714 SF) and Dave’s Hot Chicken (2,500 SF). The speed with which the borrower sponsor was able to adapt the tenant space for current retail demand and re-lease demonstrates the viability of the property through an evolving retail landscape. The Fair City Mall Property is served by 1,874 parking spaces, resulting in a parking ratio of 4.65 spaces per 1,000 SF.

The Plaza at Landmark Property (44.2% of underwritten net cash flow), located in Alexandria, Virginia encompasses 437,273 SF across five buildings on a 22.67 acre site. As of December 31, 2025, the Plaza at Landmark Property was 98.3% occupied by 39 tenants. The Plaza at Landmark Property is anchored by Giant with major tenants including Hobby Lobby, LA Fitness, Marshalls, Ross, Total Wine and More and Overstock Furniture. Since 1999, the borrower sponsor has invested $24.2 million in property upgrades and $14.1 million in tenant improvements. The Plaza at Landmark Property has a total of 1,900 parking spaces, resulting in a parking ratio of 4.35 spaces per 1,000 SF.

The following table presents certain information relating to the NOVA Retail 2-Pack Portfolio:

NOVA Retail 2-Pack Portfolio Summary
Property Name	City, State	Property Type	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance(1)	Year Built / Renovated	SF	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Fair City Mall	Fairfax, VA	Retail	$18,774,606	58.7%	1974 / 2020	403,370	$7,928,981	55.8%	$137,700,000	58.7%
Plaza at Landmark	Alexandria, VA	Retail	$13,225,394	41.3%	1963 / 2020	437,273	$6,279,362	44.2%	$97,000,000	41.3%
Total			$32,000,000	100.0%		840,643	$14,208,344	100.0%	$234,700,000	100.0%

(1)	No allocated loan amounts are provided for in the underlying loan documents, as no individual property releases are permitted. The Allocated Cut-Off Date Balances noted above are calculated on a pro-rata basis based on the individual appraised values for the Fair City Mall Property and the Plaza at Landmark Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Major Tenants.

Giant (65,000 SF; 7.7% of NRA; 7.4% of UW Rent): Giant, headquartered in Hyattsville, Maryland, is an American regional supermarket chain with over 160 stores located in Delaware, Maryland, Virginia and the District of Columbia. Established in 1936, Giant offers a comprehensive range of products and services, including fresh produce, meat, dairy, bakery items and a variety of general merchandise. Many of its locations feature in-store pharmacies, providing customers with convenient access to prescription medications and health services. Per a third-party market research report, Giant represented 21% of the Washington DC metro area market share in 2024, making it the largest grocer in the area. Giant is a subsidiary of Ahold Delhaize (Fitch/Moody’s/S&P: NR/Baa1/BBB+), a global retail conglomerate headquartered in Zaandam, Netherlands. Giant has occupied its leased space at the Plaza at Landmark Property since 2018. Giant has a lease expiration in December 2030, six five-year renewal options and no termination options.

Safeway (61,915 SF; 7.4% of NRA; 6.3% of UW Rent). Safeway is a leading American supermarket chain, with over 900 stores across 18 states, offering a comprehensive selection of groceries, general merchandise and specialty departments, including bakery, delicatessen, floral, seafood, and pharmacy services. Many locations also feature Starbucks coffee shops and adjacent fuel centers. Headquartered in Pleasanton, California, Safeway operates as a subsidiary of Albertsons Companies (Fitch/Moody’s/S&P: NR/Ba1/BB+), one of the largest food and drug retailers in the United States. According to a third-party market research report, Safeway is the second-largest supermarket brand in the Washington, DC metro area, holding 12.4% market share, trailing only Giant. Safeway has occupied its leased space at the Fair City Mall Property since 1983. Safeway has a lease expiration in September 2033, four five-year renewal options and no termination options.

Lifetime Fitness (58,900 SF; 7.0% of NRA; 5.1% of UW Rent). Lifetime Fitness is a premier athletic country club in the United States, offering a wide range of programs and amenities designed to enhance overall well-being. From state-of-the-art workout facilities to spaces for relaxation, every aspect of Lifetime Fitness is dedicated to helping individuals live their healthiest lives. Amenities at Lifetime Fitness in the Fair City Mall Property include an indoor pool, kids academy, spa, sauna, steam room and whirlpool. Lifetime Fitness currently operates more than 180 athletic country clubs across the United States and Canada. Lifetime Fitness has occupied its leased space at the Fair City Mall Property since 2001. Lifetime Fitness has a lease expiration in July 2031, three five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the NOVA Retail 2-Pack Portfolio:

Tenant Summary(1)
								Annual Sales Data(2)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $		Sales PSF	Occ. Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Giant(4)	Plaza at Landmark	NR/Baa1/BBB+	65,000	7.7%	$1,235,000	7.4%	$19.00	$22,873,711	(5)	$352	6.8%	12/31/2030	6 x 5 yrs	N
Safeway(6)	Fair City Mall	NR/Ba1/BB+	61,915	7.4%	$1,052,555	6.3%	$17.00	$43,340,529		$700	3.3%	9/30/2033	4 x 5 yrs	N
Lifetime Fitness	Fair City Mall	BB-/NR/NR	58,900	7.0%	$862,355	5.1%	$14.64	$9,413,148		$160	11.1%	7/31/2031	3 x 5 yrs	N
Marshall's	Plaza at Landmark	NR/A2/A	43,375	5.2%	$699,564	4.2%	$16.13	$12,108,096		$279	8.9%	1/31/2034	2 x 5 yrs	N
Total Wine and More	Plaza at Landmark	NR/NR/NR	26,377	3.1%	$656,256	3.9%	$24.88	$12,675,179		$481	6.4%	10/31/2028	3 x 5 yrs	N
Ross	Plaza at Landmark	NR/A2/BBB+	28,700	3.4%	$574,000	3.4%	$20.00	$12,158,470	(5)	$424	5.7%	1/31/2031	2 x 5 yrs	N
Marshall's	Fair City Mall	NR/A2/A	27,630	3.3%	$568,344	3.4%	$20.57	$12,028,271	(5)	$435	6.7%	1/31/2029	2 x 5 yrs	N
Hobby Lobby	Plaza at Landmark	NR/NR/NR	62,480	7.4%	$562,320	3.4%	$9.00	NAV		NAV	NAV	3/31/2029	3 x 5 yrs	N
Burlington	Fair City Mall	NR/NR/BB+	30,964	3.7%	$464,460	2.8%	$15.00	$5,576,039	(5)	$180	11.2%	2/29/2032	4 x 5 yrs	N
LA Fitness(7)	Plaza at Landmark	NR/B2/B	42,735	5.1%	$360,000	2.1%	$8.42	NAV		NAV	NAV	1/31/2028	None	N
Major Tenants Subtotal/Wtd. Avg.			448,076	53.3%	$7,034,854	42.0%	$15.70

Other Tenants			371,023	44.1%	$9,713,155	58.0%	$26.17
Occupied Subtotal/Wtd. Avg.			819,099	97.4%	$16,748,009	100.0%	$20.45

Vacant Space			21,544	2.6%
Total/Wtd. Avg.			840,643	100.0%

(1)	Based on the underwritten rent roll as of December 31, 2025, inclusive of contractual rent steps through February 15, 2027.
(2)	Based on the year end 2025 sales data unless otherwise noted.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	In addition to the 65,000 SF of retail space, the tenant leases an additional 2,000 SF of equipment space under the same lease with a co-terminus expiration date.
(5)	Reflects 2024 year-end sales.
(6)	Safeway is not required to report sales. The Annual Sales Data presented is based on a borrower sponsor provided estimate of $700 per square foot. Safeway is entitled to one month of free rent every September through September 2031.
(7)	The applicable borrower is in discussion with Crunch Fitness to take occupancy of the space upon expiration of the LA Fitness lease. It cannot be assured that, in the event LA Fitness vacates, Crunch Fitness will execute a letter of intent and lease the space currently occupied by LA Fitness or at all.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the NOVA Retail 2-Pack Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	6	20,186	2.4%	2.4%	$577,445	3.4%	3.4%	$28.61
2027	7	19,067	2.3%	4.7%	$524,001	3.1%	6.6%	$27.48
2028	12	92,377	11.0%	15.7%	$1,961,943	11.7%	18.3%	$21.24
2029	14	144,435	17.2%	32.8%	$2,486,901	14.8%	33.1%	$17.22
2030	10	101,297	12.0%	44.9%	$2,398,383	14.3%	47.5%	$23.68
2031	8	116,999	13.9%	58.8%	$2,357,819	14.1%	61.5%	$20.15
2032	7	95,053	11.3%	70.1%	$1,598,425	9.5%	71.1%	$16.82
2033	3	90,556	10.8%	80.9%	$1,726,796	10.3%	81.4%	$19.07
2034	6	64,086	7.6%	88.5%	$1,458,837	8.7%	90.1%	$22.76
2035	5	13,252	1.6%	90.1%	$544,942	3.3%	93.4%	$41.12
2036 & Thereafter	6	61,791	7.4%	97.4%	$1,112,517	6.6%	100.0%	$18.00
Vacant	0	21,544	2.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	84	840,643	100.0%		$16,748,009	100.0%		$20.45

(1)	Information is based on the underwritten rent roll as of December 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The NOVA Retail 2-Pack Portfolio is located in Fairfax County, Virginia, within the Washington, DC Core-Based Statistical Area, the seventh most populous metro in the United States. As of 2024, the region is characterized by high household incomes (average $150,248), strong population density (6,271,592) and an employment base anchored by the government, technology and healthcare sectors.

The Fair City Mall Property is located within the Fairfax City retail submarket. The Fairfax City retail submarket contains approximately 4.1 million SF of inventory and has a vacancy rate of 3.8% as of the first quarter of 2026. As of the first quarter of 2026, there is no retail space under construction in the Fairfax City submarket. Market rents in Fairfax City are $43.00 PSF, compared to a Washington DC market rent rate of $35.37 PSF. The Fair City Mall Property is situated in an affluent area with an average household income of approximately $180,730 within a three-mile radius as of 2024 and is located in close proximity to George Mason University (approximately 40,000 students). The surrounding Fairfax, Virginia area is home to ten Fortune 500 companies, including Booz Allen Hamilton, General Dynamics, Capital One, Hilton Worldwide, Freddie Mac, QXO Building Products, Leidos, Northrop Grumman, NVR and Science Applications International Corporation.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Fair City Mall Property:

Market Rent Summary(1)
	Market Rent	Lease Terms
Grocery Anchor	$18.00	15
Fitness Anchor	$16.00	15
Anchor	$15.00	10
Jr Anchor	$28.50	10
Jr Anchor (Theater)	$12.00	5

(1)	Source: Appraisal dated December 24, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable shopping centers for the Fair City Mall Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Anchor NRA (SF)	Occupancy (%)	Distance from Property (miles)	Anchor Tenant(s)
Fair City Mall 9600-9688 Main Street Fairfax, VA	1974 / 2020	403,370(2)	242,950(2)	96.5%(2)	NAP	Safeway Lifetime Fitness Burlington Coat Factory Marshall’s HomeGoods Sierra Trading Post Designer Shoe Warehouse
Turnpike Shopping Center 9520 Main Street Fairfax, VA	1967 / 2013	103,292	46,731	98.0%	0.1	Ross Dress for Less PetSmart Dollar Tree
Pickett Shopping Center 9400 Main Street Fairfax, VA	1967 / NAP	89,389	49,794	100.0%	0.3	Trader Joe’s Total Wine Staples Chuck E. Cheese
Main Street Marketplace 10250 Main Street Fairfax, VA	1962 / NAP	100,848	55,418	100.0%	1.5	TJ Maxx Walgreens Ace Hardware
Courthouse Plaza 10384 Willard Way Fairfax, VA	1974 / NAP	83,170	40,000	95.0%	1.7	Safeway
University Mall 10653 Braddock Road Fairfax, VA	1970 / 2015	201,566	50,816	100.0%	3.2	Giant Food
Fairfax Junction Shopping Center 11001 Lee Highway Fairfax, VA	1980 / 1999	75,632	46,006	100.0%	2.7	Aldi Planet Fitness
Twinbrooke Centre 9521 Braddock Road Fairfax, VA	1977 / 2026	101,000	35,200	100.0%	2.2	Safeway
Kings Park Shopping Center 8900 Burke Lake Road Fairfax, VA	1966 / 2015	93,284	51,100	100.0%	3.4	Giant Food

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 31, 2025.

The Plaza at Landmark Property is located within the I-395 Corridor retail submarket. The I-395 Corridor retail submarket has a vacancy rate of 3.2% as of the first quarter of 2026, compared to a Washington DC market vacancy rate of 4.4%. As of the first quarter of 2026, there is no retail space under construction in the I-395 Corridor retail submarket. The I-395 Corridor retail submarket contains roughly 6.1 million SF of inventory. Market rents in the submarket are $41.00 PSF, compared to the total DC market rents of $35.37 PSF. The Plaza at Landmark Property is situated in an affluent, densely populated area, with an average household income of $136,474 within a three-mile radius. Approximately two miles east from the Plaza at Landmark Property is the WestEnd Alexandria mixed-use master planned development featuring the new Inova Alexandria Hospital Campus. The campus is expected to include an inpatient hospital, specialty care center and the Inova Schar Cancer Institute. The development is located on the former Landmark Mall site and broke ground in 2024. It is expected to bring approximately 2,000 healthcare workers to the area and is slated to open in 2028.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Plaza at Landmark Property:

Market Rent Summary(1)
	Market Rent	Lease Terms
Grocery Anchor	$16.00	15
Fitness Anchor	$13.00	15
Lower Level Anchor	$9.00	10
Upper Level Anchor	$9.00	10
In Line	$35.00	5

(1)	Source: Appraisal dated December 24, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable shopping centers for the Plaza at Landmark Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Anchor NRA (SF)	Occupancy (%)	Distance from Property (miles)	Anchor Tenant(s)
Plaza at Landmark 6198-6244 Little River Turnpike Alexandria, VA	1974 / 2020	437,273(2)	283,335(2)	98.3%(2)	NAP	Giant Hobby Lobby LA Fitness Marshall’s Ross Dress for Less Total Wine and More Overstock Furniture
Grand Mart 6229 Little River Turnpike Alexandria, VA	1968 / 2013	65,330	23,800	100.0%	0.1	New Grand Mart
Van Dorn Plaza 229 Little River Turnpike Alexandria, VA	1979 / NAP	128,138	47,443	100.0%	0.8	Safeway CVS Pharmacy
Shoppes at Foxchase 4513 Duke Street Alexandria, VA	1959 / 2006	195,066	55,635	100.0%	1.7	Harris Teeter
The Shops at Mark Center 1400 North Beauregard Street Alexandria, VA	1973 / NAP	66,000	32,809	97.0%	1.3	Global Foods
Seminary Plaza 4500 Kenmore Avenue Alexandria, VA	1964 / NAP	94,525	20,318	100.0%	2.1	Aldi CVS Pharmacy
Bradlee Shopping Center 3610 King Street Alexandria, VA	1955 / 1999	170,922	56,097	100.0%	3.4	The Fresh Market Michael’s Walgreens
Barcroft Plaza 6341 Columbia Pike Falls Church, VA	1960 / 1999	108,641	45,500	100.0%	1.5	Harris Teeter

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 31, 2025.

Appraisal. The “as-is” appraised value for the NOVA Retail 2-Pack Portfolio of $234,700,000 is based on the sum of the “as-is” values from the individual appraisals for the Fair City Mall Property and the Plaza at Landmark Property. The individual “as-is” appraised values for the Fair City Mall Property and the Plaza at Landmark Property as of November 30, 2025 are $137,700,000 and $97,000,000, respectively.

Environmental Matters. According to the Phase I environmental reports, dated December 11, 2025 (Fair City Mall Property) and December 10, 2025 (Plaza at Landmark Property), both the Fair City Mall Property and Plaza at Landmark Property were identified as having recognized environmental conditions. The lender obtained a Site Lender Environmental Asset Protection-type environmental insurance policy and an excess environmental insurance policy for the identified properties issued by Beazley Excess with total limits of $5,000,000 per occurrence and $10,000,000 in the aggregate, subject to a $25,000 deductible, with a 13-year policy term (ending February 20, 2039). The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding that remediation would not exceed an upper range estimate of $1,816,000 in the aggregate. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the NOVA Retail 2-Pack Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW(2)	UW PSF
Rents in Place	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$16,391,315	$19.50
Rent Steps	$0	$0	$0	$0	$0	$356,693	$0.42
Vacant Income	$0	$0	$0	$0	$0	$725,095	$0.86
Gross Potential Rent	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$17,473,103	$20.78
CAM Recovery	$2,302,007	$2,391,755	$2,627,765	$2,369,542	$3,064,279	$3,056,262	$3.64
R/E Tax Recovery	$1,501,728	$1,510,135	$1,540,266	$1,652,807	$1,905,906	$1,871,964	$2.23
Gross Potential Income	$17,205,495	$17,939,826	$18,806,154	$18,909,461	$20,782,044	$22,401,329	$26.65
Vacancy & Bad Debt	($142,916)	($0)	($191,967)	($25,125)	($0)	($1,132,401)	($1.35)
Other Income	$133,560	$114,208	$120,490	$111,946	$139,694	$139,694	$0.17
Effective Gross Income	$17,196,139	$18,054,034	$18,734,677	$18,996,282	$20,921,738	$21,408,622	$25.47

Real Estate Taxes	$1,956,404	$1,921,983	$2,011,055	$2,123,750	$2,278,465	$2,205,106	$2.62
Insurance	$209,314	$246,639	$283,326	$322,457	$323,899	$399,727	$0.48
Other Expenses(3)	$3,529,660	$3,516,569	$3,343,272	$3,954,668	$4,233,620	$3,611,806	$4.30
Total Expenses	$5,695,378	$5,685,191	$5,637,653	$6,400,875	$6,835,984	$6,216,639	$7.40

Net Operating Income(4)	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$15,191,983	$18.07
TI/LC	$0	$0	$0	$0	$0	$857,543	$1.02
Replacement Reserves	$0	$0	$0	$0	$0	$126,096	$0.15
Net Cash Flow	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$14,208,344	$16.90

Occupancy %(5)	84.9%	93.8%	93.8%	96.0%	97.4%	94.9%
NOI DSCR(6)	1.13x	1.21x	1.28x	1.24x	1.38x	1.49x
NCF DSCR(6)	1.13x	1.21x	1.28x	1.24x	1.38x	1.39x
NOI Debt Yield(6)	7.0%	7.5%	7.9%	7.6%	8.5%	9.2%
NCF Debt Yield(6)	7.0%	7.5%	7.9%	7.6%	8.5%	8.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of December 31, 2025.
(3)	The decrease in UW Other Expenses from 2025 Other Expenses is primarily attributable to (i) a one-time roof repair expense at the Fair City Mall Property that occurred in 2025 and is not reflected in UW Other Expenses and (ii) a reduction in contractual management fees from approximately 5.2% in 2025 to the underwritten 3% in the most recently executed agreement.
(4)	The increase in 2025 NOI from 2024 NOI is largely attributed to eight newly executed triple net leases accounting for 4.4% of NRA. The increase in UW NOI from 2025 NOI is primarily attributable to: (i) recent leasing (approximately $166,344 in annual rent), (ii) 12-months of contractual rent steps underwritten through February 2027 and straight-line average rent underwritten through the lesser of the loan and lease term for JP Morgan Chase Bank and HomeGoods (approximately $356,693) and (iii) reduction in contractual management fees from approximately 5% historically to 3% in the most recently executed management agreement.
(5)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.
(6)	Based on the NOVA Retail 2-Pack Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the Borrowers were required to make an upfront deposit of approximately $781,365. The Borrowers are required to make a monthly deposit on each payment date equal to 1/12 of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months (initially $195,341 monthly).

Insurance – On each payment date, the Borrowers are required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration. However, if no event of default is continuing and the NOVA Retail 2-Pack Portfolio is insured under a blanket policy meeting the requirements set forth in the related NOVA Retail 2-Pack Whole Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $14,011. The Borrowers are required to make a monthly deposit on each payment date of $14,011 to be used for replacements and repairs at the NOVA Retail 2-Pack Portfolio.

TI/LC Reserve – At origination, the Borrowers were required to make an upfront deposit of $4,000,000. Upon the occurrence of a Rollover Reserve Monthly Trigger (as defined below), the Borrowers are required to make a monthly deposit of approximately $105,080 until the balance of the rollover reserve is equal to $4,000,000 (the “Rollover Reserve Cap”). If on January 1, 2030, the balance in the rollover reserve account is below the Rollover Reserve Cap, then the positive difference of $3,000,000 and the aggregate amount of rollover funds in the rollover reserve account must be deposited by the Borrowers and held by the lender for tenant improvement and leasing commission obligations. Such obligations will be recourse to the NOVA Retail 2-Pack Whole Loan guarantors.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

A “Rollover Reserve Monthly Trigger” will commence upon the earliest of (i) the occurrence of a Cash Sweep Period (as defined below) and (y) the date the balance in the rollover reserve falls below $3,000,000.

Free Rent Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $752,723 for outstanding free rent, gap rent and rent abatements for specified tenants in accordance with the NOVA Retail 2-Pack Whole Loan agreement.

Outstanding TI/LC Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $549,705 for outstanding tenant improvement and leasing commission obligations for specified tenants in accordance with the NOVA Retail 2-Pack Whole Loan agreement.

Lockbox and Cash Management. The NOVA Retail 2-Pack Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and the property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents otherwise received into the lockbox account within two business days of receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account will be swept each business day to the Borrowers’ operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an excess cash flow reserve account as additional security for the NOVA Retail 2-Pack Whole Loan, to be held, maintained and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

“Cash Sweep Period” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action with respect to the Borrowers or the property manager; (iii) the debt service coverage ratio (“DSCR”) falling below 1.15x (provided the DSCR Cure Conditions (as defined below) are not met) or (iv) a Lease Sweep Period (as defined below). A Cash Sweep Period will end upon the occurrence of the following: (a) with respect to clause (i) above, upon the lender’s acceptance (in its sole and absolute discretion) of a cure of the applicable event of default; (b) with respect to clause (ii) above solely with respect to a bankruptcy action of the property manager, upon the Borrowers’ replacement of the affiliated property manager with a qualified manager pursuant to a replacement management agreement within 60 days of such bankruptcy action; (c) with respect to clause (iii) above, upon achievement of a DSCR of at least 1.20x for two consecutive quarters or upon the satisfaction of the DSCR Cure Conditions; and (d) with respect to clause (iv) above, upon the Lease Sweep Period ending; provided, however, a Cash Sweep Period cannot be cured more than four times in the aggregate during the term of the NOVA Retail 2-Pack Whole Loan. The Borrowers are not entitled to cure a Cash Sweep Period caused by a bankruptcy action of the Borrowers in any event.

A “Lease Sweep Period” is a tenant-focused sweep tied to any lease that, either individually or in the aggregate when taken with any other lease with the same tenant or its affiliate, (A) covers 10% or more of the net rentable area of the NOVA Retail 2-Pack Portfolio or (B) accounts for 10% or more of gross rents at the NOVA Retail 2-Pack Portfolio (each, a “Lease Sweep Lease”). A Lease Sweep Period commences upon the first payment date after the occurrence of any of the following: (i) with respect to each Lease Sweep Lease, the earliest of (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term) or (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) a default under a Lease Sweep Lease by the tenant that continues beyond any notice and cure period; (vi) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vii) the date that any tenant under a Lease Sweep Lease appears on a published store closure list. A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve or rollover reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the tenant irrevocably exercises a renewal or extension option for all of its space, with sufficient funds reserved for any related expenses; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (iii) above, any surrender, cancellation or termination or notice thereof is waived in writing by the related tenant and such tenant has affirmed in writing the respective Lease Sweep Lease is in full force and effect; (e) in the case of clause (iv), any revocation or withdrawal in writing of the tenant’s notice to discontinue its business or abandon or vacate its premises or the reopening of the tenant’s business or written notice of its intent to continue to operate its business; (f) in the case of clause (v), the default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months; (g) in the clause of clause (vi), termination or dismissal of the insolvency proceeding and the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (h) in the case of clause (vii), the tenant no longer appears on a published store closure list.

“Qualified Lease” means either (A) the original Lease Sweep Lease, as extended in accordance with (i) the renewal option set forth therein or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with an initial term of at least five years; (ii) entered into in accordance with the NOVA Retail 2-Pack Whole Loan agreement and reasonably approved by the lender; and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

The “DSCR Cure Conditions” exist for so long as the Borrowers have deposited cash into an escrow reserve account or have delivered to the lender a letter of credit in an amount which, if applied to the principal amount of the debt, would cause the debt service coverage ratio to equal to or greater than 1.20x (the “DSCR Deposit Amount”). The Borrowers may elect to deposit the DSCR Deposit Amount during each quarter the debt service coverage ratio is tested within five days of each quarterly payment date.

Releases. None.

Terrorism Insurance. The NOVA Retail 2-Pack Whole Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies; while TRIPRA (or a similar federal program) remains in effect and covers both domestic and foreign acts, TRIPRA “covered acts” coverage is accepted as full compliance for required terrorism risks. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Leased Fee – Leased Fee	Loan #9	Cut-off Date Balance:	$25,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Leased Fee – Leased Fee	Loan #9	Cut-off Date Balance:	$25,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

City of Cuernavaca Park
Denver Skate Park
Commons Park
RiNo
Curtis Park
North Denver
Ballpark
Coors Field
LoDo
Union Station
National Ballpark Museum
Five Points
Whitter
Lawson Park
DENVER
Museum of Contemporary Art Denver
17th Street Plaza
1800 Larimer
One Tabor Center
Denver Place
U.S. Courthouse
1999 Broadway
Benedict Fountain Park
LARIMER SQUARE
US Bank Tower
1801 California
707 17th Street
1144 Fifteenth
555 17th Street
The Brown Palace Hotel
Wells Fargo Center
1700 Broadway
Saint Joseph Hospital
City Park West
Auraria Events Center
Univ. of Colorado at Denver
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Denver Performing Arts Complex
Spire
DENVER PAVILIONS
Republic Plaza
Colorado Convention Center
THEATRE DISTRICT/ CONV. CENTER
Sheraton Denver Downtown Hotel
1550 Court Place
Denver, CO 80202
Downtown Denver
Uptown
Denver Public Works
1560 Broadway
W. Colfax Ave.
E. Colfax Ave.
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
Civic Center Park
State Capitol
Legislative Services Building
CO Court of Appeals
Ralph L. Carr CO Judicial Ctr.
Capitol Hill
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
The Kirkland at the Denver Art Museum
Civic Center
Lincoln Park
Sunken Gardens Park
Cherry Creek
Denver Health
16TH STREET MALL
RTD LIGHT RAIL L LINE
A LINE
A,B,G LINES
D,F,H,L LINES
Speer Blvd.
Santa Fe Dr.
Broadway
Park Ave.
Lincoln St.
Grant St.
Welton St.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
40
287
Boulder
Broomfield
Thornton
Westminster
Arvada
DENVER
Lakewood
AURORA
Englewood
Centennial
Highlands Ranch
Parker
Castle Rock

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Mortgage Loan No. 9 – Sheraton Denver Downtown Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Denver, CO 80202
Original Balance(1):	$25,000,000			General Property Type:	Leased Fee
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	NAP
Borrower Sponsor:	AVR Realty Company, LLC			Size:	191,437 SF
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance PSF(1):	$940
Mortgage Rate:	6.2760%			Maturity Date Balance PSF(1):	$940
Note Date:	12/1/2025			Property Manager:	Sheraton License Operating
Maturity Date:	1/1/2036				Company, LLC (borrower-related)
Term to Maturity:	121 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$14,738,237
IO Period:	121 months			UW NCF:	$14,738,237
Seasoning:	7 months			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	L(31),D(83),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.29x
Additional Debt Balance(1):	$155,000,000			Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	100.0% (7/1/2026)
				2nd Most Recent Occupancy:	100.0% (12/31/2024)
				3rd Most Recent Occupancy:	100.0% (12/31/2023)
Reserves(2)				Appraised Value (as of):	$235,000,000 (9/16/2025)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$1,228
RE Taxes:	$0	Springing	NAP	Cut-off Date LTV Ratio:	76.6%
Insurance:	$0	Springing	NAP	Maturity Date LTV Ratio:	76.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$180,000,000	99.4%	Loan Payoff:	$180,677,256	99.8%
Borrower Sponsor Equity:	$1,114,774	0.6%	Closing Costs:	$437,517	0.2%

Total Sources:	$181,114,774	100.0%	Total Uses:	$181,114,774	100.0%

(1)	The Sheraton Denver Downtown Hotel Mortgage Loan (as defined below) is part of the Sheraton Denver Downtown Hotel Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million. The Financial Information in the chart above reflects the Sheraton Denver Downtown Hotel Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback , and the property being subject to a triple net ground lease thereafter.

The Mortgage Loan. The ninth largest mortgage loan (the “Sheraton Denver Downtown Hotel Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “Sheraton Denver Downtown Hotel Whole Loan”). The Sheraton Denver Downtown Hotel Whole Loan is secured by the land/leased fee interest on 191,437 SF of land (the “Sheraton Denver Downtown Hotel Property”) that is improved by a 1,238-room full-service hotel located in Denver, Colorado. The Sheraton Denver Downtown Hotel Mortgage Loan is evidenced by the non-controlling A-3 note with an outstanding principal balance as of the Cut-off Date of $25,000,000. The relationship between the holders of the Sheraton Denver Downtown Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the Sheraton Denver Downtown Hotel Whole Loan.

Sheraton Denver Downtown Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2025-BNK51	Yes
A-2	$40,000,000	$40,000,000	WFCM 2026-C66	No
A-3	$25,000,000	$25,000,000	BANK 2026-BNK52	No
A-4	$15,000,000	$15,000,000	WFCM 2026-C66	No
Total	$180,000,000	$180,000,000
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Leased Fee – Leased Fee	Loan #9	Cut-off Date Balance:	$25,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The Borrower and the Borrower Sponsor. The borrower is Court Place Land LLC, a single-purpose entity, limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Denver Downtown Hotel Whole Loan. The borrower sponsor is AVR Realty Company, LLC. The non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company, LLC. Founded in 1950, AVR Realty Company, LLC is a privately owned hospitality company headquartered in New York, NY.

The Property. The Sheraton Denver Downtown Hotel Property is the land/leased fee interest in 191,437 SF of land that is subject to a 99-year ground lease between the borrower, as ground lessor, and Denver HS-EF Court Place, LLC (the “Ground Lessee”), and improved by a 22-story, 1,238-room, full-service hotel. On December 9, 2015, the Ground Lessee’s predecessor-in-interest sold the leased fee interest (excluding the hotel improvements) for $210,000,000 and leased-back the hotel improvements under a 99-year triple-net ground lease. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver International Airport in Denver, Colorado. The hotel improvements were built in 1959, renovated in 2021, and are currently Sheraton-managed under an agreement expiring in June 2039. The 2021 hotel renovations were undertaken at a reported cost of approximately $80.0 million, and involved upgrading guest rooms, meeting spaces and public areas. Hotel amenities include 139,165 SF of meeting/event space among 54 event rooms, as well as on-site restaurants, gift shops, a fitness center and swimming pool.

Sole Tenant.

Denver HS-EF Court Place, LLC. (191,437 SF; 100.0% of NRA; 100.0% of UW Rent) – Denver HS-EF Court Place, LLC is a joint venture between Eagle Four Partners and High Street Real Estate Partners. The partnership purchased the Sheraton Denver Downtown Hotel Property in September 2018. Eagle Four Partners is a Newport Beach, CA-based private equity group specializing in strategic hospitality, golf, lifestyle residential, and sports entertainment investments. Founded in 1996, Eagle Four has participated as the lead equity investor in more than $3 billion in transactions. High Street Real Estate Partners is a privately held real estate investment firm. With over $1 billion in assets under management, the firm is focused on developing and acquiring high-quality, well-located hospitality and multifamily assets in growth markets. The initial lease was signed in December 2015 and conveyed to the current tenant upon its purchase of the Sheraton Denver Downtown Hotel Property. The lease expires in November 2114 with no termination or renewal options.

The following table presents certain information relating to the tenancy at the Sheraton Denver Downtown Hotel Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
Denver HS-EF Court Place, LLC	NR/NR/NR	191,437	100.0%	14,738,237(2)	100.0%	$76.99	11/30/2114	N	N
Subtotal/Wtd. Avg.		191,437	100.0%	14,738,237	100.0%	$76.99

Vacant Space		0	0.0%
Total/Wtd. Avg.		191,437	100.0%

(1)	Information is based on the underwritten cash flow analysis.
(2)	UW rent includes 2% annual rent steps through the loan term. Lease includes the lesser of CPI increase or 4%. Current annual rent is $13,196,026.

The following table presents certain information relating to the lease rollover schedule at the Sheraton Denver Downtown Hotel Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	$0.00
2036 & Thereafter	1	191,437	100.0%	100.0%	$14,738,237	100.0%	$76.99
Vacant	0	0	0.0%	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	191,437	100.0%		$14,738,237	100.0%	$76.99

(1)	Information based on the underwritten cash flow analysis.

The Market. The Sheraton Denver Downtown Hotel Property is located along both sides of Court Place, between 15th Street and 16th Street, within the central business district of Denver. Proximity to major office towers, government buildings, cultural institutions, and the Colorado Convention Center

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Leased Fee – Leased Fee	Loan #9	Cut-off Date Balance:	$25,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

enhances its appeal for corporate, group, and convention-related demand. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver International Airport and 0.4 miles of the west of Denver’s Central Business District (“CBD”). According to the appraisal, Denver International Airport serves as a major economic engine, recording over 82 million passengers in 2024. Interstate 25 also provides access to Interstate 70, the major east/west freeway through the Denver metropolitan area, approximately one mile north of the CBD. Major employers includes HealthONE, UCHealth: University of Colorado Hospital, Lockheed Martin Corporation, United Airlines, Children's Hospital Colorado, Centura Health, Comcast, Amazon, Southwest Airlines and CenturyLink.

According to a third party report, the 2024 estimated population within a one-, two- and three-mile radius of the Sheraton Denver Downtown Hotel Property is 53,106, 147,534 and 251,745, respectively, and the average household income for the same radii is $112,578, $126,108 and $130,831, respectively.

According to a third-party report, the Sheraton Denver Downtown Hotel Property is in the Denver CBD submarket, which is within the Denver - CO USA market. According to a third-party report, the Denver CBD submarket is comprised of 14,931 rooms in total. As of September 2025, the Denver CBD submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 67.6%, $209 and $141, respectively.

The following table presents certain information relating to comparable ground leases for the Sheraton Denver Downtown Hotel Property:

Comparable Hospitality Ground Leases
Property Name	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (yrs)	Size (SF)	Annual Base Rent PSF	Lease Type
Sheraton Denver Downtown Hotel	NAP/NAP	191,437	Denver HS-EF Court Place, LLC	Dec. 15	99	191,437	$76.99(1)	NNN
Hilton Garden Inn Trinidad Downtown	NAV/NAP	187,308	Kip Hampden. LLLP	Jul. 23	25	187,308	$0.22	Net
Holiday Inn Bellingham	NAV/NAP	164,221	Bellingham HI, LLC	Jan. 20	44	164,221	$0.90	Net
Super 8 Juneau	NAV/NAP	75,865	Alaska Resort Condos Inc.	Mar. 18	40	75,865	$1.68	Modified Gross
Residence Inn Seattle	NAV/NAP	21,240	PNW Suites, LLC	Jan. 15	108	21,240	$80.27	Net

Source: Appraisal.

(1)	Information based on the underwritten cash flow analysis.

The following table presents certain information relating to comparable sales pertaining to the Sheraton Denver Downtown Hotel Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Total SF	Occupancy	Sale Date	Sale Price (PSF)
Sheraton Denver Downtown Hotel	Denver, CO	NAP/NAP	191,437	100%
The Sinclair	Fort Worth, TX	NAV/NAP	7,125	100%	Oct. 25	$2,632

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Sheraton Denver Downtown Hotel Property of $235,000,000 as of September 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 10, 2025, there was no evidence of any recognized environmental conditions at the Sheraton Denver Downtown Hotel Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Leased Fee – Leased Fee	Loan #9	Cut-off Date Balance:	$25,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Sheraton Denver Downtown Hotel Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$14,738,237	$76.99
Total Recoveries	$0	$0
Less Vacancy & Credit loss	$0	$0
Effective Gross Income	$14,738,237	$76.99

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Operating Expense	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$14,738,237	$76.99
CapEx	$0	$0
TI/LC	$0	$0
Net Cash Flow	$14,738,237	$76.99

Occupancy %	100.0%
NOI DSCR(2)	1.29x
NCF DSCR(2)	1.29x
NOI Debt Yield(2)	8.2%
NCF Debt Yield(2)	8.2%

(1)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback, and the property being subject to a triple net ground lease thereafter.
(2)	Based on the Sheraton Denver Downtown Hotel Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. No deposits are required so long as (i) the Ground Lessee is solely responsible for paying all taxes relating to each tax parcel comprising the Sheraton Denver Downtown Hotel Property, (ii) the ground lease remains in full force and effect, and (iii) evidence of payment of such taxes is provided prior to the delinquency of payment on such taxes.

Insurance – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required so long as (i) the Ground Lessee is required to maintain all insurance policies covering the Sheraton Denver Downtown Hotel Property and is solely responsible for paying, or causing payment of, all insurance premiums with respect to such policies, (ii) the ground lease remains in full force and effect, and (iii) evidence of renewal and paid receipts are provided at least 30 days prior to the delinquency of payment on such policies.

Lockbox and Cash Management. The Sheraton Denver Downtown Hotel Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to instruct the Ground Lessee to deposit all ground rent payments into the lender-controlled lockbox account. If notwithstanding the foregoing the borrower receives any ground rent payments then such funds are required to be deposited into the lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Event (as defined below) has occurred. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Denver Downtown Hotel Whole Loan.

A “Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	an event of default by borrower occurs under the ground lease (beyond all notice and cure periods) which allows the Ground Lessee to withhold payments, offset any funds, commence the exercise of remedies or terminate the ground lease;
(iii)	the debt service coverage ratio (“DSCR”) falling below 1.05x for two consecutive quarters; or
(iv)	bankruptcy of the borrower or guarantor.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Leased Fee – Leased Fee	Loan #9	Cut-off Date Balance:	$25,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

A Trigger Event will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, upon the cure of the related event of default under the ground lease, or
(iii)	with regard to clause (iii) above, upon the DSCR being equal to or greater than 1.10x for two consecutive quarters.

Right of First Refusal/Purchase Options.  The ground lessee, Denver HS-EF Court Place, LLC (including its successors/assigns) has an option to purchase the Sheraton Denver Downtown Hotel Property, as follows: (i) by notice to the borrower not later than June 30, 2035 (six months prior to the last day of the 20th lease year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to borrower not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First and Second Purchase Options, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Whole Loan’s open prepayment period.  The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/ condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

Terrorism Insurance. The borrower’s interest in the Sheraton Denver Downtown Hotel Property is a leased fee interest, and the borrower does not own or insure the hotel improvements during the ground lease term. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee. The Sheraton Denver Downtown Hotel Whole Loan documents require that the ground lessee-provided “all risk” insurance policy includes coverage for terrorism in an amount equal to the full replacement cost of the hotel improvements, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors—Risks Relating to the Mortgage Loans Terrorism—Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Self Storage – Self Storage	Loan #10	Cut-off Date Balance:	$23,700,000
5900 Hollywood Boulevard	SoCal Self Storage Hollywood	Cut-off Date LTV:	39.5%
Los Angeles, CA 90028		UW NCF DSCR:	2.57x
		UW NOI Debt Yield:	14.3%

CRACK OPEN
SOME CHERRY
CHAOS
SO CAL
SELF STORAGE
SO CAL SELF STORAGE

SO CAL
SELF STORAGE
boxes and moving supplies

EXPLORE OUTER
SPACE.
CLUTTER IS SO 20TH CENTURY.
323.464.6100
NO PARKING

SO CAL

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Self Storage – Self Storage	Loan #10	Cut-off Date Balance:	$23,700,000
5900 Hollywood Boulevard	SoCal Self Storage Hollywood	Cut-off Date LTV:	39.5%
Los Angeles, CA 90028		UW NCF DSCR:	2.57x
		UW NOI Debt Yield:	14.3%

SoCal Self Storage Hollywood
5900 Hollywood Boulevard
Los Angeles, CA 90028
Hollywood Reservoir
SANTA MONICA MTS.
101
Hillpark Open Space
Hollywood Sculpture Garden
The Ford
Hollywood Bowl
Highland Ave
Cahuenga Blvd
Primrose Ave
Beachwood Dr
Hollywood Heritage Museum
Foothill Dr
Vine St
American Film Institute
Los Feliz Blvd
Los Feliz
Hollywood Hills
WE Improv
Upright Citizens Brigade Theatre
Corita Art Center
Franklin Ave
Garden Pavilion
Thai Town
Hollywood Fwy
Yucca St
Capitol Records Building
Ovation Hollywood
Hollywood Wax Museum, Medieval Torture Museum
Hollywood Walk of Fame
The Aster
Hollywood Pantages Theatre
Gower Plaza
Los Angeles Superior Courthouse
METRO
METRO B LINE
Hollywood Blvd
HOLLYWOOD/ HIGHLAND
HOLLYWOOD/ VINE
HOLLYWOOD/ WESTERN
The Egyptian Theatre Hollywood
The Hollywood Museum
Schrader Blvd
Museum of Death Hollywood
The Fonda Theatre
Gower St
Hollywood City Inn
The Los Angeles Film School
Hollywood Palladium
Netflix - EPIC
Hollywood Stars Inn
Hollywood
Sunset Blvd
Cinerama Dome
Gower Gulch Plaza
The Godfrey Hotel Hollywood
Southern California Hospital at Hollywood
Sunset Gower Studios
Netflix
Netflix HOME Theater
Little Armenia
De Longpre Park
Academy of Motion Picture Arts and Sciences
Fountain Ave
Pickford Center for Motion Pictures Study
LOS ANGELES
Las Palmas Ave
Seward St
Wilcox Ave
Hollywood Recreation Center
Gordon St
Bronson Ave
Wilton Pl
Western Ave
Santa Monica Blvd
2
LOS ANGELES COUNTY
Sunset Las Palmas Studios
Romaine St
HOLLYWOOD FOREVER CEMETERY
Downtown Los Angeles 5 miles
Willoughby Ave
MILK Studios
Paramount Studios Water Tower
Waring Ave
Netflix FYSEE
Paramount Studios
Paramount Theatre
Melrose Ave
Raleigh Studios Hollywood
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Los Angeles
Monterey Park
Montebello
Florence
South Gate
Pico Rivera
Whittier
Inglewood
Lynwood
Downey
Santa Fe Springs
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Cerritos
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Carson
Garden Grove
LONG BEACH
Seal Beach
Huntington Beach
Santa Monica Bay
El Segundo

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Mortgage Loan No. 10 – SoCal Self Storage Hollywood

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Los Angeles, CA 90028
Original Balance:	$23,700,000			General Property Type:	Self Storage
Cut-off Date Balance:	$23,700,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose(1):	Refinance			Year Built/Renovated:	2003/NAP
Borrower Sponsor:	Polo Properties, LLC			Size(3):	90,568 SF
	(dba SoCal Self Storage)			Cut-off Date Balance PSF:	$262
Guarantors:	Dennis L. Geiler and William V. Bromiley			Maturity Date Balance PSF:	$262
Mortgage Rate:	5.4800%			Property Manager:	K.G.B. Management, LLC
Note Date:	3/30/2026			Underwriting and Financial Information
Maturity Date:	4/1/2036			UW NOI:	$3,391,717
Term to Maturity:	120 months			UW NCF:	$3,378,125
Amortization Term:	0 months			UW NOI Debt Yield:	14.3%
IO Period:	120 months			UW NCF Debt Yield(1):	14.3%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	14.3%
Prepayment Provisions:	L(23),YM1(90),O(7)			UW NCF DSCR:	2.57x
Lockbox/Cash Mgmt Status(1):	None/None			Most Recent NOI:	$3,281,671 (2/28/2026 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$3,340,913 (12/31/2025)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$3,430,859 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(3):	85.0% (2/28/2026)
Reserves				2nd Most Recent Occupancy(3):	85.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	87.4% (12/31/2024)
RE Taxes:	$103,013	$20,603	NAP	Appraised Value (as of):	$60,000,000 (2/12/2026)
Insurance:	$35,633	$7,127	NAP	Appraised Value PSF:	$662
Deferred Maintenance:	$1,725	$0	NAP	Cut-off Date LTV Ratio:	39.5%
Replacement Reserve(2):	$0	Springing	NAP	Maturity Date LTV Ratio:	39.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,700,000	99.4%	Loan Payoff:	$23,089,802	96.9%
Sponsor Equity:	$135,480	0.6%	Closing Costs:	$605,307	2.5%
			Upfront Reserves:	$140,371	0.6%
Total Sources:	$23,835,480	100.0%	Total Uses:	$23,835,480	100.0%

(1)	Due to the low leverage of the SoCal Self Storage Hollywood Mortgage Loan (as defined below), cash management requirements were waived.
(2)	Monthly deposits of $755.11 into the Replacement Reserve are waived so long as the underwritten net cash flow debt yield is greater than or equal to 9.00%. As of the origination date of the SoCal Self Storage Hollywood Mortgage Loan, the underwritten net cash flow debt yield was 14.3%.
(3)	The SoCal Self Storage Hollywood Property (as defined below) consists of 84,718 SF of self storage space and one retail suite of 5,850 SF for a total of 90,568 SF. Occupancy statistics for the SoCal Self Storage Hollywood Property are based on the self storage SF of 84,718. The 5,850 SF retail suite is currently occupied by a tenant with a lease maturity in September 2029.

The Mortgage Loan. The tenth largest mortgage loan (the “SoCal Self Storage Hollywood Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,700,000 and secured by a first priority mortgage encumbering the borrower’s fee interest in a self storage property totaling 90,568 SF located in Los Angeles, California (the “SoCal Self Storage Hollywood Property”).

The Borrower and the Borrower Sponsor. The borrower for the SoCal Self Storage Hollywood Mortgage Loan is SoCal Self Storage-Hollywood & Bronson, LLC, a California limited liability company. The non-recourse carveout guarantors for the SoCal Self Storage Hollywood Mortgage Loan are Dennis L. Geiler and William V. Bromiley. The borrower is managed and 50% owned by Hollywood Manager, LLC, which in turn is owned 55% by Polo Properties, LLC, which is owned by Dennis L. Geiler and his affiliates and managed by Mr. Geiler, and 45% owned by Syndicated Real Estate Investment, LLC, which is owned by The Edith Revocable Trust, an affiliated trust of William V. Bromiley and his wife, and managed by Mr. Bromiley. Dennis L. Geiler has over 50 years of real estate investment experience. Dennis L. Geiler is the manager of Polo Properties, LLC, which manages and acquires real estate projects with an emphasis on self storage properties under the trade name So Cal Self Storage and SoCal Self Storage. William V. Bromiley formed Syndicated Real Estate Investment, LLC in 1979 with a focus on real estate development and investment.

The borrower sponsor for the SoCal Self Storage Hollywood Mortgage Loan is Polo Properties, LLC (dba SoCal Self Storage). SoCal Self Storage provides self storage solutions across southern California with 11 facilities across the region including locations in Pasadena, Hollywood, Los Angeles, Northridge, Rancho Santa Margarita, and Westlake Village. These locations were chosen to serve a diverse set of clientele including businesses, students, and local residents.

The borrower sponsor and non-recourse carveout guarantors are also the borrower sponsor and non-recourse carveout guarantors of the SoCal Self Storage Pasadena, SoCal Self Storage Northridge, SoCal Self Storage Rancho Santa Margarita, and SoCal Self Storage Camarillo mortgage loans which are also being contributed to the BANK 2026-BNK52 securitization.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Self Storage – Self Storage	Loan #10	Cut-off Date Balance:	$23,700,000
5900 Hollywood Boulevard	SoCal Self Storage Hollywood	Cut-off Date LTV:	39.5%
Los Angeles, CA 90028		UW NCF DSCR:	2.57x
		UW NOI Debt Yield:	14.3%

The Property. The SoCal Self Storage Hollywood Property is a 90,613 SF self storage property situated on a 0.92-acre site in Los Angeles, California. The property consists of 1,000 storage units totaling 84,718 SF and one 5,850 SF retail suite. The 1,000 storage units at the SoCal Self Storage Hollywood Property includes 980 climate-controlled units and 20 drive-up units. These units range in size from 10 SF to 400 SF, with a total of 63 different size offerings. The SoCal Self Storage Hollywood Property has an average monthly in-place rent per unit of $377, with monthly rents ranging from $120 to $1,917 per unit. As of February 28, 2026, the self storage portion of the SoCal Self Storage Hollywood Property was 85.0% occupied by SF and 82.7% occupied by units.

Amenities at the SoCal Self Storage Hollywood Property include a free move-in truck, 24/7 access, drive-up access, individually alarmed units, package service, and digital surveillance systems. The borrower sponsor originally purchased the land parcel of the SoCal Self Storage Hollywood Property in 2001 for approximately $3.2 million. Then, in 2003, the borrower sponsor developed the SoCal Self Storage Hollywood Property for approximately $8.4 million, leading to a total cost basis of approximately $11.6 million.

The 5,850 SF retail space at the SoCal Self Storage Hollywood Property is currently leased to a restaurant, Palms Thai. The lease originally commenced in July 2004 for a 10-year term with two, 5-year renewal options. The current maturity date of the lease is September 2029 with a monthly rent of $52.09 PSF NNN. Additionally, the SoCal Self Storage Hollywood Property features billboard space and antenna rooftop space, both of which are leased. The current billboard space lease commenced in April 2025 for an initial term of 10 years with one automatic 5-year renewal option with a monthly rent of $7,500 which increases annually by 3%. The rooftop antenna lease commenced in 2005 with AT&T for an initial period of 5 years with three, 5-year extension options. AT&T’s lease is extended annually until either the tenant or landlord provide written notice to terminate the lease at least six months prior to the end of the then current annual term. The lease cannot extend beyond August 30, 2040. The initial monthly rent under the antenna lease was $2,500 with annual escalations of 3%. AT&T’s current monthly rent is $4,515.28 and will increase to $4,650.74 starting October 2026.

The following table presents certain information with respect to the self storage units at the SoCal Self Storage Hollywood Property:

Unit Mix Summary(1)(2)
Unit Type	SF	Occupied SF	Occupancy % (SF)	Units	Occupied Units	Occupancy % (Units)	Monthly Avg. Rent per Unit	Monthly Avg. Rent PSF
0-99 SF	27,378	22,306	81.5%	605	482	79.7%	$232	$5.01
100-199 SF	39,136	33,114	84.6%	313	270	86.3%	$461	$3.76
200+ SF	18,204	16,561	91.0%	82	75	91.5%	$1,011	$4.58
Total/Wtd. Avg.	84,718	71,981	85.0%	1,000	827	82.7%	$377	$4.34

(1)	Based on the borrower rent roll dated February 28, 2026.
(2)	The SoCal Self Storage Hollywood Property consists of 1,000 storage units totaling 84,718 SF and one 5,850 SF retail suite for a total of 90,568 SF. SF, occupancy, and unit information is based on the self storage space.

The Market. The SoCal Self Storage Hollywood Property is located in Los Angeles, California, at the intersection of Hollywood Boulevard and Bronson Avenue, one block away from the 101 Freeway. The SoCal Self Storage Hollywood Property is located near several demand generators, with the Hollywood area containing a large concentration of the entertainment industry. The local area of the SoCal Self Storage Hollywood Property includes 361 multifamily properties, 55 retail properties totaling 609,227 SF, and 58 office properties totaling approximately 2.5 million SF, all of which help drive the storage demand at the SoCal Self Storage Hollywood Property. According to the appraisal, the SoCal Self Storage Hollywood Property is located within the Los Angeles self storage market and the Hollywood/Downtown self storage submarket. As of the fourth quarter of 2025, the Los Angeles self storage market had a vacancy rate of 12.8% and average monthly asking rents for 5x5, 5x10, 10x10, 10x15, and 10x20 climate-controlled units of $115.96, $174.07, $272.41, $355.87, and $424.20 per unit, respectively. As of the fourth quarter of 2025, the Hollywood/Downtown submarket had a vacancy rate of 9.8% and average monthly asking rents for 5x5, 5x10, 10x10, 10x15, and 10x20 climate-controlled units of $128.60, $219.44, $326.99, $374.00, and $441.10 per unit, respectively.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the SoCal Self Storage Hollywood Property was 63,012, 350,235, and 956,380, respectively. According to the appraisal, the 2024 average household income within the same radii was $100,658, $123,036 and $123,571, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Self Storage – Self Storage	Loan #10	Cut-off Date Balance:	$23,700,000
5900 Hollywood Boulevard	SoCal Self Storage Hollywood	Cut-off Date LTV:	39.5%
Los Angeles, CA 90028		UW NCF DSCR:	2.57x
		UW NOI Debt Yield:	14.3%

The following table presents comparable self storage properties with respect to the SoCal Self Storage Hollywood Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF		Occupancy
SoCal Self Storage Hollywood (subject)(1) 5900 Hollywood Boulevard Los Angeles, CA	-	2003	1,000	90,568	(2)	85.0%	(2)
Extra Space Storage 1860 Vine Street Los Angeles, CA	0.7 miles	1990	780	72,412		90.0%
Extra Space Storage 5825 Santa Monica Boulevard Los Angeles, CA	0.8 miles	1997	550	51,280		90.0%
Public Storage 6202 Willoughby Avenue Los Angeles, CA	1.7 miles	1996	434	41,275		96.5%
Public Storage 6801 Santa Monica Boulevard Los Angeles, CA	2.0 miles	1987	1,346	96,129		92.0%
Public Storage 6840 Santa Monica Boulevard Los Angeles, CA	2.1 miles	1987	1,453	102,187		92.0%
SafKeep Self-Storage 4996 Melrose Avenue Los Angeles, CA	1.5 miles	2001	1,095	97,516		88.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 28, 2026, other than Year Built.
(2)	The SoCal Self Storage Hollywood Property consists of 84,718 SF of self storage space and one retail suite of 5,850 SF for a total of 90,568 SF. Occupancy for the SoCal Self Storage Hollywood Property is based on the self storage SF of 84,718. The 5,850 SF retail suite is currently occupied by a tenant with a lease maturity in September 2029.

Appraisal. The appraisal concluded to an “as-is” value for the SoCal Self Storage Hollywood Property of $60,000,000 as of February 12, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated March 3, 2026, there were no recognized environmental conditions at the SoCal Self Storage Hollywood Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Self Storage – Self Storage	Loan #10	Cut-off Date Balance:	$23,700,000
5900 Hollywood Boulevard	SoCal Self Storage Hollywood	Cut-off Date LTV:	39.5%
Los Angeles, CA 90028		UW NCF DSCR:	2.57x
		UW NOI Debt Yield:	14.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the SoCal Self Storage Hollywood Property:

Cash Flow Analysis
	2022	2023	2024	2025	2/28/2026 TTM	UW	UW PSF	(2)
Gross Potential Rent(1)	$3,864,121	$4,000,077	$4,202,472	$4,179,531	$4,142,028	$4,978,260	$54.97
Reimbursements	$0	$0	$0	$0	$0	$0	$0.00
Other Income(3)	$590,493	$605,636	$538,580	$498,798	$520,246	$558,911	$6.17
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($836,232)	($9.23)
Effective Gross Income	$4,454,614	$4,605,713	$4,741,052	$4,678,329	$4,662,274	$4,700,939	$51.91

Real Estate Taxes(4)	$223,343	$230,393	$237,201	$243,991	$244,808	$324,409	$3.58
Insurance	$20,531	$21,670	$25,484	$28,150	$26,552	$26,411	$0.29
Other Operating Expenses	$944,233	$971,500	$1,047,508	$1,065,275	$1,109,242	$958,402	$10.58
Total Operating Expenses	$1,188,108	$1,223,563	$1,310,194	$1,337,416	$1,380,603	$1,309,222	$14.46

Net Operating Income	$3,266,506	$3,382,150	$3,430,859	$3,340,913	$3,281,671	$3,391,717	$37.45
Replacement Reserves	$0	$0	$0	$0	$0	$13,592	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$3,266,506	$3,382,150	$3,430,859	$3,340,913	$3,281,671	$3,378,125	$37.30

Occupancy (%)(5)	90.1%	88.6%	87.4%	85.0%	85.0%	83.2%
NOI DSCR	2.48x	2.57x	2.61x	2.54x	2.49x	2.58x
NCF DSCR	2.48x	2.57x	2.61x	2.54x	2.49x	2.57x
NOI Debt Yield	13.8%	14.3%	14.5%	14.1%	13.8%	14.3%
NCF Debt Yield	13.8%	14.3%	14.5%	14.1%	13.8%	14.3%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated February 28, 2026.
(2)	Based on 90,568 SF, which includes 84,718 SF of storage space and a 5,850 SF retail suite.
(3)	Other Income consists of commercial space rent, billboard rent, antenna rent, and other miscellaneous income and fees.
(4)	UW Real Estate Taxes are underwritten to the product of the SoCal Self Storage Hollywood Mortgage Loan amount and the millage rate to account for Proposition 13 taxes and special assessments. UW Real Estate taxes are higher than the actual SoCal Self Storage Hollywood Property taxes.
(5)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. Physical occupancies are based on the self storage component of the SoCal Self Storage Hollywood Property. The SoCal Self Storage Hollywood Property consists of 84,718 SF of self storage space and one retail suite of 5,850 SF for a total of 90,568 SF. Occupancy statistics for the SoCal Self Storage Hollywood Property are based on the self storage SF of 84,718. The 5,850 SF retail suite is currently occupied by a tenant with a lease maturity in September 2029.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $103,013 for real estate taxes, (ii) $35,633 for insurance premiums and (iii) $1,725 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $20,603 monthly).

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments (which currently equates to $7,127 monthly).

Replacement Reserve – On a monthly basis, the borrower is required to deposit into a replacement reserve approximately $755 for annual capital expenditures approved by the lender; provided that the borrower is not required to make such deposits at any time that the underwritten net cash flow debt yield is at least 9.00%.

Lockbox and Cash Management. The SoCal Self Storage Hollywood Mortgage Loan does not have a lockbox or cash management.

Terrorism Insurance. The SoCal Self Storage Hollywood Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the SoCal Self Storage Hollywood Property plus 12 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar acts or events are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Mortgage Loan No. 11 – Chestnut Oaks

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Fort Washington, MD 20744
Original Balance:	$21,200,000			General Property Type:	Multifamily
Cut-off Date Balance:	$21,200,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2007/NAP
Borrower Sponsor:	Livingston Street Capital, LLC			Size:	151 Units
Guarantor:	Pietro V. Scola			Cut-off Date Balance per Unit:	$140,397
Mortgage Rate:	5.9500%			Maturity Date Balance per Unit:	$140,397
Note Date:	1/22/2026			Property Manager:	Allure Active Adult Communities, LLC
Maturity Date:	2/1/2036				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,238,712
IO Period:	120 months			UW NCF:	$2,199,452
Seasoning:	5 months			UW NOI Debt Yield:	10.6%
Prepayment Provisions:	L(29),D(84),O(7)			UW NCF Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.72x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,390,030 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(1):	NAV
				3rd Most Recent NOI(1):	NAV
				Most Recent Occupancy:	94.7% (4/1/2026)
Reserves				2nd Most Recent Occupancy(1):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(1):	NAV
RE Taxes:	$170,605	$34,121	NAP	Appraised Value (as of):	$35,000,000 (12/3/2025)
Insurance:	$128,551	$10,713	NAP	Appraised Value per Unit:	$231,788
Replacement Reserve:	$667,600	$0	NAP	Cut-off Date LTV Ratio:	60.6%
Radon Testing and Remediation Reserve:	$17,625	$0	NAP	Maturity Date LTV Ratio:	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,200,000	52.7%	Purchase Price:	$34,250,000	85.2%
Borrower Equity:	$18,991,957	47.3%	Closing Costs:	$4,957,576	12.3%
			Upfront Reserves:	$984,381	2.4%
Total Sources:	$40,191,957	100.0%	Total Uses:	$40,191,957	100.0%

(1)	Historical net operating income and occupancy prior to 2025 are unavailable due to the Chestnut Oaks Property (as defined below) previously operating as separate condominium units between 2007 and 2022. In 2022, the seller purchased 114 units, with the remaining units acquired in July 2024. The Most Recent NOI represents a full 12-months of stabilized operating history for all units at the Chestnut Oaks Property.

The Mortgage Loan. The eleventh largest mortgage loan (the “Chestnut Oaks Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $21,200,000 and secured by the fee interest in a 151-unit multifamily property located in Fort Washington, Maryland (the “Chestnut Oaks Property”).

The Borrower and the Borrower Sponsor. The borrower for the Chestnut Oaks Mortgage Loan is LSC-Fort Washington MD, DST, a single-purpose Delaware statutory trust (“DST”) whose sole beneficiary is LSC Depositor Fort Washington Multi20, LLC (the “Depositor”), an entity that is wholly-owned by Livingston Street Depositor Holdings II, LLC, an entity controlled by the borrower sponsor, Livingston Street Capital, LLC (“Livingston Street Capital”). The borrower is controlled by a signatory trustee and the loan documents require that the signatory trustee be at all times owned at least 51% and controlled by the non-recourse carveout guarantor, Pietro V. Scola, who is the president, founding member and 67% owner of the borrower sponsor. The signatory trustee is structured as a special purpose entity. While the Depositor was the direct sole beneficial owner of the borrower at origination, the loan documents permit up to 200 DST beneficiaries in the borrower and allow up to 100% of the interest in the borrower to be sold to investors within 24 months of the Chestnut Oaks Mortgage Loan origination date. All DST beneficiaries will be passive investors.

The borrower has master leased the Chestnut Oaks Property to Livingston Street Multi20 LeaseCo, LLC (“Master Lessee”), an entity affiliated with and controlled by the non-recourse carveout guarantor. The Master Lessee is structured as a special purpose entity. The Master Lessee’s interest in all tenant rents has been assigned to the borrower, which in turn has assigned its interest to the lender. The master lease is subordinate to the Chestnut Oaks Mortgage Loan, and the lender has the ability to cause the borrower to terminate the master lease. The non-recourse carveout guarantor indirectly owns 67% of the signatory trustee and Master Lessee as of the origination date.

The borrower sponsor, Livingston Street Capital, LLC, is a multi-strategy real estate investment firm that invests in commercial real estate throughout the United States. The company was founded in 2016 and is currently headquartered in Radnor, Pennsylvania. Livingston Street Capital focuses on acquiring 55+ active adult and independent living properties, healthcare properties, multifamily properties, and office and industrial properties. Livingston Street Capital currently manages a portfolio of 14 properties that includes over 2,300 units and 1.1 million SF of commercial space.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$21,200,000
1800 Palmer Road	Chestnut Oaks	Cut-off Date LTV:	60.6%
Fort Washington, MD 20744		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.6%

The lender has the right to require the borrower to either convert from a Delaware statutory trust to a limited liability company or to contribute the Chestnut Oaks Property to a Delaware limited liability company with the same ownership as the borrower, and which assumes the borrower’s obligations under the Chestnut Oaks Mortgage Loan, upon (i) a continuing event of default or (ii) if by the date that is 90 days prior to the maturity date of the Chestnut Oaks Mortgage Loan, the lender has not received evidence that the Chestnut Oaks Mortgage Loan will be repaid on its maturity date in the form of either (A) a commitment to refinance the Chestnut Oaks Mortgage Loan or (B) an executed contract of sale.

The Property. The Chestnut Oaks Property consists of a four-story active adult (55+) multifamily building located on an approximately 11.0-acre site in Fort Washington, Maryland. The Chestnut Oaks Property contains 151 residential units and 164 parking spaces (1.1 spaces per unit). The Chestnut Oaks Property was originally built in 2007, and was operated as separate condominium units between 2007 and 2022. In 2022, the seller of the Chestnut Oaks Property purchased 114 units, with the remaining units acquired in July 2024. The seller has performed approximately $1.5 million in renovations across the Chestnut Oaks Property, including approximately $360,000 of interior unit upgrades, $780,000 in general building operations upgrades, as well as other HVAC (heating, ventilation and air-conditioning), signage, electrical, cement, plumbing and security upgrades. To date, approximately 50% of the units have been upgraded with newer average quality finishes, including all or some of the following: flooring, counters, cabinets, appliances, bathrooms, and fixtures.

The Chestnut Oaks Property’s residential unit mix includes: 25 one-bedroom, one-bathroom units; one one-bedroom, one-and-a-half bathroom unit; 44 two-bedroom, one-bathroom units; 7 two-bedroom, one-and-a-half bathroom units; and 74 two-bedroom, two-bathroom units. The Chestnut Oaks Property was 94.7% leased as of April 1, 2026, with one of the one-bedroom, one-bathroom units being utilized as a beauty salon. Unit amenities include walk-in closets, an in-unit washer and dryer, and a kitchen appliance package including an electric oven/range combination, garbage disposal, dishwasher, microwave, and refrigerator/freezer. Common area amenities include a clubhouse, a community room, a fitness center, a game room, a media center/movie theater, a library, a billiards lounge, a beauty salon, storage units, patio and grill stations and walking/biking trails. The Chestnut Oaks Property is subject to a covenant that requires at least one resident of each unit to be at least 62 years old, and that no permanent resident be under 18 years old.

The following table presents detailed information with respect to the units at the Chestnut Oaks Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
1 BR / 1 BA(3)	25	24	96.0%	773	$1,755	$2.26
1 BR / 1.5 BA	1	1	100.0%	1,004	$1,816	$1.81
2 BR / 1 BA	44	43	97.7%	917	$1,891	$2.06
2 BR / 1.5 BA	7	6	85.7%	997	$2,009	$1.73
2 BR / 2 BA	74	69	93.2%	1,013	$2,060	$2.00
Total/ Wtd. Average	151	143	94.7%	945	$1,954	$2.04

(1)	Information is based on the borrower rent roll dated April 1, 2026.
(2)	Based on occupied units.
(3)	Includes one unit that is used as a beauty salon.

The Market. The Chestnut Oaks Property is located in Fort Washington, Maryland, within the South Prince George’s County/St. Charles multifamily submarket, within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan area (“Washington MSA”) multifamily market. The Washington MSA is the largest metropolitan area in the southeast region and the seventh largest in the country. The Washington MSA benefits from the presence of the federal government and its related industries (government contractors, defense, technology, etc.), as well as a destination for national and international travel. The region is home to Joint Base Andrews, NASA, George Washington University, Georgetown University, Howard University and the Johns Hopkins School of Advanced International Studies. The Chestnut Oaks Property is located in an affordable bedroom community of Washington, DC with access to local amenities and entertainment. The local area is served by Interstate 495, Interstate 295, Interstate 95 and State Route 210. Palmer Road fronts the Chestnut Oaks Property and functions as a secondary arterial roadway. Air transportation is provided by Ronald Reagan Washington National Airport, located approximately 17 miles northwest of Fort Washington’s central business district. Public transportation is available, with WMATA bus routes running along Palmer Road in front of the Chestnut Oaks Property.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Washington MSA multifamily market was 3.8%, with average monthly asking rents of $2,256 and an inventory of 702,077 units. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the South Prince George’s County/St. Charles multifamily submarket was 5.1%, with average asking rents of $2,250 and an inventory of 23,114 units. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Chestnut Oaks Property was 7,785, 57,737 and 223,042, respectively. According to the appraisal, the estimated 2024 average household income within the same radii was $125,402, $134,007 and $139,053, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$21,200,000
1800 Palmer Road	Chestnut Oaks	Cut-off Date LTV:	60.6%
Fort Washington, MD 20744		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.6%

The following table presents detailed information relating to comparable sales pertaining to the Chestnut Oaks Property:

Comparable Sales
Property	Year Built	Property Type	Size (SF)	# of Units	Occupancy %	Sale Date	Sale Price	Sale Price (PSF)	Sale Price (per Unit)
Chestnut Oaks(subject) 1800 Palmer Road Fort Washington, MD	2007 / NAP	Mid Rise	144,636(1)	151(1)	94.7%(1)	Dec. 2025	$34,250,000	$237.56	$226,821
Aspire Apollo 4451 Telfair Boulevard Camp Springs, MD	2015 / NAP	Mid Rise	413,226	417	95.0%	In Contract	$112,000,000	$271	$268,585
The Premier 8711 Georgia Avenue Silver Spring, MD	2014 / NAP	High Rise	119,870	160	95.0%	Dec. 2025	$42,250,000	$352	$264,063
Arbor Crest of Silver Spring 12801 Old Columbia Pike Silver Spring, MD	2004 / NAP	Age Restricted	68,016	80	95.0%	May 2025	$13,500,000	$198	$168,750
Atrium Village 4730 Atrium Court Owings Mills, MD	2001 / 2022	Age Restricted	126,060	186	98.0%	May 2025	$38,017,707	$302	$204,396
Gardens of Annapolis 931 Edgewood Road Annapolis, MD	2002 / NAP	Age Restricted	97,588	106	98.0%	Oct. 2024	$21,250,000	$218	$200,472

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the borrower rent roll dated April 1, 2026.

The following table presents certain information relating to comparable multifamily rental properties to the Chestnut Oaks Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Occupancy %	Unit Mix	Units	Average Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Chestnut Oaks (subject)(1) 1800 Palmer Road Fort Washington, MD	2007 / NAP	151	94.7%	1 BR 2 BR	26 125	782 978	$1,757(2) $1,996(2)	$2.24(2) $2.01(2)
Woodside Village 6801 Bock Road Fort Washington, MD	1995 / NAP	801	97.0%	1 BR 2 BR	170 30	784 895	$1,609 $1,833	$2.05 $2.05
Jerico Residences 1000 Brightside Road Landover, MD	2009 / NAP	1,021	99.0%	Studio 1 BR 2 BR 3 BR	2 59 192 17	363 737 1,087 1,341	$925 $1,625 $1,893 $2,285	$2.55 $2.20 $1.73 $1.70
The Lodge at Marlton 9590 Crain Highway Upper Marlboro, MD	2009 / NAP	885	93.0%	1 BR 2 BR	18 84	657 934	$1,743 $2,080	$2.65 $2.43
Vistas at Lake Largo 500 North Harry South Truman Drive Largo, MD	1995 / NAP	739	96.0%	1 BR 2 BR	78 32	675 895	$1,768 $2,121	$2.62 $2.37
Marwood Apartments 5605 South Marwood Boulevard Upper Marlboro, MD	2022 / NAP	802	99.0%	1 BR 2 BR	130 25	775 945	$1,699 $2,300	$2.19 $2.43

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the borrower rent roll dated April 1, 2026 other than Year Built / Renovated.
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Chestnut Oaks Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
1 BR / 1 BA(3)(4)	25	773	$1,755	$2.26	$1,825	$2.17
1 BR / 1.5 BA	1	1,004	$1,816	$1.81	$1,875	$1.87
2 BR / 1 BA	44	917	$1,891	$2.06	$1,875	$2.18
2 BR / 1.5 BA	7	997	$2,009	$1.73	$2,025	$2.03
2 BR / 2 BA	74	1,013	$2,060	$2.00	$2,075	$1.96
Total/ Wtd. Average	151	945	$1,954	$2.04	$1,972	$2.06

(1)	Based on the borrower rent roll dated April 1, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.
(4)	Includes one unit that is rented and operated by a beauty salon.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$21,200,000
1800 Palmer Road	Chestnut Oaks	Cut-off Date LTV:	60.6%
Fort Washington, MD 20744		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.6%

Appraisal. The appraisal concluded to an “as-is” value for the Chestnut Oaks Property of $35,000,000 as of December 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 1, 2025, there was no evidence of any recognized environmental conditions at the Chestnut Oaks Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Chestnut Oaks Property:

Cash Flow Analysis(1)
	2025	UW	UW per Unit
Gross Potential Rent(2)	$3,436,495	$3,536,808	$23,423
Reimbursements	$241,511	$241,511	$1,599
Other Income(3)	$60,851	$60,851	$403
(Vacancy / Credit Loss)	($156,018)	($222,875)	($1,476)
Effective Gross Income	$3,582,839	$3,616,295	$23,949

Real Estate Taxes	$381,217	$409,082	$2,709
Insurance	$76,386	$124,806	$827
Other Expenses	$735,206	$843,695	$5,587
Total Expenses	$1,192,809	$1,377,583	$9,123

Net Operating Income	$2,390,030	$2,238,712	$14,826
Capital Expenditures	$0	$39,260	$260
TI/LC	$0	$0	$0
Net Cash Flow	$2,390,030	$2,199,452	$14,566

Occupancy %(4)	94.7%	94.5%
NOI DSCR	1.87x	1.75x
NCF DSCR	1.87x	1.72x
NOI Debt Yield	11.3%	10.6%
NCF Debt Yield	11.3%	10.4%

(1)	Historical Net Operating Income and Occupancy prior to 2025 are unavailable due to the Chestnut Oaks Property previously operating as separate condominium units between 2007 and 2022. In 2022, the seller purchased 114 units, with the remaining units acquired in July 2024. 2025 Net Operating Income represents a full 12-months of stabilized operating history for all units at the Chestnut Oaks Property.
(2)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated April 1, 2026.
(3)	Other Income is comprised of late fees, reserved parking fees, application fees, damage and legal fees and pet fees.
(4)	2025 Occupancy % represents physical occupancy and is based on the rent roll dated April 1, 2026. UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Mortgage Loan No. 12 – Targhee Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):		NR/NR/NR		Location:	Alpine, WY 83128
Original Balance:		$18,450,000		General Property Type(2):	Multifamily
Cut-off Date Balance:		$18,450,000		Detailed Property Type(2):	Garden
% of Initial Pool Balance:		2.5%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2016/NAP
Borrower Sponsors:		Ron Zeff and Maximilian Zeff		Size:	77 Units
Guarantors:		Ron Zeff and Maximilian Zeff		Cut-off Date Balance per Unit:	$239,610
Mortgage Rate:		6.1810%		Maturity Date Balance per Unit:	$239,610
Note Date:		3/5/2026		Property Manager:	Apartment Management Consultants,
Maturity Date:		4/1/2036			LLC
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$1,648,665
IO Period:		120 months		UW NCF:	$1,629,415
Seasoning:		3 months		UW NOI Debt Yield:	8.9%
Prepayment Provisions:		L(27),D(86),O(7)		UW NCF Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.41x
Additional Debt Balance:		NAP		Most Recent NOI:	$1,669,796 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$1,631,080 (12/31/2024)
				3rd Most Recent NOI:	$1,459,384 (12/31/2023)
				Most Recent Occupancy:	92.2% (2/25/2026)
Reserves				2nd Most Recent Occupancy:	99.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.5% (12/31/2023)
RE Taxes:	$6,717	$6,717	NAP	Appraised Value (as of)(3):	$27,640,000 (12/18/2025)
Insurance:	$0	Springing(1)	NAP	Appraised Value per Unit:	$358,961
Replacement Reserve:	$0	$1,604	NAP	Cut-off Date LTV Ratio:	66.8%
Deferred Maintenance:	$23,000	$0	NAP	Maturity Date LTV Ratio:	66.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,450,000	68.4%	Purchase Price:	$26,500,000	98.2%
Borrower Sponsors Equity:	$8,528,280	31.6%	Closing Costs:	$448,563	1.7%
			Reserves:	$29,717	0.1%
Total Sources:	$26,978,280	100.0%	Total Uses:	$26,978,280	100.0%

(1)	The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the estimated annual insurance premiums; provided, that for so long as an acceptable blanket policy is in place, such deposits will be waived. An acceptable blanket policy was in place at the origination of the Targhee Place Mortgage Loan (as defined below).
(2)	The Targhee Place Property (as defined below) is laid out as a manufactured housing community; however, all the units are entirely park owned and fixed to the ground and are considered to be real estate and not personal property. The Targhee Place Property is managed and operated as a multifamily property, with tenants signing 12 months leases. See “The Property” section below for more information.
(3)	The appraisal includes an extraordinary assumption that the Targhee Place Property will continue operations as a multifamily property, with the borrower sponsors collecting rent for the lease of the land and homes together.

The Mortgage Loan. The twelfth largest mortgage loan (the “Targhee Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,450,000 and secured by a first priority fee mortgage encumbering a 77-unit garden-style multifamily property located in Alpine, Wyoming (the “Targhee Place Property”).

The Borrower and the Borrower Sponsors. The borrower is Targhee WY, LLC, a Delaware limited liability company and single purpose entity. The borrower sponsors and the non-recourse carveout guarantors are Ron Zeff and Maximilian Zeff.

Ron Zeff founded Carmel Partners in 1996 and is responsible for the creation of the current management team. Prior to Carmel Partners, Ron Zeff was a Partner at Trammell Crow Residential, initiating Trammell Crow Residential’s entry into the city of San Francisco, responsible for sourcing, obtaining entitlements, financing and project management for Trammell Crow Residential’s investments. Additionally, Ron Zeff serves on the Executive Committee of the National Multifamily Housing Counsel.

Maximilian Zeff, a third-generation real estate owner and investor, is the managing member of a boutique real estate investment and development firm, Kalonymus LLC. Maximilian Zeff has experience in acquisitions, operations and value creation across diverse asset classes. Maximilian Zeff has a real estate portfolio including 15 commercial real estate assets located in six cities across California and Florida. The assets include 10 multifamily properties (218 units), an recreational vehicle park, a retail property, a church and two land parcels slated for future development.

The Property. The Targhee Place Property consists of a 77-unit garden-style multifamily property located in Alpine, Wyoming. Constructed in 2016, the Targhee Place Property is located on a 11.79 acre parcel with units being manufactured homes affixed to the ground. The Targhee Place Property consists of all park-owned homes and is operated as a multifamily property with standard 12 month leases. The Targhee Place Property is comprised of 57,958

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$18,450,000
1180 Highway 26	Targhee Place	Cut-off Date LTV:	66.8%
Alpine, WY 83128		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.9%

SF of NRA and has 176 surface parking spaces (2.3 spaces per unit). The Targhee Place Property has maintained strong historical occupancy, averaging 98.4% occupancy from 2022-2025. The average tenant tenure at the Targhee Place Property is approximately 28 months, with 32 tenants (45.1% of the current occupied units) having been at the Targhee Place Property since 2024. As of February 25, 2026, the Targhee Place Property was 92.2% occupied, with average in-place rents of $2,231 per unit.

Since 2022, the Targhee Place Property has undergone approximately $713,000 of capital expenditures, including re-siding all single-wide homes, exterior painting of the entire Targhee Place Property, installation of a new fence on the back of the Targhee Place Property, leasing office upgrades, appliance and flooring replacements, deck replacements, HVAC and furnace replacements, and new umbrellas on the picnic tables. Unit amenities include full-sized kitchens with a refrigerator, dishwasher and oven range, air conditioning and heating, functional mud rooms, private decks and patios. 34 of the units at the Targhee Place Property have in-unit washers/dryers. Targhee Place Property amenities include an on-site laundry facility, open spaces with outdoor eating areas, park and playground areas and various covered gazebos. The unit mix consists of 2 Studio units, 9 1BR/1BA units, 6 2BR/1BA units, 45 2BR/2BA units and 15 3BR/2BA units. Additionally, there are 50 metal framed, non-climate controlled, self-storage units located at the Targhee Place Property totaling 18,000 SF, which are rented separately and have an average in-place rent per unit of $173 per month. As of January 20, 2026, the self-storage units were 84.0% occupied by SF.

The following table presents certain information relating to the unit mix at the Targhee Place Property:

Unit Mix(1)
Unit Mix / Type	Units(2)	Occupied Units	% Occupied	Average SF per Unit(2)(3)	Total SF(2)(3)	Monthly Average Rent per Unit(4)	Monthly Average Market Rent per Unit(3)
Studio	2	2	100.0%	400	800	$1,625	$1,750
1 BR 1 BA	9	8	88.9%	400	3,600	$1,869	$1,828
2 BR 1 BA	6	6	100.0%	624	3,744	$2,304	$2,325
2 BR 2 BA	45	40	88.9%	642	28,886	$2,136	$2,128
3 BR 2 BA	15	15	100.0%	1,395	20,928	$2,731	$2,820
Total/Wtd. Avg.	77	71	92.2%	753	57,958	$2,231	$2,233

(1)	Based on the borrower rent roll dated February 25, 2026, unless otherwise indicated.
(2)	The Total Units, Average SF per Unit and Total SF is not inclusive of the one unit used as the leasing office.
(3)	Source: Appraisal.
(4)	Monthly Average Rent per Unit is based on occupied units.

The Market. The Targhee Place Property is located in Alpine, Wyoming, approximately 37 miles southwest of Jackson, Wyoming. The Targhee Place Property is situated along U.S. Highways 26, 89 and 30, providing regional access for residents and tourists to larger regional markets such as Jackson. Alpine is situated between Caribou-Targhee National Forest to the west, the Bridger-Teton National Forest to the east and the 48-mile long valley between the Teton and Gros Ventre mountains (“Jackson Hole”) to the north. The Jackson Hole area experiences peak visitation during the summer and winter seasons with over 3 million visitors annually, with Jackson Hole Mountain Resort, a top-rated ski destination in North America, drawing over 600,000 skiers each winter. Additionally, summer tourism is driven by Grand Teton and Yellowstone National Parks, with a combined 8 million visitors annually.

The Alpine economy is primarily driven by construction, tourism and recreation, government services and small-scale local business. The region benefits significantly from its proximity to Jackson Hole, with residents commuting for employment in hospitality, healthcare, education or government roles. The Targhee Place Property is located in the Lincoln & Teton Counties apartment submarket, within the Western Wyoming apartment market. The Lincoln & Teton Counties apartment submarket has a vacancy rate of 7.8% with an average market rent of $2,932 per unit. The Western Wyoming apartment market has a vacancy rate of 9.1%, with an average market rent of $1,508 per unit. According to the appraisal, growth within the market area is limited by the topography and a constrained supply of developable land, placing an upward pressure on land values.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Targhee Place Property was 613, 1,973 and 2,108, respectively. The estimated 2024 average household income within the same radii was $119,413, $115,955 and $115,544, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$18,450,000
1180 Highway 26	Targhee Place	Cut-off Date LTV:	66.8%
Alpine, WY 83128		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.9%

The following table presents information regarding certain competitive properties to the Targhee Place Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average Rent per Month	Distance to Subject
Targhee Place 1180 Highway 26 Alpine, WY 83128	2016 / NAP	Garden	92.2%(2)	77(2)	Studio - $1,625(2) 1BR1BA - $1,869(2) 2BR1BA - $2,304(2) 2BR2BA - $2,136(2) 3BR2BA - $2,731(2)	-
Buffalo Sage Townhomes Buffalo Drive & River Circle Alpine, WY 83128	2022 / NAP	Townhouse	95.0%	20	2BR - $2,700	2.4 miles
Flats at Alpine Junction 303 Highway 26 Alpine, WY 83128	2024-2026 / NAP	Garden	NAV	64	1BR - $2,560 3BR - $3,560	1.1 miles
Teton Flats 100 Homestead Road Victor, ID 83455	2025 / NAP	Garden	91.7%	72	1BR - $1,836 2BR - $2,500	48.9 miles
Clubmoss Apartments 2 615 & 655 Centennial Mountain Street Driggs, ID 83422	2024 / NAP	Garden	95.8%	24	1BR - $1,890 2BR - $2,250 3BR - $2,425	55.6 miles
Latitude 43 145-245 Blair Drive Jackson, WY 83001	2004 / NAP	Garden	98.6%	295	1BR - $3,600 2BR - $4,475	36.0 miles
The Larkspur 375 Larkspur Avenue Victor, ID 83455	2025 / NAP	Garden	50.0%	86	Studio - $2,000 1BR - $2,325 2BR - $2,750 3BR - $3,000	48.4 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated February 25, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Targhee Place Property of $27,640,000 as of December 18, 2025. The appraisal includes an extraordinary assumption that the Targhee Place Property will continue operations as a multifamily property, with the borrower sponsors collecting rent for the lease of the land and homes together.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2026, there are no recognized environmental conditions at the Targhee Place Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$18,450,000
1180 Highway 26	Targhee Place	Cut-off Date LTV:	66.8%
Alpine, WY 83128		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Targhee Place Property:

Cash Flow Analysis
	12/31/2022	12/31/2023	12/31/2024	12/31/2025		UW		UW Per Unit
Gross Potential Rent	$1,482,324	$1,766,190	$1,959,769	$2,077,459		$2,061,803		$26,776.66
Concessions	$3,366	$1,020	$0	($3,920)		$0		$0.00
Potential Gross Income	$1,485,690	$1,767,210	$1,959,769	$2,073,539		$2,061,803		$26,776.66
Vacancy/Credit Loss	($49,847)	($40,282)	($42,695)	($109,380)		($160,660)		($2,086.49)
Parking Income	$91,280	$90,735	$96,961	$100,901		$100,901		$1,310.40
Other Income(1)	$102,988	$121,295	$107,724	$133,860		$133,860		$1,738.44
Reimbursements	$86,589	$94,664	$102,054	$102,981		$102,981		$1,337.42
Effective Gross Income	$1,716,700	$2,033,622	$2,223,813	$2,301,901		$2,238,885		$29,076.43

Real Estate Taxes	$63,852	$74,024	$80,998	$79,460		$77,506		$1,006.57
Insurance	$38,390	$53,984	$59,741	$42,806		$37,823		$491.21
Other Operating Expenses	$407,164	$446,230	$451,994	$509,839		$474,891		$6,167.42
Total Operating Expenses	$509,406	$574,238	$592,733	$632,105		$590,220		$7,665.19

Net Operating Income	$1,207,294	$1,459,384	$1,631,080	$1,669,796		$1,648,665		$21,411.23
Replacement Reserves	$0	$0	$0	$0		$19,250		$250.00
Net Cash Flow	$1,207,294	$1,459,384	$1,631,080	$1,669,796		$1,629,415		$21,161.23

Occupancy	98.0%	99.5%	99.2%	92.2%	(2)	92.2%	(3)
NOI DSCR	1.04x	1.26x	1.41x	1.44x		1.43x
NCF DSCR	1.04x	1.26x	1.41x	1.44x		1.41x
NOI Debt Yield	6.5%	7.9%	8.8%	9.1%		8.9%
NCF Debt Yield	6.5%	7.9%	8.8%	9.1%		8.8%

(1)	Other Income represents income from application fees, pet fees, renter’s insurance income, late charges, month to month fees, laundry/vending income, and move-out charges.
(2)	Represents occupancy based on the borrower rent roll dated February 25, 2026.
(3)	Based on an economic vacancy of 7.8%.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Mortgage Loan No. 13 – 540 Tech Center

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	MSMCH				Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR				Location:	Raleigh, NC 27616
Original Balance:	$18,500,000				General Property Type:	Industrial
Cut-off Date Balance:	$18,432,153				Detailed Property Type:	Flex
% of Initial Pool Balance:	2.5%				Title Vesting:	Fee
Loan Purpose:	Recapitalization				Year Built/Renovated:	1983/2025
Borrower Sponsor:	Hamad Alhomaizi				Size:	111,411 SF
Guarantor:	Hamad Alhomaizi				Cut-off Date Balance PSF:	$165
Mortgage Rate:	6.0100%				Maturity Date Balance PSF:	$141
Note Date:	2/27/2026				Property Manager:	TP Triangle, LLC
Maturity Date:	3/1/2036
Term to Maturity:	120 months				Underwriting and Financial Information
Amortization Term:	360 months				UW NOI:	$2,182,802
IO Period:	0 months				UW NCF:	$2,042,919
Seasoning:	4 months				UW NOI Debt Yield:	11.8%
Prepayment Provisions:	L(28),D(87),O(5)				UW NCF Debt Yield	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing				UW NOI Debt Yield at Maturity:	13.9%
Additional Debt Type:	NAP				UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP				Most Recent NOI(4):	NAP
Future Debt Permitted (Type):	No (NAP)				2nd Most Recent NOI(4):	NAP
Reserves					3rd Most Recent NOI(4):	NAP
Type	Initial	Monthly		Cap	Most Recent Occupancy:	100.0% (1/1/2026)
RE Taxes:	$63,693	$9,099		NAP	2nd Most Recent Occupancy(4):	NAP
Insurance:	$0	Springing	(1)	NAP	3rd Most Recent Occupancy(4):	NAP
Replacement Reserve:	$0	$1,725		NAP	Appraised Value (as of)(5):	$28,850,000 (11/18/2025)
TI/LC Reserve:	$0	$9,932		$238,368	Appraised Value PSF(5):	$259
Unfunded Obligations Reserve(2):	$4,636,089	$0		NAP	Cut-off Date LTV Ratio(5):	63.9%
Rent Concession Reserve(3):	$740,702	$0		NAP	Maturity Date LTV Ratio(5):	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,500,000	100.0%	Return of Equity:	$11,930,091	64.5%
			Reserves:	$5,440,484	29.4%
			Closing Costs	$1,129,425	6.1%
Total Sources:	$18,500,000	100.0%	Total Uses:	$18,500,000	100.0%

(1)	Springing monthly insurance payments upon any of (i) the occurrence of an event of default, (ii) evidence of an acceptable blanket insurance policy is not provided to the lender, or (iii) the borrower does not provide paid receipts for insurance policies at least 10 days prior to expiration.
(2)	Includes $1,925,905 in tenant improvements for Siemens Energy, Inc, $264,454 in leasing commissions for Eaton Corporation, and $2,445,730 in tenant improvements for Eaton Corporation.
(3)	Represents the outstanding free rent for Eaton Corporation.
(4)	Historical NOI and occupancy are not applicable due to the borrower acquiring the property in 2019, the sole tenant vacating in 2021, and the subsequent renovation and re-tenanting in 2025. Due to such events, net operating income has been negative during the past three years.
(5)	Based on the “As Is (With Escrows)” appraised value as of November 18, 2025, which assumes that there is at least $3,890,303 reserved for outstanding rent abatements, tenant improvement allowances, and leasing commissions. At origination, the borrower reserved $5,376,791 for all outstanding free rent, outstanding leasing commissions and tenant improvement allowances. The appraisal concluded to an “As Is” appraised value of $24,950,000 as of November 18, 2025, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 73.9% and 63.1%, respectively.

The Mortgage Loan. The thirteenth largest mortgage loan (the “540 Tech Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,500,000 and secured by a first priority fee mortgage encumbering a 111,411 SF industrial property located in Raleigh, North Carolina (the “540 Tech Center Property”).

The Borrower and Borrower Sponsor. The borrower for the 540 Tech Center Mortgage Loan is Milena USA LLC, a single-purpose Delaware limited liability company. The borrower sponsor and non-recourse carveout guarantor, Hamad Alhomaizi, indirectly owns 33.33% of, and all of the voting shares in, the borrower, and family members of the borrower sponsor indirectly own the remaining 66.67% of the borrower. Hamad Alhomaizi, a citizen of Kuwait, served as vice chairman of Global Investment House and was an independent and non-executive director at Al-Salam Bank - Bahrain B.S.C. He has experience with direct investments, hedge funds, real estate and startups.

The Property. The 540 Tech Center Property consists of two single-story flex industrial buildings comprising 111,411 SF on an 8.53-acre site in Raleigh, North Carolina, which includes 483 total parking spaces (4.3 spaces per 1,000 SF). The 540 Tech Center Property was originally constructed in 1983, renovated in 2025, and was acquired by the borrower sponsor in March 2019 for approximately $14.8 million. Over the first three years after the acquisition of the 540 Tech Center Property, the borrower sponsor invested approximately $872,000 in the building located at 4912 Green Road and an additional $90,000 for common area upgrades for both buildings. From 2024 through 2025, the borrower sponsor invested an additional $1.5 million in capital expenditures, including new roofs for both buildings. In 2025, the borrower sponsor completed work-letters for each of the three new tenants at the 540 Tech Center Property totaling $7.4 million, bringing the borrower sponsor’s cost basis for the 540 Tech Center Property to approximately $26.5 million.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Industrial – Flex	Loan #13	Cut-off Date Balance:	$18,432,153
4912-4924 Green Road	540 Tech Center	Cut-off Date LTV:	63.9%
Raleigh, NC 27616		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.8%

At the borrower sponsor’s acquisition, the 540 Tech Center Property was occupied by a single tenant. However, the tenant vacated its space in September 2021 upon the expiration of its lease. The 540 Tech Center Property was 100.0% leased to three new tenants as of January 1, 2026. The 540 Tech Center Property is fully air-conditioned and features clear heights of 22 feet with two dock-high doors.

Major Tenants.

Siemens Energy, Inc (55,279 SF, 49.6% of NRA, 49.6% of underwritten rent). Siemens Energy, Inc is a subsidiary of Siemens Energy AG, a publicly traded German energy corporation founded in 1866. Today, Siemens Energy AG employs over 100,000 people across more than 90 countries and operates across the entire range of energy landscapes from conventional to renewable power, grid technology, power storage, and electrification of complex industrial processes. Siemens Energy, Inc leases two suites at the 540 Tech Center Property for a total of 55,279 SF. In January 2025, Siemens Energy, Inc. signed a triple net lease for its 27,861 SF suite and later expanded its space to a second suite of 27,418 SF, which expansion space commenced in July 2025. The rent commencement date for both leases was January 1, 2026 and both leases expire December 31, 2032. Siemens Energy, Inc uses its space at the 540 Tech Center Property for electronic laboratories and general office space. The landlord work letters for completed tenant buildout for both suites totaled $3,040,245. Siemens Energy, Inc has a right of first refusal to lease any vacated premises in the in the 4912 Green Road building and the non-exclusive right to use up to 238 unreserved parking spaces. Siemens Energy, Inc has two, five-year renewal options remaining and no termination options.

Eaton Corporation (38,478 SF, 34.5% of NRA, 34.0% of underwritten rent). Eaton Corporation is a publicly traded power management company which was founded in 1911 when Joseph Eaton invested in the first gear-driven truck axle. Currently, Eaton Corporation has a presence in 180 countries with over 97,000 employees. In the 2025 fiscal year, Eaton Corporation generated approximately $27.4 billion in revenue across electrical, aerospace, hydraulic, and vehicle products and services. Eaton Corporation is expected to utilize its space at the 540 Tech Center Property for office, electronics lab, warehouse, and related distribution functions. The triple net lease to Eaton Corporation commenced on June 1, 2026 and expires February 28, 2037. The landlord work letter for completed tenant buildout for Eaton Corporation’s suite totaled $3,132,685. Eaton Corporation has the non-exclusive right to use up to 166 unreserved parking spaces at the 540 Tech Center Property. Eaton Corporation has two, five-year renewal options remaining and no termination options. Pending the buildout of its space, Eaton Corporation is expected to take occupancy in or around the summer of 2026. Eaton Corporation had $740,702 of free rent as of the origination date, which was reserved for, as to which (i) approximately $317,948 is required to be disbursed to the borrower upon the lender’s receipt of a tenant estoppel certificate indicating, among other things, that Eaton Corporation is in full occupancy, (ii) approximately $61,725 per month is to be disbursed during the first six months of the tenant’s free rent period (which is expected to commence the first month after the tenant occupies its space) and (iii) approximately $17,468 during the last three months of the tenant’s free rent period. There can be no assurance that the tenant will take occupancy or commence paying rent as expected, or at all.

Pharmacy Corporation of America (17,654 SF, 15.8% of NRA, 16.4% of underwritten rent). Pharmacy Corporation of America, dba PharMerica, is a privately held Fortune 1,000 company that has been in the pharmaceutical services industry for over 30 years. PharMerica serves partners in over 3,100 long-term care, senior living, intellectual and developmental disabilities/behavioral health, home infusion, specialty pharmacy, and hospital management programs. PharMerica’s network is located across all 50 states, serving over 180 local pharmacies, 70,000 back-up pharmacies, and over 6,000 professionals. Pharmacy Corporation of America’s triple net lease at the 540 Tech Center Property commenced on August 21, 2025 and has a current lease expiration date of February 28, 2033. Pharmacy Corporation of America uses its space for office, administrative, pharmacy, and related storage needs. The landlord work letter for completed tenant buildout for Pharmacy Corporation of America’s suite totaled $1,235,780. Pharmacy Corporation of America has the non-exclusive right to use up to 76 unreserved parking spaces at the 540 Tech Center Property. Pharmacy Corporation of America has two, five-year renewal options remaining. Provided there is no default under its lease, Pharmacy Corporation of America has the right to terminate its lease at any time after August 21, 2030, so long as the tenant provides at least 365 days prior written notice of the desired termination date.

The following table presents certain information relating to the major tenants at the 540 Tech Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Siemens Energy, Inc	NR/Baa1/BBB	55,279	49.6%	$1,081,810	$19.57	49.6%	12/31/2032	2 x 5 yr	N
Eaton Corporation(3)	NR/NR/A-	38,478	34.5%	$740,702	$19.25	34.0%	2/28/2037	2 x 5 yr	N
Pharmacy Corporation of America	NR/NR/NR	17,654	15.8%	$356,611	$20.20	16.4%	2/28/2033	2 x 5 yr	Y(4)
Subtotal/Wtd. Avg.		111,411	100.0%	$2,179,123	$19.56	100.0%

Vacant Space		0	0.0%
Total/Wtd. Avg.		111,411	100.0%

(1)	Information is based on the underwritten rent roll dated January 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Pending the buildout of its space, Eaton Corporation is expected to take occupancy in or around the summer of 2026. Eaton Corporation had $740,702 of free rent as of the origination date, which was reserved for, as to which (i) approximately $317,948 is required to be disbursed to the borrower upon the lender’s receipt of a tenant estoppel certificate indicating, among other things, that Eaton Corporation is in full occupancy, (ii) approximately $61,725 per month is to be disbursed during the first six months of the tenant’s free rent period (which is expected to commence the first month after the tenant occupies its space) and (iii) approximately $17,468 during the last three months of the tenant’s free rent period. There can be no assurance that the tenant will take occupancy or commence paying rent as expected, or at all.
(4)	Provided there is no default under its lease, Pharmacy Corporation of America has the right to terminate its lease at any time after August 21, 2030, so long as the tenant provides at least 365 days prior written notice of the desired termination date.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Industrial – Flex	Loan #13	Cut-off Date Balance:	$18,432,153
4912-4924 Green Road	540 Tech Center	Cut-off Date LTV:	63.9%
Raleigh, NC 27616		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the 540 Tech Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	1	55,279	49.6%	49.6%	$1,081,810	49.6%	49.6%	$19.57
2033	1	17,654	15.8%	65.5%	$356,611	16.4%	66.0%	$20.20
2034	0	0	0.0%	65.5%	$0	0.0%	66.0%	$0.00
2035	0	0	0.0%	65.5%	$0	0.0%	66.0%	$0.00
2036	0	0	0.0%	65.5%	$0	0.0%	66.0%	$0.00
2037 & Thereafter	1	38,478	34.5%	100.0%	$740,702	34.0%	100.0%	$19.25
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	3	111,411	100.0%		$2,179,123	100.0%		$19.56

(1)	Information obtained from the underwritten rent roll dated January 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The Market. The 540 Tech Center Property is located at the intersection of Green Road and Spring Forest Road in Raleigh, North Carolina within the North Raleigh submarket of the Raleigh/Durham industrial market. The 540 Tech Center Property is located less than 0.5 miles west of US Highway 1, also known as Capital Boulevard, three miles north of Interstate 440, also known as the Raleigh Beltline, and two miles south of Interstate 540, also known as the Northern Wake Expressway. Capital Boulevard is a commuter corridor connecting areas of north Raleigh and northern Wake County to the capital city’s central business district, which is located approximately six miles northeast of the 540 Tech Center Property. The Capital Boulevard corridor is developed with a mix of retail and services business uses. The Triangle Town Center, a large regional mall, is located at the Capital Boulevard and Interstate 540 interchange approximately two miles northeast of the 540 Tech Center Property, with several other retail centers located in the corridor between Interstate 540 and Interstate 440. Along with retail presence in the surrounding area of the 540 Tech Center Property, the Capital Boulevard and Interstate 440 interchange, which is approximately three miles south of the 540 Tech Center Property, contains many office developments. Spring Forest Road is a four-lane east-west connector through north Raleigh. Land uses along Spring Forest Road are a mix of office, residential, and small retail centers. Additionally, there are 11 combined GoRaleigh and GoTriangle bus stops within one mile of the 540 Tech Center Property, which provide bus transportation throughout the Raleigh area.

The Raleigh/Durham industrial market has evolved into a major business center, with the manufacturing, wholesale trade, and transportation sectors as major components of the metro area’s economy. According to the appraisal, Raleigh/Durham is located within a two-day truck drive of over 70.0% of the population of the United States, as connections to several large national highways have helped the area develop into a regional distribution center. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Raleigh/Durham industrial market was approximately 6.1%, with average asking rents of $8.83 PSF and an inventory of approximately 126.8 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the North Raleigh submarket was approximately 9.0%, with average asking rents of $10.27 PSF and an inventory of 9.1 million SF. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the 540 Tech Center Property was 13,390, 95,027, and 218,996, respectively. The 2024 average household income within the same radii was $64,815, $95,036, and $115,052, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 540 Tech Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Flex	$21.00	7.25	3% per annum	$25.00 / $10.00	6.0% / 4.0%	Net

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Industrial – Flex	Loan #13	Cut-off Date Balance:	$18,432,153
4912-4924 Green Road	540 Tech Center	Cut-off Date LTV:	63.9%
Raleigh, NC 27616		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.8%

The following table presents comparable industrial leases with respect to the 540 Tech Center Property:

Comparable Industrial Lease Summary

Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (Yrs.)	Rent PSF	Lease Type
540 Tech Center (1) 4912-4924 Green Road Raleigh, NC	1983 / 2025	111,411	Siemens Energy, Inc Pharmacy Corporation of America	55,279 17,654	7.8(2) 7.5	$19.57 $20.20	NNN NNN
Madison Park III 9131 Anson Way Raleigh, NC	2004 / NAP	45,160	Stellar Blu Construction	1,057	3.25	$21.50	Net Equiv.
Merritt Capital Business Park 741 Merritt Capital Drive Wake Forest, NC	2023 / NAP	139,600	PowerGPU, LLC	3,621	5.25	$23.00	Net
Presidential Park West 105 2410 Presidential Drive Durham, NC	1999 / NAP	85,680	Sonepar Management	15,270	7.08	$17.25	Net
One Park Center 4018 Patriot Drive Durham, NC	1982 / 2024	102,700	TrialCard	15,062	6.25	$19.00	Net
Gateway Centre 2200 Gateway Centre Boulevard Morrisville, NC	1987 / 2013	162,005	Quest Diagnostics	10,978	3.5	$19.00	Net
Horizon II 7701 Six Forks Road Raleigh, NC	1989 / 2019	28,305	Navigate Realty	4,497	3.0	$20.50	Net Equiv.
Spring Forest Business Center 3100 Spring Forest Road Raleigh, NC	1987 / 2005	89,503	Terracon Consultants	21,399	10.0	$12.50	Net Equiv.
52 North – 5 3645 Trust Drive Raleigh, NC	1984 / NAP	50,600	MacKay	11,021	5.25	$15.50	Net

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated January 1, 2026, other than Year Built / Renovated.
(2)	The Siemens Energy, Inc lease for 27,861 SF of its total 55,279 SF commenced on January 1, 2025. Siemens Energy, Inc later expanded its space, with the lease for the remaining 27,418 SF commencing on July 1, 2025.

Appraisal. The appraisal concluded an “As Is (With Escrows)” appraised value for the 540 Tech Center Property of $28,850,000 as of November 18, 2025, which assumes that there is $3,890,303 reserved for all outstanding rent abatements, tenant improvement allowances, and leasing commissions. On the origination date of the 540 Tech Center Mortgage Loan, the borrower reserved $5,376,791 for all outstanding free rent, leasing commissions, and tenant improvement allowances. Without taking into account any reserve amounts, the appraisal concluded to an “As Is” appraised value of $24,950,000 as of November 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2025, there was no evidence of any recognized environmental conditions at the 540 Tech Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Industrial – Flex	Loan #13	Cut-off Date Balance:	$18,432,153
4912-4924 Green Road	540 Tech Center	Cut-off Date LTV:	63.9%
Raleigh, NC 27616		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 540 Tech Center Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$2,393,898	$21.49
Reimbursement	$823,981	$7.40
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($150,155)	($1.35)
Effective Gross Income	$3,067,724	$27.54

Real Estate Taxes	$106,003	$0.95
Insurance	$27,685	$0.25
Other Operating Expenses	$751,234	$6.74
Total Operating Expenses	$884,922	$7.94

Net Operating Income	$2,182,802	$19.59
Capital Expenditures	$20,703	$0.19
TI/LC	$119,180	$1.07
Net Cash Flow	$2,042,919	$18.34

Occupancy %(3)	95.0%
NOI DSCR	1.64x
NCF DSCR	1.53x
NOI Debt Yield	11.8%
NCF Debt Yield	11.1%

(1)	Historical financial and occupancy information are not applicable due to the borrower acquiring the property in 2019, the sole tenant vacating in 2021, and the subsequent renovation and re-tenanting in 2025. Due to such events, net operating income has been negative during the past three years.
(2)	UW Gross Potential Rent is based on the rent roll as of January 1, 2026, and includes straight line averaged rent steps of $214,776, including 5% vacancy, through the 540 Tech Center Mortgage Loan term.
(3)	UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Mortgage Loan No. 14 – AFP Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Various, IN Various
Original Balance:	$18,000,000			General Property Type:	Self Storage
Cut-off Date Balance:	$18,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Jay A. Brammer and D. Philip French, Jr.			Size(1):	384,771 SF
Guarantors:	Jay A. Brammer and D. Philip French, Jr.			Cut-off Date Balance PSF:	$47
Mortgage Rate:	5.7900%			Maturity Date Balance PSF:	$47
Note Date:	2/24/2026			Property Manager:	French Property Management, LLC
Maturity Date:	3/1/2036				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,825,352
IO Period:	120 months			UW NCF:	$1,767,016
Seasoning:	4 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	L(28),D(85),O(7)			UW NCF Debt Yield:	9.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.67x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,825,037 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$1,731,605 (12/31/2025)
				3rd Most Recent NOI(2):	$1,258,920 (12/31/2024)
				Most Recent Occupancy(1):	79.5% (2/2/2026)
Reserves				2nd Most Recent Occupancy(1):	80.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(1):	72.2% (12/31/2024)
RE Taxes:	$97,637	$19,527	NAP	Appraised Value (as of):	$36,550,000 (Various)
Insurance:	$8,626	$8,626	NAP	Appraised Value per SF:	$95
Deferred Maintenance:	$89,407	$0	NAP	Cut-off Date LTV Ratio:	49.2%
Replacement Reserve:	$0	$3,319	$100,000	Maturity Date LTV Ratio:	49.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,000,000	97.9%	Loan Payoff:	$17,351,126	94.4%
Borrower Equity:	$387,296	2.1%	Closing Costs:	$840,500	4.6%
			Upfront Reserves:	$195,670	1.1%
Total Sources:	$18,387,296	100.00%	Total Uses:	$18,387,296	100.0%

(1)	The AFP Self Storage Portfolio Properties (as defined below) consists of 369,799 SF of self storage space and an additional 14,972 SF of office, retail, apartment, and other units for a total of 384,771 SF. Occupancy statistics for the AFP Self Storage Portfolio Properties are based on the self storage SF of 369,799. The non-self storage units comprise 8.0% of underwritten rent.
(2)	The increase in 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to the borrower sponsor’s acquisition of the Jeffersonville Property (as defined below) in October 2024 and leasing activity at the AFP Self Storage Portfolio Properties.

The Mortgage Loan. The fourteenth largest mortgage loan (the “AFP Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 and secured by a first priority mortgage encumbering the borrower’s fee interests in eight self storage properties totaling 384,771 SF located in Indiana (collectively, the “AFP Self Storage Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower for the AFP Self Storage Portfolio Mortgage Loan is AFP Self Storage Portfolio LLC, an Indiana limited liability company which is owned by AFP Self Storage Fund I, L.P. (99.5%) and managing member AFP Self Storage Portfolio Sponsors, Inc. (0.5% ownership, 100% of voting rights). AFP Self Storage Fund I, L.P. has 93 investors, of which no person or entity owns more than 20% of the entity. AFP Self Storage GP, LLC is the 0% general partner of AFP Self Storage Fund I, L.P., and is owned by Filco GP Storage Fund I, LLC (67%) and Indie Diversified Partners II, LLC (33%). D. Philip French, Jr., one of the non-recourse carveout guarantors of the AFP Self Storage Portfolio Mortgage Loan, owns 100% of Filco GP Storage Fund I, LLC. Jay A. Brammer, the other non-recourse carveout guarantor of the AFP Self Storage Portfolio Mortgage Loan, is the 62.5% owner of Indie Diversified Partners II, LLC. D. Philip French, Jr. and Jay A. Brammer are also the borrower sponsors.

D. Philip French, Jr. founded French Property Management, LLC in 2005, which was later re-branded to Adams French Property, LLC (“AFP”). AFP focuses on self-storage development, acquisitions, and operations, along with certain retail development opportunities. AFP currently owns and operates 12 self storage properties, including the AFP Self Storage Portfolio Properties, in the state of Indiana under the Hometown Storage brand name. Additionally, Mr. French has sold 12 properties to national self storage brands including Extra Space Storage, Public Storage, and Storage Mart. Jay A. Brammer has over 40 years of experience in business and investments across multiple industries. Currently, Mr. Brammer is the chairman of Gibraltar Asset Inc., which is a general partner for investment funds AFP Self Storage Fund I, LP and Indi Healthcare Fund, LLC.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Various	AFP Self Storage Portfolio	Cut-off Date LTV:	49.2%
Various, IN Various		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.1%

The Properties. The AFP Self Storage Portfolio Properties are comprised of a 63,535 SF self storage property located in New Albany, Indiana (the “New Albany Property”), a 52,170 SF self storage property located in Martinsville, Indiana (the “Martinsville Property”), a 35,836 SF self storage property located in Scottsburg, Indiana (the “Scottsburg Property”), a 78,430 SF self storage property located in Angola, Indiana (the “Angola Property”), a 53,676 SF self storage property located in Jeffersonville, Indiana (the “Jeffersonville Property”), a 47,014 SF self storage property located in Leesburg, Indiana (the “North Webster Property”), a 36,750 SF self storage property located in Wabash, Indiana (the “Wabash Property”), and a 17,360 SF self storage property located in Salem, Indiana (the “Salem Property”). As of February 2, 2026, the portfolio is 79.5% leased on a SF basis and 73.3% leased on a unit basis.

New Albany Property

Constructed in 1982 and most recently renovated in 2023, the New Albany Property is a self storage property that is situated on 6.41 acres in New Albany, Indiana. The New Albany Property was originally constructed as a department store and was significantly renovated in 2017 to become a fully climate controlled self storage facility. The New Albany Property consists of 612 interior, climate controlled units totaling 63,535 SF of leasable area. The storage units at the New Albany Property range in size from 25 SF to 300 SF, with an average unit size of 104 SF. The borrower sponsor acquired the New Albany Property in September 2022 for approximately $8.0 million, and has since invested approximately $613,390 in capital expenditures, including an addition of 10,000 SF to the property in November, 2023. As of February 2, 2026, the New Albany Property was 86.8% leased on a SF basis and 81.7% leased on a unit basis.

Martinsville Property

Constructed in 1998, the Martinsville Property is a self storage property that is situated on 8.10 acres in Martinsville, Indiana. The Martinsville Property consists of nine single-level self storage buildings and two office buildings for a total of 52,170 SF of leasable area. The Martinsville Property has 330 storage units that range in size from 40 SF to 720 SF, with an average of 122 SF. The two office units total 12,000 SF and are 100.0% leased to two entities related to the state of Indiana as of February 2026, which account for 39.0% of underwritten rent at the Martinsville Property (and 7.0% of portfolio underwritten rent), each of which has one or more early termination options. The borrower has indicated that it plans to convert this space to leasable self storage area if the tenants do not renew upon maturity of their respective leases in 2027 or exercise early termination options. The borrower sponsor purchased the Martinsville Property in December 2023 for approximately $5.1 million and has since invested $330,677 in capital improvements at the property, including rebranding the facility, new signage, exterior painting, a new automatic gate and fencing, and adding 7,680 SF of modular storage. As of February 2, 2026, the Martinsville Property was 83.2% leased on a SF basis and 75.8% leased on a unit basis.

Scottsburg Property

Constructed in 1994, the Scottsburg Property is a self storage property that is situated on 3.05 acres in Scottsburg, Indiana. The Scottsburg Property consists of nine single-level buildings for a total of 35,836 SF of leasable area. The Scottsburg Property consists of 305 storage units that range in size from 40 SF to 300 SF, with an average of 114 SF. The 1,166 SF retail space is 100.0% leased as of February 2026, which accounts for 4.4% of underwritten rent at the Scottsburg Property and expires in 2027. The borrower sponsor purchased the Scottsburg Property in November 2023 for approximately $2.8 million and has since invested approximately $85,963 in capital improvements at the property, including rebranding the facility, new signage, exterior painting, automatic gate upgrades, adding 1,920 SF of modular storage, and new security cameras. As of February 2, 2026, the Scottsburg Property was 85.8% leased on a SF basis and 82.6% leased on a unit basis.

Angola Property

Constructed in 1980 and most recently renovated in 2022, the Angola Property is a self storage property that is situated on 5.73 acres in Angola, Indiana. The Angola Property consists of eleven, single-level buildings, for a total of 78,430 SF of leasable area. The Angola Property has 559 storage units that range in size from 25 SF to 1,600 SF, with an average of 140 SF. There are 26 additional parking spaces that were 34.6% leased as of February 2026. The borrower sponsor acquired the Angola Property in August 2022 for approximately $3.4 million, and has since invested approximately $772,868 in capital improvements including unit renovations, rebranding of the facility, roof repairs, door replacements, new signage, exterior painting, a new automatic gate and fencing, adding a modular building for the leasing office, adding an interior corridor to break up large units, and adding new security cameras. As of February 2, 2026, the Angola Property was 70.9% leased on a SF basis and 62.3% leased on a unit basis.

Jeffersonville Property

Constructed in phases between 1995 and 2021, the Jeffersonville Property is a self storage property that is situated on 4.38 acres in Jeffersonville, Indiana. The Jeffersonville Property consists of nine, single-level buildings and one apartment building for a total of 53,676 SF of leasable area. The Jeffersonville Property has 348 storage units that range in size from 40 SF to 480 SF, with an average of 150 SF and total of 52,140 SF of storage space. There are 12 parking spaces that are 58.3% leased as of February 2026. The borrower sponsor acquired the Jeffersonville Property in October 2024 for approximately $3.3 million and has since invested approximately $68,526 in capital improvements including a rebranding of the facility, parking lot and driving lane seal coats, new signage, exterior painting, addition of 7,200 SF of modular storage, and a new automatic gate. As of February 2, 2026, the Jeffersonville Property was 82.1% leased on a SF basis and 72.7% leased on a unit basis.

North Webster Property

Constructed in 1997 and renovated in 2023, the North Webster Property is a self storage property that is situated on 5.76 acres in Leesburg, Indiana. The North Webster Property consists of seven, single-level buildings, for a total of 47,014 SF. The North Webster Property has 266 storage units that range in size from 25 SF to 4,600 SF, with an average of 177 SF. There are 29 parking spaces that are 65.5% leased as of February 2026. The borrower sponsor acquired the North Webster Property in August 2022 for approximately $2.0 million and has since invested approximately $823,468 in capital improvements including renovations of individual units, a rebranding of the facility, new signage, exterior painting, and security cameras. Additionally, the borrower sponsor added five new buildings and converted a small warehouse building in June 2023 for an additional 13,440 SF of storage space. As of February 2, 2026, the North Webster Property was 80.2% occupied on a SF basis and 72.9% leased on a unit basis.

Wabash Property

Constructed in 1979 and renovated in 1999, the Wabash Property is a self storage property that is situated on 5.29 acres in Wabash, Indiana. The Wabash Property consists of six, single-level buildings, for a total of 36,750 SF. The Wabash Property has 334 storage units that range in size from 50 SF to 200 SF, with an average of 109 SF. There is one parking space that was 100.0% leased as of February 2026. The borrower sponsor acquired the Wabash Property in February 2022 for approximately $720,000 and has since invested approximately $1.85 million in capital improvements including adding 17,140 SF of new capacity, rebranding of the facility, new signage, exterior painting, a new automatic gate and fencing upgrades, a rental kiosk, an exterior lighting system, and security cameras. As of February 2, 2026, the Wabash Property was 68.6% leased on a SF basis and 65.9% leased on a unit basis.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Various	AFP Self Storage Portfolio	Cut-off Date LTV:	49.2%
Various, IN Various		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.1%

Salem Property

Constructed in 1980 and renovated in 2023, the Salem Property is a self storage property that is situated on two separate parcels for a total of 2.0 acres in Salem, Indiana. The Salem Property consists of five, one level buildings for a total of 17,360 SF, including 12 modular storage pods totaling 1,920 SF. The Salem Property has 138 storage units that range in size from 40 SF to 720 SF, with an average of 126 SF. There are 11 parking spaces that are 54.5% occupied as of February 2026. The borrower sponsor acquired the Salem Property in July 2022 for approximately $1.2 million and has since invested approximately $453,353 in capital improvements including renovations of individual units, a rebranding of the facility, a leasing kiosk, new signage, exterior painting, automatic gate and fencing upgrades, and security cameras. As of February 2, 2026, the Salem Property was 84.2% leased on a SF basis and 75.4% leased on a unit basis.

The following table presents certain information relating to the AFP Self Storage Portfolio Properties.

Portfolio Summary
Property Name	City, State	SF(1)	Year Built / Year Renovated	Occupancy(1)(2)	Appraised Value	Allocated Loan Amount	UW NOI
New Albany	New Albany, IN	63,535	1982 / 2023	86.8%	$8,700,000	$4,800,000	$486,342
Martinsville	Martinsville, IN	52,170	1998 / NAP	83.2%	$5,100,000	$3,050,000	$326,824
Scottsburg	Scottsburg, IN	35,836	1994 / NAP	85.8%	$4,300,000	$2,450,000	$242,516
Angola	Angola, IN	78,430	1980 / 2022	70.9%	$6,750,000	$2,210,000	$224,182
Jeffersonville	Jeffersonville, IN	53,676	1995 / 2021	82.1%	$3,300,000	$1,870,000	$185,642
North Webster	Leesburg, IN	47,014	1997 / 2023	80.2%	$3,200,000	$1,840,000	$181,370
Wabash	Wabash, IN	36,750	1979 / 1999	68.6%	$3,200,000	$1,160,000	$116,113
Salem	Salem, IN	17,360	1980 / 2023	84.2%	$2,000,000	$620,000	$62,362
Total/Wtd. Avg.		384,771		79.5%	$36,550,000	$18,000,000	$1,825,352

Source: Appraisals, unless otherwise noted.

(1)	Based on the borrower rent rolls dated February 2, 2026.
(2)	Based on self storage space at the AFP Self Storage Portfolio Properties. Occupancy is calculated on a SF basis and does not factor in additional leasable SF such as office space, retail space, and apartment space.

The Market.

The New Albany Property and Jeffersonville Property are located in the Outer Counties submarket, which, as of the third quarter of 2025, had an overall vacancy rate of 14.6% and average monthly rents of $85.65 and $124.66 for 10x10 non-climate controlled units and 10x10 climate controlled units, respectively. The Martinsville Property is located in the Far East/South submarket, which, as of the third quarter of 2025, had an overall vacancy rate of 18.7% and average monthly rents of $92.89 and $148.41 for 10x10 non-climate controlled units and 10x10 climate controlled units, respectively. The Scottsburg Property and Salem Property are located in the Midwestern region, which, as of the third quarter of 2025, had an overall vacancy rate of 12.7% and average monthly rents of $113.50 and $147.83 for 10x10 non-climate controlled units and 10x10 climate controlled units, respectively. The Angola Property and North Webster Property are located in the Outer Metro submarket, which, as of the third quarter of 2025, had an overall vacancy rate of 16.4% and average monthly rents of $102.93 and $137.87 for 10x10 non-climate controlled units and 10x10 climate controlled units, respectively. The Wabash Property is located in the Hamilton County submarket, which, as of the third quarter of 2025, had an overall vacancy rate of 6.0% and average monthly rents of $122.78 and $137.21 for 10x10 non-climate controlled units and 10x10 climate controlled units, respectively.

The following table presents comparable self storage properties with respect to the New Albany Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
New Albany (subject)(1) 3525 Grant Line Road New Albany, IN	-	1982	612	63,535	86.8%
SecurCare Self Storage 1310 Bell Lane New Albany, IN	0.4 miles	2018	455	69,117	77.0%
Extra Space Self Storage 2307 Grant Line Road New Albany, IN	1.4 miles	1989	243	51,936	72.0%
National Storage 2638 Charleston Road New Albany, IN	1.3 miles	1991	623	105,838	95.0%
Extra Space Storage 5223 Grant Line Road New Albany, IN	2.4 miles	2020	280	34,120	88.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Various	AFP Self Storage Portfolio	Cut-off Date LTV:	49.2%
Various, IN Various		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.1%

The following table presents comparable self storage properties with respect to the Martinsville Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF		Occupancy
Martinsville (subject)(1) 1330 Morton Avenue Martinsville, IN	-	1998	330	52,170	(2)	83.2%
Foxes Deb Self-Storage 3430 Egbert Road Martinsville, IN	6.7 miles	19994	120	21,022		85.0%
Storage Express 49 Industrial Drive Martinsville, IN	1.5 miles	1992	258	24,750		94.0%
Stor-A-Lot Storage 452 Grand Valley Boulevard Martinsville, IN	2.2 miles	2019	665	80,200		92.0%
Stor-A-Lot Storage 5401 North State Road 39 Martinsville, IN	6.8 miles	1997	178	21,800		98.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.
(2)	Includes 12,000 SF of office space at the Martinsville Property.

The following table presents comparable self storage properties with respect to the Scottsburg Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF		Occupancy
Scottsburg (subject)(1) 1515 North Gardner Street Scottsburg, IN	-	1994	305	35,836	(2)	85.8%
Stow-N-Go 104 East Main Street Austin, IN	2.5 miles	2003	75	8,196		94.0%
Storage Express 1129 South Gardner Street Scottsburg, IN	2.8 miles	1998	100	12,680		86.0%
Storage Express 550 South Main Street Scottsburg, IN	2.1 miles	1988	60	8,865		90.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.
(2)	Includes 1,166 SF of retail space at the Scottsburg Property.

The following table presents comparable self storage properties with respect to the Angola Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
Angola (subject)(1) 1934 West 200 North Angola, IN	-	1980	559	78,430	70.9%
Affordable Storage 1009 North Wayne Street Angola, IN	3.2 miles	1985	60	13,219	88.0%
Lakeside Storage 3845 North 300 West Angola, IN	2.6 miles	1985	41	5,300	98.0%
Jimmerson Storage 5174 North 450 West Angola, IN	5.4 miles	2002	NAV	11,600	96.0%
Lakeland Storage 1735 North 200 West Angola, IN	0.4 miles	2018	257	43,268	82.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Various	AFP Self Storage Portfolio	Cut-off Date LTV:	49.2%
Various, IN Various		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.1%

The following table presents comparable self storage properties with respect to the Jeffersonville Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF		Occupancy
Jeffersonville (subject)(1) 4701 Hamburg Pike Jeffersonville, IN	-	1995	348	53,676	(2)	82.1%
Jeffersonville & Clarksville Storage 5508 Hamburg Pike Jeffersonville, IN	0.7 miles	2000	176	22,872		95.0%
Storage Rentals of America 5814 Hamburg Pike Jeffersonville, IN	1.0 miles	2001	178	36,700		85.0%
Secure Space Self Storage 6202 Gheens Mill Road Jeffersonville, IN	1.3 miles	2019	110	21,600		98.0%
Blue Sky Self Storage 1510 Research Drive Jeffersonville, IN	1.8 miles	2006	550	63,720		88.0%
Storage Express 910 Woodstock Drive Jeffersonville, IN	1.5 miles	1976	686	86,648		86.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.
(2)	Includes 1,536 SF of managerial apartment space at the Jeffersonville Property.

.

The following table presents comparable self storage properties with respect to the North Webster Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
North Webster (subject)(1) 4590 North State Road 13 Leesburg, IN	-	1997	266	47,014	80.2%
Affordable Storage 728 South Dixie Drive North Webster, IN	1.1 miles	1958	85	12,300	88.0%
Spacemaker Self Storage 7188 North State Route 13 North Webster, IN	2.8 miles	1988	155	32,743	98.0%
Trailside Storage 2275 North Detroit Street Warsaw, IN	8.9 miles	1999	250	28,098	94.0%
CubeNow Storage 1701 East Center Street Warsaw, IN	8.7 miles	1967	NAV	23,869	87.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.

The following table presents comparable self storage properties with respect to the Wabash Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF		Occupancy
Wabash (subject)(1) 595 Bryan Avenue Wabash, IN	-	1979	334	36,750	(2)	68.6%
Lock and Go 590 North Cass Street Wabash, IN	0.8 miles	1962	50	5,422		90.0%
Mini Me Storage 557 Cass Street Wabash, IN	0.8 miles	2005	40	4,896		98.0%
Stor-A-Way 1864 South Wabash Street Wabash, IN	3.1 miles	1996	170	15,904		95.0%
Stor-A-Way Storage 3969 South State Route 15 Wabash, IN	3.8 miles	1966	100	12,264		97.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.
(2)	Includes 270 SF which is an interior parking unit at the Wabash Property.
This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Various	AFP Self Storage Portfolio	Cut-off Date LTV:	49.2%
Various, IN Various		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.1%

The following table presents comparable self storage properties with respect to the Salem Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
Salem (subject)(1) 145 West Joseph Street Salem, IN	-	1980	138	17,360	84.2%
Extra Space Storage 902 Webb Street Salem, IN	1.0 miles	1996	255	28,150	92.0%
M&M Self-Storage 1208 East Hackberry Street Salem, IN	4.1 miles	1950	98	10,843	98.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated February 2, 2026, other than Year Built.

Appraisals. According to the appraisals dated between November 28, 2025 and December 5, 2025, the AFP Self Storage Portfolio Properties had an aggregate “As-is” appraised value of $36,550,000.

Environmental Matters. According to the Phase I environmental site assessments dated December 9, 2025, there was no evidence of any recognized environmental conditions at the AFP Self Storage Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AFP Self Storage Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW Per SF
Gross Potential Rent(1)	$1,425,655	$2,071,409	$2,734,700	$2,824,724	$3,706,547	$9.63
Reimbursements	$0	$0	$0	$0	$0	$0.00
Other Income(2)	$80,787	$261,579	$411,954	$446,263	$411,954	$1.07
(Vacancy / Credit Loss)	($54,862)	($17,547)	($25,264)	($29,203)	($963,147)	($2.50)
Effective Gross Income	$1,451,581	$2,315,441	$3,121,390	$3,241,784	$3,155,354	$8.20

Real Estate Taxes	$75,720	$130,149	$216,602	$221,885	$227,642	$0.59
Insurance	$33,927	$73,713	$85,675	$87,392	$77,770	$0.20
Other Operating Expenses	$596,946	$852,659	$1,087,508	$1,107,470	$1,024,589	$2.66
Total Operating Expenses	$706,593	$1,056,522	$1,389,785	$1,416,747	$1,330,001	$3.46

Net Operating Income	$744,988	$1,258,920	$1,731,605	$1,825,037	$1,825,353	$4.74
Replacement Reserves	$0	$0	$0	$0	$58,336	$0.15
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$744,988	$1,258,920	$1,731,605	$1,825,037	$1,767,017	$4.59

Occupancy (%)(3)	NAV	72.2%	80.0%	79.5%	74.0%
NOI DSCR	0.71x	1.19x	1.64x	1.73x	1.73x
NCF DSCR	0.71x	1.19x	1.64x	1.73x	1.67x
NOI Debt Yield	4.1%	7.0%	9.6%	10.1%	10.1%
NCF Debt Yield	4.1%	7.0%	9.6%	10.1%	9.8%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated February 2, 2026.
(2)	Other Income includes tenant insurance, administrative fees, late fees, and other miscellaneous charges.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. Physical occupancies are based on the self storage component of the AFP Self Storage Portfolio Properties. The AFP Self Storage Portfolio Properties consists of 369,799 SF of self storage space and an additional 14,972 SF of office, retail, apartment, and other units for a total of 384,771 SF. The non-self storage units comprise 8.0% of underwritten rent. Occupancy statistics for the AFP Self Storage Portfolio Properties are based on the self storage SF of 369,799.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Mortgage Loan No. 15 – Laumeier II and IV

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Sunset Hills, MO 63127
Original Balance:	$15,500,000			General Property Type:	Office
Cut-off Date Balance:	$15,445,469			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988/NAP
Borrower Sponsor:	Tryperion Partners LLC			Size:	180,810 SF
Guarantor:	1st stREIT Office Inc.			Cut-off Date Balance Per SF:	$85
Mortgage Rate:	6.1950%			Maturity Date Balance Per SF:	$73
Note Date:	2/10/2026			Property Manager:	CBRE, Inc.
Maturity Date:	3/1/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI(1):	$2,070,127
Amortization Term:	360 months			UW NCF:	$1,821,807
IO Period:	0 months			UW NOI Debt Yield:	13.4%
Seasoning:	4 months			UW NCF Debt Yield:	11.8%
Prepayment Provisions:	L(28),D(85),O(7)			UW NOI Debt Yield at Maturity:	15.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.60x
Additional Debt Type:	NAP			Most Recent NOI(2):	$1,511,624 (4/30/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,513,688 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,526,319 (12/31/2024)
Reserves				Most Recent Occupancy:	80.9% (4/30/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	80.9% (12/31/2025)
RE Taxes:	$134,250	$44,750	NAP	3rd Most Recent Occupancy:	83.6% (12/31/2024)
Insurance(1):	$23,372	$3,339	NAP	Appraised Value (as of):	$26,700,000 (12/10/2025)
Replacement Reserves:	$0	$3,470	$83,272	Appraised Value Per SF:	$148
Deferred Maintenance:	$12,478	$0	NAP	Cut-off Date LTV Ratio:	57.8%
TI/LC Reserves:	$1,000,000	$22,601	NAP	Maturity Date LTV Ratio:	49.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$15,500,000	100.0%	Loan Payoff:	$11,689,667	75.4%
			Return of Equity	$2,280,307	14.7%
			Upfront Reserves:	$1,170,100	7.5%
			Closing Costs:	$359,925	2.3%
Total Sources:	$15,500,000	100.0%	Total Uses:	$15,500,000	100.0%

(1)	Monthly insurance reserve deposits are not required if (i) no event of default exists, (ii) evidence of an acceptable blanket insurance policy is provided to the lender, and (iii) the borrower provides paid receipts for the insurance premiums at least 20 days prior to expiration of the applicable policy. The monthly insurance payments are currently in place ($3,339 per month).
(2)	The increase in Most Recent NOI to UW NOI is primarily attributed to eight tenants executing new leases throughout 2025, $72,594 of rent steps, and approximately $250,000 of rent abatements that burned off during the TTM period.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Laumeier II and IV Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,500,000 and secured by a first priority fee mortgage encumbering a suburban office property in Sunset Hills, Missouri, totaling 180,810 SF (the “Laumeier II and IV Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Laumeier II and IV Mortgage Loan are 1SO Laumeier II LLC and 1SO Laumeier IV LLC, each a single purpose Delaware limited liability company. The borrowers are owned by 1st stREIT Office Partnership LP, which is controlled by its general partner, the non-recourse carveout guarantor for the Laumeier II and IV Mortgage Loan, 1st stREIT Office Inc. 1st stREIT Office Inc. is a Maryland real estate investment trust, which is managed pursuant to a management agreement with SW Manager, LLC.

Based in Beverly Hills, CA, Tryperion Partners LLC is an investment manager specializing in real estate investments. The firm invests in equity and credit opportunities within the dislocated middle-market throughout the United States. Tryperion Partners LLC’s current portfolio includes debt or equity investments in more than 25 properties across 15 states. The firm is led by its founder and managing partner, Jeffrey Karsh, who oversees all investment activities and asset management initiatives, leads capital raising activities and investor relations efforts, and directs overall corporate operations.

The Property. The Laumeier II and IV Property consists of two low-rise office buildings in Sunset Hills, Missouri, totaling 180,810 SF, situated on an approximately 6.9-acre site. The Laumeier II and IV Property was built in 1988, and includes 566 surface and underground parking spaces resulting in a parking ratio of 3.2 spaces per 1,000 SF. The Laumeier II and IV Property is currently 80.9% leased to 20 tenants, with approximately 78.4% of the NRA having signed a new or renewal lease since 2022. The rent roll is diverse and granular, with each tenant occupying an average of 4.0% of NRA, and no tenant, other than the largest tenant, New Balance Athletic Shoe Inc (17.2% of NRA) occupying more than 7.6% of NRA. The current tenancy makeup is diverse, with tenants representing industries such as consumer products, construction, legal services, real estate, insurance, and financial services.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Office – Suburban	Loan #15	Cut-off Date Balance:	$15,445,469
3636 and 3668 South Geyer Road	Laumeier II and IV	Cut-off Date LTV:	57.8%
Sunset Hills, MO 63127		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	13.4%

The Laumeier II and IV Property is part of a larger office park consisting of Laumeier I, II, III and IV, and includes amenities such as a shared courtyard, outdoor seating and open floor plans. Laumeier II is a four-story building, with lower levels that contain a total of 119,336 SF situated on 4.6 acres. Laumeier IV is a three-story building, with a lower level, that contains a total of 61,474 SF situated on 2.2 acres. The borrower sponsor acquired the Laumeier II and IV Property as part of a four-property portfolio consisting of Laumeier I, II, IV and Westport Place for $44.0 million in November 2013. The portfolio was subsequently split off to exclude Westport Place and was then sold to the borrower sponsor’s core plus real estate investment trust for $44.4 million in May 2017. Laumeier I, which was a single tenant building that lost its anchor tenant, was sold in February 2024 for $9.9 million. Laumeier I is currently 100% leased and owner-occupied by BJC Healthcare, one of the largest nonprofit health care organizations in the United States. Laumeier III is 100% leased to multiple healthcare and financial services tenants. Current average occupancy across the Laumeier office park is 92.3%. Since 2014, the borrower sponsor’s capital expenditures for the Laumeier II and IV Property totaled $3.4 million. Building improvements included a common area refresh, roof replacement, HVAC (heating ventilation and air conditioning) upgrades, parking lot upgrades and elevator upgrades. Additionally, the borrower sponsor has spent approximately $2.5 million across both buildings in tenant improvement costs since 2022. The borrower sponsor reports an estimated cost basis of $40.1 million for the Laumeier II and IV Property.

Major Tenants.

New Balance Athletics Shoe Inc (31,062 SF, 17.2% of NRA, 20.4% of underwritten rent). Founded in 1906, New Balance Athletics Shoe Inc is a Boston-based, privately-held company that manufactures athletic shoes, apparel, and accessories. As of April 29, 2026, New Balance operates over 1,570 stores across every state in the United States. The company has occupied its space at the Laumeier II building since 2013. New Balance uses the premises to house its direct-to-consumer and eCommerce personnel. In 2023, New Balance renewed its lease for an additional five years, has a lease expiration of March 31, 2028, and has one, five-year renewal option remaining.

Spartan Light Metal Products Inc. (13,658 SF, 7.6% of NRA, 9.7% of underwritten rent). Spartan Light Metal Products Inc. is a leading manufacturer of aluminum and magnesium components, specializing in design support, testing, and manufacturing of high-pressure, die-cast products to improve durability and reduce weight. Spartan Light Metal Products Inc. was founded in 1961 in Sparta, Illinois, and in 1978, became the first company in North America to offer commercial magnesium die cast products. Spartan Light Metal Products Inc. has occupied space at the Laumeier II and IV Property since October 2001, and recently renewed its lease in March 2023, with a current lease expiration date of May 31, 2028, with one, five-year renewal option remaining.

RGN Sunset Hills I LLC (13,024 SF, 7.2% of NRA, 8.7% of underwritten rent). RGN Sunset Hills I LLC (operating under the name “Regus”) is a provider of flexible, fully customizable office rentals. The company’s worldwide network of workspaces has created a global business community of 2.5 million people. Regus is part of a collective of global and regional workspace brands that form the International Workspace Group network. These include Spaces, HQ, Signature by Regus and No18. Regus has occupied space at the Laumeier II and IV Property since September 2013, and recently renewed its lease in September 2024, with a current lease expiration of December 12, 2029, and has one, five-year renewal option remaining.

The following table presents a summary regarding the major tenants at the Laumeier II and IV Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
New Balance Athletic Shoe Inc	NR/NR/NR	31,062	17.2%	$803,550	20.4%	$25.87	3/31/2028	1 x 5 yr	N
Spartan Light Metal Products Inc	NR/NR/NR	13,658	7.6%	$382,424	9.7%	$28.00	5/31/2028	1 x 5 yr	N
RGN Sunset Hills I LLC	NR/NR/NR	13,024	7.2%	$344,524	8.7%	$26.45	12/12/2029	1 x 5 yr	N
Kadean Construction Company Inc	NR/NR/NR	12,778	7.1%	$348,201	8.8%	$27.25	9/30/2030	2 x 5 yr	N
Roeslein & Associates Inc	NR/NR/NR	10,484	5.8%	$297,714	7.5%	$28.40	1/31/2028	None	N
Major Tenants Subtotal/Wtd. Avg.		81,006	44.8%	$2,176,413	55.2%	$26.87

Other Tenants		65,288	36.1%	$1,769,723	44.8%	$27.11
Occupied Subtotal/Wtd. Avg.		146,294	80.9%	$3,946,136	100.0%	$26.97

Vacant Space		34,516	19.1%
Total/Wtd. Avg.		180,810	100.0%

(1)	Information is based on the underwritten rent roll dated April 30, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Office – Suburban	Loan #15	Cut-off Date Balance:	$15,445,469
3636 and 3668 South Geyer Road	Laumeier II and IV	Cut-off Date LTV:	57.8%
Sunset Hills, MO 63127		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover at the Laumeier II and IV Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	2,714	1.5%	1.5%	$75,992	1.9%	1.9%	$28.00
2027	4	15,242	8.4%	9.9%	$425,286	10.8%	12.7%	$27.90
2028	5	59,313	32.8%	42.7%	$1,598,946	40.5%	53.2%	$26.96
2029	2	17,464	9.7%	52.4%	$468,844	11.9%	65.1%	$26.85
2030	6	26,897	14.9%	67.3%	$732,802	18.6%	83.7%	$27.24
2031	2	7,123	3.9%	71.2%	$157,536	4.0%	87.7%	$22.12
2032	1	8,146	4.5%	75.7%	$228,495	5.8%	93.5%	$28.05
2033	1	6807	3.8%	79.5%	$183,789	4.7%	98.1%	$27.00
2034	2	2,588	1.4%	80.9%	$74,445	1.9%	100.0%	$28.77
2035	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
Vacant	0	34,516	19.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	24	180,810	100.0%		$3,946,136	100.0%		$26.97

(1)	Information obtained from the underwritten rent roll dated April 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Laumeier II and IV Property is located at the intersection of Watson Road and South Geyer Road in Sunset Hills Missouri, which is part of the St. Louis metropolitan statistical area (“MSA”), and is located in the South St. Louis County office submarket within the St. Louis office market. The Laumeier II and IV Property benefits from easy access to Interstates 270 and 44, and State Routes 50 and 66, and is also adjacent to Shoppes at Sunset Hills, a Home Depot and Bass Pro Shops anchored retail power center with 217,000 SF. Additionally, a Target, Lowes Home Improvement and Walmart Supercenter anchored shopping center is located less than a mile north of the Laumeier II and IV Property. The Laumeier II and IV Property is adjacent to Laumeier Sculpture Park, a 105-acre open-air museum and sculpture park. There are multiple local bus, rail, and trolley lines that help connect the Laumeier II and IV Property to the greater St. Louis MSA, as well as the St. Louis Lambert International Airport, located 19 miles away.

According to the appraisal, as of the third quarter of 2025, the St. Louis office market had a total inventory of approximately 144.2 million SF, a vacancy rate of 10.0%, and average asking rents of $22.22 PSF. According to the appraisal, as of the third quarter of 2025, the South St. Louis County office submarket had a total inventory of approximately 5.3 million SF, a vacancy rate of 4.6%, and average asking rents of $24.27 PSF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Laumeier II and IV Property was 3,824, 57,073, and 190,377, respectively. According to the appraisal, the 2024 average household income within the same radii of the Laumeier II and IV Property was $169,135, $167,780, and $157,265, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Office – Suburban	Loan #15	Cut-off Date Balance:	$15,445,469
3636 and 3668 South Geyer Road	Laumeier II and IV	Cut-off Date LTV:	57.8%
Sunset Hills, MO 63127		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	13.4%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Laumeier II and IV Property:

Comparable Office Lease Summary

Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Laumeier II and IV Property (subject)(1) 3636 and 3668 South Geyer Road Sunset Hills, MO	180,810	1988 / NAP	New Balance Athletic Shoe Inc. Spartan Light Metal Products Inc	31,062 13,658	Sep. 2022 Mar. 2023	5.6 5.3	$25.87 $28.00
Old Town 168 North Meramec Avenue Clayton, MO	59,524	1983 / 1988	Bruntrager & Billings	7,689	Apr. 2025	7.4	$26.50
Berniston Tower 231 South Berniston Avenue Clayton, MO	174,241	1982 / 1997	Office Evolution	13,871	Feb. 2025	10.5	$30.00
PNC Center 120 South Central Avenue Clayton, MO	298,648	1985 / 1998	Entertainment Cruises	4,284	Feb. 2024	7.6	$29.50
Office Building 12444 Powerscourt Drive St. Louis, MO	130,989	1989 / 1997	Title Partners	4,740	Aug. 2025	5.0	$30.00
Chesterfield Village III 16020 Swingley Ridge Road Chesterfield, MO	44,312	1985 / 2003	Dysart Law Firm	1,503	Apr. 2025	1.0	$26.00
CityPlace 3 3 Cityplace Drive Creve Coeur, MO	293,183	2002 / 2011	Daugherty Systems	46,666	Sep. 2025	6.0	$28.00

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Laumeier II and IV Property:

Market Rent Summary
	Office LM II	Office LM IV	Office LL IV
Market Rent PSF	$28.00	$27.00	$20.00
Reimbursements	NNN	NNN	NNN
Escalations	$0.50 PSF per annum	$0.50 PSF per annum	$0.50 PSF per annum
Tenant Improvements (New / Renewal)	$25.00 / $5.00	$25.00 / $5.00	$10.00 / $5.00
Leasing Commissions (New / Renewal)	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%
Lease Term (Years)(1)	5.0	5.0	5.0

(1)	Lease Term (Years) includes free rent periods.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Laumeier II and IV Property of $26,700,000 as of December 10, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated December 18, 2025, there was no evidence of any recognized environmental conditions at the Laumeier II and IV Property.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Office – Suburban	Loan #15	Cut-off Date Balance:	$15,445,469
3636 and 3668 South Geyer Road	Laumeier II and IV	Cut-off Date LTV:	57.8%
Sunset Hills, MO 63127		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Laumeier II and IV Property:

Cash Flow Analysis
	2023	2024	2025	TTM 4/30/2026		UW	UW PSF
Gross Potential Rent(1)	$3,190,129	$3,388,133	$3,321,551	$3,304,506		$4,874,408	$26.96
Reimbursements	$168,710	$46,589	$111,840	$100,615		$113,495	$0.63
Other Income(2)	$25,917	$28,798	$25,937	$24,849		$24,849	$0.14
Less Vacancy & Credit Loss	$0	$0	$0	$0		($928,272)	($5.13)
Effective Gross Income	$3,384,756	$3,463,520	$3,459,328	$3,429,970		$4,084,480	$22.59

Real Estate Taxes	$570,600	$575,090	$502,922	$481,930		$550,155	$3.04
Insurance	$40,859	$47,973	$47,748	$47,855		$38,898	$0.22
Other Expenses	$1,042,255	$1,314,139	$1,394,970	$1,388,562		$1,425,300	$7.88
Total Expenses	$1,653,715	$1,937,201	$1,945,640	$1,918,346		$2,014,353	$11.14

Net Operating Income(3)	$1,731,041	$1,526,319	$1,513,688	$1,511,624		$2,070,127	$11.45
Capital Expenditures	$0	$0	$0	$0		$41,636	$0.23
TI/LC	$0	$0	$0	$0		$206,683	$1.14
Net Cash Flow	$1,731,041	$1,526,319	$1,513,688	$1,511,624		$1,821,807	$10.08

Occupancy %	82.3%	83.6%	80.9%	80.9%	(4)	81.0%
NOI DSCR	1.52x	1.34x	1.33x	1.33x		1.82x
NCF DSCR	1.52x	1.34x	1.33x	1.33x		1.60x
NOI Debt Yield	11.2%	9.9%	9.8%	9.8%		13.4%
NCF Debt Yield	11.2%	9.9%	9.8%	9.8%		11.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 2026, and includes rent steps through April 2027 totaling $72,594.
(2)	Other Income consists of storage and parking revenue.
(3)	The increase in TTM 4/30/2026 Net Operating Income to UW Net Operating Income is primarily attributed to eight tenants executing new leases throughout 2025, $72,594 of rent steps, and approximately $250,000 of rent abatements that burned off during the TTM period.
(4)	TTM 4/30/2026 Occupancy % is based on the underwritten rent roll dated as of April 30, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

BANK 2026-BNK52

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, J.P, Morgan, Wells Fargo, BofA Securities and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE COMMUNICATION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF MORGAN STANLEY & CO. LLC, J.P. MORGAN SECURITIES LLC, WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., Academy Securities, Inc. AND Drexel Hamilton, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2026 Morgan Stanley